FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-177891-06

Free Writing Prospectus
Structural and Collateral Term Sheet

$904,354,517
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$796,962,000
(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2013-C17
as Issuing Entity

RBS Commercial Funding Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Rialto Mortgage Finance, LLC
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates Series 2013-C17

October 28, 2013

RBS	WELLS FARGO SECURITIES
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner
Barclays Co-Manager	Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

Nothing in this document constitutes an offer to sell or a solicitation to buy securities in any jurisdiction where such offer, solicitation or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of RBS Securities Inc. (“RBSSI”), Wells Fargo Securities, LLC (“WFS”), Barclays Capital Inc., Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

RBS is a trade name for the investment banking business of RBSSI. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC and Wells Fargo Bank, N.A.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued that differ from the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the offered certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Issue Characteristics

I.           Certificate Structure
		Approximate
		Initial Certificate			Weighted			Certificate
		Principal Balance	Approx.	Pass-Through	Average	Expected	Certificate	Principal
	Expected Ratings	or Notional	Initial Credit	Rate	Life	Principal	Principal to	U/W NOI
Class	(Fitch/Moody's/DBRS)(1)	Amount(2)	Support(3)	Description	(Years)(4)	Window(4)	Value Ratio(5)	Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/Aaa(sf)/AAA(sf)	$48,455,000	30.000%	(7)	2.56	12/13 - 08/18	41.8%	17.2%
A-2	AAA(sf)/Aaa(sf)/AAA(sf)	$166,900,000	30.000%	(7)	4.87	08/18 - 11/18	41.8%	17.2%
A-3	AAA(sf)/Aaa(sf)/AAA(sf)	$125,000,000	30.000%	(7)	9.86	08/23 - 10/23	41.8%	17.2%
A-4	AAA(sf)/Aaa(sf)/AAA(sf)	$236,856,000	30.000%	(7)	9.91	10/23 - 11/23	41.8%	17.2%
A-SB	AAA(sf)/Aaa(sf)/AAA(sf)	$55,837,000	30.000%	(7)	7.46	11/18 - 08/23	41.8%	17.2%
A-S	AAA(sf)/Aaa(sf)/AAA(sf)	$73,478,000	21.875%	(7)	9.99	11/23 - 11/23	46.6%	15.5%
B	AA-(sf)/Aa3(sf)/AA(low)(sf)	$58,784,000	15.375%	(7)	9.99	11/23 - 11/23	50.5%	14.3%
C	A-(sf)/A3(sf)/A(low)(sf)	$31,652,000	11.875%	(7)	9.99	11/23 - 11/23	52.6%	13.7%
X-A	AAA(sf)/Aaa(sf)/AAA(sf)	$706,526,000(8)	NAP	Variable(9)	NAP	NAP	N/A	N/A
X-B	AA-(sf)/Aa3(sf)/AAA(sf)	$58,784,000(10)	NAP	Variable(11)	NAP	NAP	N/A	N/A
	Non-Offered Certificates
X-C	NR/NR/ AAA(sf)	$59,913,517(12)	NAP	Variable(13)	NAP	NAP	N/A	N/A
D	BBB-(sf)/NR/ BBB(low)(sf)	$47,479,000	6.625%	(7)	9.99	11/23 - 11/23	55.7%	12.9%
E	BB(sf)/NR/ BB(sf)	$15,826,000	4.875%	(7)	9.99	11/23 - 11/23	56.8%	12.7%
F	B(sf)/NR/ B(sf)	$9,043,000	3.875%	(7)	9.99	11/23 - 11/23	57.4%	12.6%
G	NR/NR/NR	$35,044,517	0.000%	(7)	9.99	11/23 - 11/23	59.7%	12.1%

Notes:
(1)
The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody's”) and DBRS, Inc. (“DBRS”), which the depositor hired to rate the rated offered certificates. One or more other nationally recognized statistical ratings organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act or otherwise to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May be Downgraded” in the free writing prospectus, dated October 28, 2013 (the “Free Writing Prospectus”).

(2)
The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the aggregate.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex D to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each of the Class A-S, B, C, D, E, F and G Certificates is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates (other than Class X-A, X-B and X-C, which are notional amount certificates and will not have principal balances) senior to such class by the aggregate appraised value of $1,515,361,393 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (excluding, with respect to the Matrix MHC Portfolio, Westfield Mission Valley and Home Depot Brush Avenue loan combinations, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates by such aggregate appraised value (excluding, with respect to the Matrix MHC Portfolio, Westfield Mission Valley and Home Depot Brush Avenue loan combinations, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). However, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)
The Certificate Principal U/W NOI Debt Yield for each of the Class A-S, B, C, D, E, F and G Certificates is calculated by dividing the underwritten net operating income (which excludes, with respect to the Matrix MHC Portfolio, Westfield Mission Valley and Home Depot Brush Avenue loan combinations, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) for the mortgage pool of $109,174,369 (calculated as described in the Free Writing Prospectus) by the aggregate principal balance of such class of certificates and all classes of certificates (other than Class X-A, X-B and X-C, which are notional amount certificates and will not have principal balances) senior to such class of certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to the Matrix MHC Portfolio, Westfield Mission Valley and Home Depot Brush Avenue loan combinations, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates. However, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F and G Certificates, in each case, will be one of the following: (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.

(8)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-SB and A-S Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB and A-S Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(10)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the principal balance of the Class B Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Issue Characteristics

(11)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the pass-through rates on the Class B Certificates for the related distribution date.

(12)	The Class X-C Certificates are notional amount certificates. The Notional Amount of the Class X-C Certificates will be equal to the aggregate principal balance of the Class E, F and G Certificates outstanding from time to time. The Class X-C Certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-C Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class E, F and G Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Issue Characteristics

II.           Transaction Highlights

Mortgage Loan Sellers:

	Number of	Number of		% of Cut-off
	Mortgage	Mortgaged	Aggregate Cut-off	Date Pool
Mortgage Loan Seller	Loans	Properties	Date Balance	Balance
Wells Fargo Bank, National Association	35	44	$310,523,181	34.3%
The Royal Bank of Scotland(1)	13	16	221,057,500	24.4
Rialto Mortgage Finance, LLC	8	28	173,864,840	19.2
Liberty Island Group I LLC	7	14	83,681,740	9.3
Basis Real Estate Capital II, LLC	7	18	63,311,424	7.0
C-III Commercial Mortgage LLC	14	14	51,915,832	5.7
Total	84	134	$904,354,517	100.0%

(1)
The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) eight (8) mortgage loans, having an aggregate cut-off date principal balance of $115,457,500 and representing 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold for deposit into the trust only by The Royal Bank of Scotland plc (b) five (5) mortgage loans, having a cut-off date principal balance of $105,600,000 and representing 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold for deposit into the trust by RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$904,354,517
Number of Mortgage Loans:	84
Average Cut-off Date Balance per Mortgage Loan:	$10,766,125
Number of Mortgaged Properties:	134
Average Cut-off Date Balance per Mortgaged Property(1):	$6,748,914
Weighted Average Mortgage Interest Rate:	5.194%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	45.3%
Weighted Average Original Term to Maturity or ARD (months):	109
Weighted Average Remaining Term to Maturity or ARD (months):	108
Weighted Average Original Amortization Term (months)(2):	346
Weighted Average Remaining Amortization Term (months)(2):	346
Weighted Average Seasoning (months):	1
(1)
Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.80x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	12.1%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	62.6%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	54.4%
% of Mortgage Loans with Additional Subordinate Debt:	7.2%
% of Mortgage Loans with Single Tenants(2):	5.7%
(1)
With respect to the Matrix MHC Portfolio, Westfield Mission Valley and Home Depot Brush Avenue mortgage loans, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See Annex A to the Free Writing Prospectus. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.

(2)	Excludes mortgage loans that are secured by multiple single-tenant properties with different tenants at such properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 80.6% of the mortgage pool (79 mortgage loans) has scheduled amortization, as follows:

55.1% (65 mortgage loans) requires amortization during the entire loan term

25.4% (14 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Pool Balance, 19.4% of the mortgage pool (5 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 44.6% and 3.00x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 35.5% of the mortgage pool (20 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	76.4% of the pool
Insurance Premiums:	65.8% of the pool
Capital Replacements:	79.2% of the pool
TI/LC:	67.2% of the pool	(1)
(1) The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

89.7% of the mortgage pool (79 mortgage loans) features a lockout period, then defeasance only until an open period

6.1% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

4.3% of the mortgage pool (4 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Issue Characteristics

III.	Issue Characteristics

Securities Offered:
$796,962,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of ten classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:
Wells Fargo Bank, National Association (“WFB”); The Royal Bank of Scotland (“RBS”); Rialto Mortgage Finance, LLC (“RMF”); Liberty Island Group I LLC (“LIG I”); Basis Real Estate Capital II, LLC (“Basis”) and C-III Commercial Mortgage LLC (“CIIICM”)

Co-lead Bookrunning
	Managers:	RBS Securities Inc. and Wells Fargo Securities, LLC

	Co-Managers:	Barclays Capital Inc. and Deutsche Bank Securities Inc.

	Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and DBRS, Inc.,

	Master Servicer:	Wells Fargo Bank, National Association

	Special Servicer:	Rialto Capital Advisors, LLC

	Certificate Administrator:	Wells Fargo Bank, National Association

	Trustee:	U.S. Bank National Association

	Trust Advisor:	Trimont Real Estate Advisors, Inc.

	Initial Majority Subordinate Certificateholder:	RREF II CMBS AIV, LP, an affiliate of Rialto Real Estate Fund, LP, or another affiliate of Rialto Real Estate Fund, LP

Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in November 2013 (or, in the case of any mortgage loan that has its first due date in December 2013, the date that would have been its due date in November 2013 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

	Expected Closing Date:	On or about November 20, 2013.

	Determination Dates:	The eleventh day of each month (or if that day is not a business day, the next succeeding business day), commencing in December 2013.

	Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in December 2013.

	Rated Final Distribution Date:	The Distribution Date in December 2046.

	Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

	Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the class X-A and class X-B Certificates) and $1,000,000 for the class X-A and Class X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

	Clean-up Call:	1%

	Delivery:	DTC, Euroclear and Clearstream Banking

	ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

	Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp.,BlackRock Financial Management, Inc. and CMBS.com, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Characteristics of the Mortgage Pool

IV.          Characteristics of the Mortgage Pool(1)

A.           Ten Largest Mortgage Loans
						% of Cut-
				Number of		off Date		Number of	Cut-off Date
Mortgage				Mortgage Loans /	Mortgage Loan	Pool		SF, Rooms,	Balance Per	Cut-off Date	Balloon or			U/W NOI
Loan				Mortgaged	Cut-off Date	Balance	Property	Pads or	Unit of	LTV Ratio	ARD LTV	U/W NCF		Debt Yield
Seller	Mortgage Loan Name	City	State	Properties	Balance ($)	(%)	Type	Beds	Measure($)	(%)	Ratio (%)	DSCR (x)		(%)
WFB	Hilton Sandestin Beach Resort & Spa	Destin	FL	1 / 1	$75,000,000	8.3%	Hospitality	598	$125,418	36.6%	36.6%	3.37	x	19.8%
							Manufactured
RMF	Matrix MHC Portfolio	Various	Various	1 / 11	65,500,000	7.2	Housing	5,347	25,248	69.4	66.2	1.47		11.1
							Community
RBS	Westfield Mission Valley	San Diego	CA	1 / 1	55,000,000	6.1	Retail	997,549	155	43.9	43.9	3.12		14.9
RBS	One Bridge Street	Irvington	NY	1 / 1	52,000,000	5.7	Office	195,402	266	74.3	61.6	1.31		9.2
RMF	Olympia Development Portfolio I	Various	Various	1 / 10	35,130,000	3.9	Various	Various	Various	69.5	65.9	1.30		9.8
RBS	Marriott Courtyard - Goleta	Goleta	CA	1 / 1	30,100,000	3.3	Hospitality	115	261,739	69.7	57.3	1.57		11.0
WFB	Security Self Storage Portfolio I	Various	Various	1 / 7	26,800,000	3.0	Self Storage	381,700	70	71.2	58.2	1.52		9.9
WFB	The Barlow	Sebastopol	CA	1 / 1	23,800,000	2.6	Mixed Use	174,901	136	67.6	63.1	1.48		9.6
WFB	Rockwall Market Center	Rockwall	TX	1 / 1	23,070,000	2.6	Retail	209,054	110	72.5	65.6	1.33		9.4
Basis	Crowne Tundra Hotel Portfolio	Various	Various	1 / 2	22,968,294	2.5	Hospitality	480	47,851	55.9	50.3	1.75		15.6
Top Three Total/Weighted Average				3 / 13	$195,500,000	21.6%				49.6%	48.6%	2.66	x	15.5%
Top Five Total/Weighted Average				5 / 24	$282,630,000	31.3%				56.6%	53.1%	2.24	x	13.6%
Top Ten Total/Weighted Average				10 / 36	$409,368,294	45.3%				60.0%	54.9%	2.02	x	12.8%
Non-Top Ten Total/Weighted Average				74 / 98	$494,986,223	54.7%				64.7%	53.9%	1.62	x	11.4%
(1)    With respect to the Matrix MHC Portfoilo and Westfield Mission Valley mortgage loans, Cut-off Date Balance per unit of measure, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

B.           Summary of Pari Passu Split Loan Structures

				Whether Note is
		Related Notes in		Lead Servicing for
	Mortgage Loan	Loan Group		the Entire Loan	Current Master Servicer Under Related	Current Special Servicer Under Related
Mortgage Loan Name	Seller	(Original Balance)	Holder of Note	Combination	Securitization PSA	Securitization PSA
Matrix MHC Portfolio	RMF	$65,500,000	WFRBS 2013-C17	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	RMF	$69,500,000	GSMS 2013-GCJ16(1)	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Westfield Mission Valley	RBS	$55,000,000	WFRBS 2013-C17	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Home Depot Brush Avenue	RBS	$100,000,000	WFRBS 2013-C16	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	RMF	$14,400,000	WFRBS 2013-C17	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	RMF	$12,600,000	GSMS 2013-GCJ16(1)	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
(1)    The related pari passu companion loans are currently held by the mortgage loan seller for the mortgage loan included in the WFRBS 2013-C17 trust, but is expected to be held by the trustee for the GSMS 2013-GCJ16 Trust upon the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Characteristics of the Mortgage Pool

C. Previous Securitization History(1)
						Mortgage Loan
		Mortgage				or Mortgaged	% of Cut-off
Loan	Mortgage	Loan or Mortgaged			Property	Property Cut-off	Date Pool
No.	Loan Seller	Property Name	City	State	Type	Date Balance ($)	Balance (%)	Previous Securitization
1	WFB	Hilton Sandestin Beach Resort & Spa	Destin	FL	Hospitality	$75,000,000	8.3%	BSCMS 2004-PWR6
4	RBS	One Bridge Street	Irvington	NY	Office	52,000,000	5.7	CSFB 2005-C6
5.01	RMF	Publix Supermarket & Retail: H&R Block, UPS, Domino's	Temple Terrace	FL	Retail	6,750,000	0.7	WBCMT 2005-C17
5.03	RMF	Walgreens #4398	Dunedin	FL	Retail	4,880,000	0.5	WBCMT 2005-C17
5.04	RMF	Walgreens #5447	Marietta	GA	Retail	3,840,000	0.4	WBCMT 2005-C17
5.05	RMF	Walgreens #5580	Decatur	GA	Retail	3,680,000	0.4	WBCMT 2005-C17
5.06	RMF	Walgreens #4480	Oldsmar	FL	Retail	3,127,500	0.3	WBCMT 2005-C17
5.07	RMF	Applebee's	Lithia Springs	GA	Retail	2,390,000	0.3	WBCMT 2005-C17
5.08	RMF	Dunedin Office (Da Vinci & BayCare)	Dunedin	FL	Office	2,217,500	0.2	WBCMT 2005-C17
5.09	RMF	Bank of America	Dunedin	FL	Retail	1,575,000	0.2	WBCMT 2005-C17
5.10	RMF	Anytime Fitness/Dunkin' Donuts	Dunedin	FL	Retail	1,500,000	0.2	WBCMT 2005-C17
12	LIG I	Midway Shopping Center	Mill Creek Hundred	DE	Retail	17,000,000	1.9	WBCMT 2003-C4
16	RBS	450 - 460 N. Canon Drive	Beverly Hills	CA	Retail	14,500,000	1.6	MLMT 2005-CIP1
19	LIG I	Holiday Inn Express Old Town San Diego	San Diego	CA	Hospitality	13,985,158	1.5	JPMCC 2004-PNC1
30	BASIS	Huntington Ridge	Irving	TX	Multifamily	8,500,000	0.9	CSFB 2005-C1
33	LIG I	690 Merrill Road	Pittsfield	MA	Retail	8,000,000	0.9	PNCMA 1999-CM1
40	WFB	Locust Grove Village	Locust Grove	GA	Retail	7,189,771	0.8	MLMT 2003-KEY1
43	WFB	Park Plaza Shopping Center	Chico	CA	Retail	6,500,000	0.7	BSCMS 2004-PWR3
44	CIIICM	Lincoln Park MHC	West Allis	WI	Manufactured Housing Community	6,493,382	0.7	BACM 2004-C1
51	CIIICM	Wheatland Estates MHC	Burlington	WI	Manufactured Housing Community	5,084,817	0.6	BACM 2004-C1
56	CIIICM	Arlington MHC	Bloomington	IN	Manufactured Housing Community	4,130,790	0.5	BACM 2004-C1
58	CIIICM	Champions Business Park	Houston	TX	Mixed Use	4,000,000	0.4	LBUBS 2004-C1
59	WFB	Royal Plaza Building	Los Angeles	CA	Mixed Use	3,994,402	0.4	MSC 2004-T13
62	RBS	Torrey Highlands Plaza	San Diego	CA	Retail	3,500,000	0.4	JPMCC 2004-C1
63	WFB	Walgreens - Prattville	Prattville	AL	Retail	3,495,009	0.4	WGL 2002-1
64	WFB	Walgreens - Suwanee	Suwanee	GA	Retail	3,292,541	0.4	MLMT 2003-KEY1
66	WFB	Antelope Self Storage	Sacramento	CA	Self Storage	3,096,963	0.3	MSC 2004-T13
67	CIIICM	Sunset MHC	Marshalltown	IA	Manufactured Housing Community	3,096,844	0.3	BACM 2004-1
71	WFB	Shops at Dana Park	Mesa	AZ	Retail	2,622,503	0.3	MSC 2004-HQ3
72	WFB	Fort Security Self Storage	Fort Wayne	IN	Self Storage	2,597,683	0.3	CSFB 2004-C1
73	RBS	Budget Self Storage Portfolio	Various	CA	Self Storage	2,500,000	0.3	BSCMS 2005-PWR8
73.01	RBS	Lancaster	Lancaster	CA	Self Storage	1,302,100	0.1	BSCMS 2005-PWR8
73.02	RBS	Palmdale	Palmdale	CA	Self Storage	1,197,900	0.1	BSCMS 2005-PWR8
74	WFB	Village Plaza Shopping Center	Redding	CA	Retail	2,196,537	0.2	MSC 2003-T11
76	WFB	Walgreens - Leander	Leander	TX	Retail	1,993,018	0.2	WBCMT 2003-C8
77	CIIICM	Thousand Oaks	Mansfeld	TX	Manufactured Housing Community	1,835,000	0.2	JPMCC 2004-C1
78	WFB	All Climate Controlled Self Storage	Miramar Beach	FL	Self Storage	1,700,000	0.2	LBUBS 2004-C1
83	WFB	Charger Square	Mesquite	TX	Mixed Use	1,000,000	0.1	LBUBS 2003-C8
Total						$291,764,418	32.3%
(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Characteristics of the Mortgage Pool

D. Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	Pads/ Units/SF /Rooms	Loan per Pad/Unit/ SF/ Room ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	RMF	Matrix MHC Portfolio	Various	Manufactured Housing Community	$65,500,000	7.2%	$62,483,509	37.4%	5,347	$25,248	1.47x	11.1%	69.4%	66.2%	9	57
5	RMF	Olympia Development Portfolio I	Various	Various	35,130,000	3.9	33,308,227	20.0	Various	Various	1.30	9.8	69.5	65.9	18	60
8	WFB	The Barlow	CA	Mixed Use	23,800,000	2.6	22,220,965	13.3	174,901	136	1.48	9.6	67.6	63.1	12	60
10	Basis	Crowne Tundra Hotel Portfolio	Various	Hospitality	22,968,294	2.5	20,665,581	12.4	480	47,851	1.75	15.6	55.9	50.3	0	59
18	RBS	21st Century Storage Portfolio	Various	Self Storage	14,200,000	1.6	14,200,000	8.5	225,776	63	2.24	9.9	66.6	66.6	60	60
28	RMF	Reserve at Garden Lake	GA	Multifamily	8,750,000	1.0	8,186,085	4.9	278	31,475	1.51	10.2	75.0	70.1	11	59
74	WFB	Village Plaza Shopping Center	CA	Retail	2,196,537	0.2	1,953,327	1.2	75,750	29	1.83	15.9	43.2	38.5	0	59
Total/Weighted Average					$172,544,831	19.1%	$163,017,694	97.7%			1.54x	11.1%	67.1%	63.5%	14	59
(1)   The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.
(1)   Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFRBS Commercial Mortgage Trust 2013-C17	Characteristics of the Mortgage Pool

E.       Property Type Distribution(1)

			% of Cut-	Weighted	Weighted			Weighted	Weighted
			off Date	Average	Average	Weighted		Average	Average	Weighted
	Number of	Aggregate Cut-	Pool	Cut-off	Balloon or	Average		U/W NOI	U/W NCF	Average
	Mortgaged	off Date Balance	Balance	Date LTV	ARD LTV	U/W NCF		Debt	Debt	Mortgage
Property Type	Properties	($)	(%)	Ratio (%)	Ratio (%)	DSCR (x)		Yield (%)	Yield (%)	Rate (%)
Retail	46	$268,748,461	29.7%	61.0%	53.2%	1.83	x	11.5%	10.6%	5.004%
Anchored	15	135,534,741	15.0	67.8	58.0	1.51		10.3	9.3	5.089
Regional Mall	1	55,000,000	6.1	43.9	43.9	3.12		14.9	14.4	4.554
Single Tenant	21	42,271,068	4.7	64.3	54.9	1.41		10.9	9.9	5.175
Unanchored	6	23,576,769	2.6	57.3	47.3	1.53		11.3	10.4	5.181
Shadow Anchored(2)	3	12,365,883	1.4	57.6	47.6	1.68		11.9	10.9	5.142
Hospitality	16	200,895,094	22.2	52.2	45.2	2.36		16.2	14.1	5.202
Full Service	4	103,138,294	11.4	42.5	41.1	2.91		18.4	15.7	5.127
Limited Service	11	87,771,354	9.7	63.0	50.2	1.70		13.1	11.7	5.277
Extended Stay	1	9,985,446	1.1	57.1	43.2	2.56		20.2	18.6	5.310
Manufactured Housing Community	23	104,264,527	11.5	69.4	62.6	1.52		11.1	10.8	5.898
Manufactured Housing Community	23	104,264,527	11.5	69.4	62.6	1.52		11.1	10.8	5.898
Self Storage	25	95,012,025	10.5	66.1	56.4	1.68		10.5	10.3	4.985
Self Storage	25	95,012,025	10.5	66.1	56.4	1.68		10.5	10.3	4.985
Office	6	84,907,378	9.4	71.7	60.3	1.39		9.9	9.2	5.220
Suburban	6	84,907,378	9.4	71.7	60.3	1.39		9.9	9.2	5.220
Multifamily	11	80,960,767	9.0	71.6	61.9	1.44		10.2	9.5	5.264
Garden	9	60,370,308	6.7	72.9	63.3	1.42		10.2	9.5	5.313
Mid Rise	1	11,850,000	1.3	71.2	62.0	1.36		9.5	9.1	5.290
Student Housing	1	8,740,459	1.0	63.3	51.9	1.62		11.0	10.3	4.890
Mixed Use	5	40,261,266	4.5	66.8	57.9	1.54		11.3	10.3	4.923
Industrial/Retail	1	23,800,000	2.6	67.6	63.1	1.48		9.6	9.0	4.500
Office/Retail	3	12,461,266	1.4	63.0	48.5	1.73		14.6	12.8	5.518
Office/Warehouse/Storage	1	4,000,000	0.4	74.1	56.5	1.34		10.8	10.0	5.590
Industrial	1	14,905,000	1.6	55.0	41.7	1.69		13.0	12.3	5.400
Warehouse	1	14,905,000	1.6	55.0	41.7	1.69		13.0	12.3	5.400
Land	1	14,400,000	1.6	56.0	56.0	1.60		7.9	7.9	4.905
Land	1	14,400,000	1.6	56.0	56.0	1.60		7.9	7.9	4.905
Total/Weighted Average	134	$904,354,517	100.0%	62.6%	54.4%	1.80	x	12.1%	11.1%	5.194%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. With respect to the Matrix MHC Portfolio, Westfield Mission Valley and Home Depot Brush Avenue mortgage loans, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Characteristics of the Mortgage Pool

F.           Geographic Distribution(1)(2)

			% of		Weighted		Weighted	Weighted
			Cut-off	Weighted	Average	Weighted	Average	Average	Weighted
	Number of		Date	Average Cut-off	Balloon or	Average	U/W NOI	U/W NCF	Average
	Mortgaged	Aggregate Cut-off	Pool	Date LTV Ratio	ARD LTV	U/W NCF	Debt Yield	Debt	Mortgage
Location(3)	Properties	Date Balance ($)	Balance	(%)	Ratio (%)	DSCR (x)	(%)	Yield (%)	Rate (%)
California	15	$195,498,060	21.6%	58.1%	50.9%	2.03x	12.2%	11.5%	4.837%
Southern	9	139,329,560	15.4	57.0	49.6	2.19	12.7	11.9	4.842
Northern	6	56,168,501	6.2	60.8	54.0	1.63	10.9	10.3	4.826
Florida	12	121,361,864	13.4	48.0	45.1	2.60	16.2	14.0	5.054
Michigan	23	105,834,445	11.7	65.7	58.1	1.53	12.1	11.3	6.000
Texas	21	102,251,596	11.3	70.9	60.0	1.43	10.3	9.5	5.199
New York	3	72,500,000	8.0	70.2	60.2	1.38	9.0	8.6	5.178
Georgia	11	60,412,612	6.7	67.0	57.8	1.51	10.8	10.0	5.088
Other States(4)	49	246,495,940	27.3	65.2	55.2	1.69	11.9	11.0	5.228
Total/Weighted Average	134	$904,354,517	100.0%	62.6%	54.4%	1.80x	12.1%	11.1%	5.194%

(1)	The Mortgaged Properties are located in 28 states and the District of Columbia.
(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. With respect to the Matrix MHC Portfolio, Westfield Mission Valley and Home Depot Brush Avenue mortgage loans, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(3)
For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(4)	Includes 22 other states and the District of Columbia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Characteristics of the Mortgage Pool

G.           Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE				LOAN PURPOSE
	Number of	Aggregate Cut-	% of Cut-off		Number of	Aggregate Cut-	% of Cut-off
Range of Cut-off Date	Mortgage	off Date Balance	Date Pool		Mortgage	off Date Balance	Date Pool
Balances ($)	Loans	($)	Balance	Loan Purpose	Loans	($)	Balance
1,000,000 - 2,000,000	9	$13,799,679	1.5%	Refinance	67	$700,692,852	77.5%
2,000,001 - 3,000,000	8	20,299,102	2.2	Acquisition	15	119,109,376	13.2
3,000,001 - 4,000,000	11	39,344,139	4.4	Various	2	84,552,290	9.3
4,000,001 - 5,000,000	5	22,988,419	2.5	Total:	84	$904,354,517	100.0%
5,000,001 - 6,000,000	4	22,234,817	2.5
6,000,001 - 7,000,000	7	45,490,238	5.0	MORTGAGE RATE
7,000,001 - 8,000,000	8	61,601,207	6.8		Number of	Aggregate Cut-	% of Cut-off
8,000,001 - 9,000,000	5	42,788,459	4.7	Range of Mortgage Rates	Mortgage	off Date Balance	Date Pool
9,000,001 - 10,000,000	2	19,885,446	2.2	(%)	Loans	($)	Balance
10,000,001 - 15,000,000	12	154,752,427	17.1	4.295 - 4.500	2	$38,000,000	4.2%
15,000,001 - 20,000,000	3	51,802,290	5.7	4.501 - 4.750	3	80,750,000	8.9
20,000,001 - 30,000,000	4	96,638,294	10.7	4.751 - 5.000	12	192,951,997	21.3
30,000,001 - 50,000,000	2	65,230,000	7.2	5.001 - 5.250	24	277,001,031	30.6
50,000,001 - 70,000,000	3	172,500,000	19.1	5.251 - 5.500	20	118,239,936	13.1
70,000,001 - 75,000,000	1	75,000,000	8.3	5.501 - 5.750	18	114,752,547	12.7
Total:	84	$904,354,517	100.0%	5.751 - 6.275	5	82,659,007	9.1
Average:	$10,766,125			Total:	84	$904,354,517	100.0%
				Weighted Average:	5.194%
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
	Number of	Aggregate Cut-	% of Cut-off	UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI	Mortgage	off Date Balance	Date Pool		Number of	Aggregate Cut-	% of Cut-off
DSCRs (x)	Loans	($)	Balance	Range of U/W NOI	Mortgage	off Date Balance	Date Pool
1.23 - 1.30	4	$23,280,568	2.6%	Debt Yields (%)	Loans	($)	Balance
1.31 - 1.40	4	84,000,000	9.3	7.9 - 8.9	3	$44,650,000	4.9%
1.41 - 1.50	18	130,026,691	14.4	9.0 - 9.9	15	251,588,391	27.8
1.51 - 1.60	14	238,172,791	26.3	10.0 - 10.9	20	125,872,346	13.9
1.61 - 1.70	11	90,262,653	10.0	11.0 - 11.9	17	175,479,209	19.4
1.71 - 1.80	11	64,821,130	7.2	12.0 - 12.9	11	40,105,539	4.4
1.81 - 1.90	5	17,697,847	2.0	13.0 - 13.9	6	46,252,007	5.1
1.91 - 2.00	2	9,298,000	1.0	14.0 - 14.9	6	99,262,347	11.0
2.01 - 2.25	6	59,918,452	6.6	15.0 - 17.9	2	25,164,831	2.8
2.26 - 2.50	3	18,896,537	2.1	18.0 - 19.9	3	85,994,402	9.5
2.51 - 2.75	2	10,994,402	1.2	20.0 - 20.2	1	9,985,446	1.1
2.76 - 3.00	1	9,985,446	1.1	Total:	84	$904,354,517	100.0%
3.01 - 3.50	2	72,000,000	8.0	Weighted Average:	12.1%
3.51 - 3.91	1	75,000,000	8.3
Total:	84	$904,354,517	100.0%	UNDERWRITTEN NCF DEBT YIELD
Weighted Average:	1.96x				Number of	Aggregate Cut-	% of Cut-off
				Range of U/W NCF	Mortgage	off Date Balance	Date Pool
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO				Debt Yields (%)	Loans	($)	Balance
	Number of	Aggregate Cut-	% of Cut-off	7.7 - 7.9	2	$28,900,000	3.2%
Range of U/W NCF	Mortgage	off Date Balance	Date Pool	8.0 - 8.9	6	149,627,429	16.5
DSCRs (x)	Loans	($)	Balance	9.0 - 9.9	21	207,539,030	22.9
1.20 - 1.30	10	$121,365,287	13.4%	10.0 - 10.9	24	203,341,826	22.5
1.31 - 1.40	16	159,157,174	17.6	11.0 - 11.9	7	32,998,524	3.6
1.41 - 1.50	15	166,379,453	18.4	12.0 - 12.9	14	66,924,409	7.4
1.51 - 1.60	12	131,829,010	14.6	13.0 - 13.9	4	61,543,452	6.8
1.61 - 1.70	10	59,810,099	6.6	14.0 - 18.6	6	153,479,848	17.0
1.71 - 1.80	3	34,766,294	3.8	Total:	84	$904,354,517	100.0%
1.81 - 1.90	7	18,717,195	2.1	Weighted Average:	11.1%
1.91 - 2.00	1	6,075,000	0.7
2.01 - 2.50	6	49,269,560	5.4
2.51 - 3.37	4	156,985,446	17.4
Total:	84	$904,354,517	100.0%
Weighted Average:	1.80x

(1)	Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. With respect to the Matrix MHC Portfoilo, Westfield Mission Valley and Home Depot Brush Avenue mortgage loans, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD				CUT-OFF DATE LOAN-TO-VALUE RATIO
	Number of	Aggregate Cut-	% of Cut-off		Number of	Aggregate Cut-	% of Cut-off
Range of Original Terms to	Mortgage	off Date Balance	Date Pool	Range of Cut-off Date LTV	Mortgage	off Date Balance	Date Pool
Maturity or ARD (months)	Loans	($)	Balance	Ratios (%)	Loans	($)	Balance
60 - 83	7	$172,544,831	19.1%	36.6 - 40.0	3	$85,994,402	9.5%
120	77	731,809,686	80.9	40.1 - 45.0	2	57,196,537	6.3
Total:	84	$904,354,517	100.0%	45.1 - 50.0	3	17,075,000	1.9
Weighted Average:	109 months			50.1 - 55.0	8	57,082,981	6.3
				55.1 - 60.0	7	70,935,056	7.8
REMAINING TERM TO MATURITY OR ARD				60.1 - 65.0	14	81,155,793	9.0
Range of Remaining Terms	Number of	Aggregate Cut-	% of Cut-off	65.1 - 70.0	20	259,405,751	28.7
to Maturity or ARD	Mortgage	off Date Balance	Date Pool	70.1 - 75.0	26	274,011,030	30.3
(months)	Loans	($)	Balance	75.1 - 76.8	1	1,497,967	0.2
57 - 60	7	$172,544,831	19.1%	Total:	84	$904,354,517	100.0%
85 - 120	77	731,809,686	80.9	Weighted Average:	62.6%
Total:	84	$904,354,517	100.0%
Weighted Average:	108 months			BALLOON OR ARD LOAN-TO-VALUE RATIO
					Number of	Aggregate Cut-	% of Cut-off
ORIGINAL AMORTIZATION TERM(2)				Range of Balloon or ARD	Mortgage	off Date Balance	Date Pool
Range of Original	Number of	Aggregate Cut-	% of Cut-off	LTV Ratios (%)	Loans	($)	Balance
Amortization Terms	Mortgage	off Date Balance	Date Pool	22.0 - 30.0	1	$1,993,018	0.2%
(months)	Loans	($)	Balance	30.1 - 35.0	2	10,994,402	1.2
Non-Amortizing	5	$175,600,000	19.4%	35.1 - 40.0	5	94,064,079	10.4
180 - 240	2	5,285,559	0.6	40.1 - 45.0	10	110,846,222	12.3
241 - 300	22	144,293,097	16.0	45.1 - 50.0	6	44,095,432	4.9
301 - 360	55	579,175,861	64.0	50.1 - 55.0	21	143,181,610	15.8
Total:	84	$904,354,517	100.0%	55.1 - 60.0	21	190,133,930	21.0
Weighted Average(3):	346 months			60.1 - 65.0	12	150,850,824	16.7
(2)	The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.			65.1 - 70.1	6	158,195,000	17.5
				Total:	84	$904,354,517	100.0%
				Weighted Average:	54.4%
(3)	Excludes the non-amortizing loans.
				AMORTIZATION TYPE
REMAINING AMORTIZATION TERM(4)					Number of	Aggregate Cut-	% of Cut-off
Range of Remaining	Number of	Aggregate Cut-	% of Cut-off		Mortgage	off Date Balance	Date Pool
Amortization Terms	Mortgage	off Date Balance	Date Pool	Type of Amortization	Loans	($)	Balance
(months)	Loans	($)	Balance	Amortizing Balloon	63	$468,004,017	51.8%
Non-Amortizing	5	$175,600,000	19.4%	Interest-only, Amortizing
179 - 240	2	5,285,559	0.6	Balloon	11	182,613,000	20.2
241 - 300	22	144,293,097	16.0	Interest-only, Balloon	5	175,600,000	19.4
301 - 360	55	579,175,861	64.0	Interest-only, Amortizing ARD	3	47,482,500	5.3
Total:	84	$904,354,517	100.0%	Amortizing ARD	2	30,655,000	3.4
Weighted Average(5):	346 months			Total:	84	$904,354,517	100.0%
(4)
The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

				ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
					Number of	Aggregate Cut-	% of Cut-off
(5)	Excludes the non-amortizing loans.				Mortgage	off Date Balance	Date Pool
				IO Term (months)	Loans	($)	Balance
LOCKBOXES				6	1	$5,700,000	0.6%
	Number of	Aggregate Cut-	% of Cut-off	12	5	108,912,500	12.0
	Mortgage	off Date Balance	Date Pool	13 - 24	3	61,480,000	6.8
Type of Lockbox	Loans	($)	Balance	25 - 36	1	3,500,000	0.4
Springing (W/Out Estab. Account)	39	$393,198,326	43.5%	37 - 48	1	23,070,000	2.6
Hard/Springing Cash Management	18	311,419,011	34.4	49 - 60	2	19,843,000	2.2
Soft/Springing Cash Management	4	101,252,271	11.2	61 - 84	1	7,590,000	0.8
None	20	85,289,900	9.4	Total:	14	$230,095,500	25.4%
Hard/Upfront Cash Management	2	9,195,009	1.0	Weighted Average:	25 months
Springing (With Estab. Account)	1	4,000,000	0.4
Total:	84	$904,354,517	100.0%	SEASONING
					Number of	Aggregate Cut-	% of Cut-off
PREPAYMENT PROVISION SUMMARY					Mortgage	off Date Balance	Date Pool
	Number of	Aggregate Cut-	% of Cut-off	Seasoning (months)	Loans	($)	Balance
	Mortgage	off Date Balance	Date Pool	0	42	$424,420,000	46.9%
Prepayment Provision	Loans	($)	Balance	1 - 3	42	479,934,517	53.1
Lockout/Defeasance/Open	79	$810,904,210	89.7%	Total:	84	$904,354,517	100.0%
Lockout/Defeasance or GRTR 1%				Weighted Average:	1 month
or YM/Open	1	55,000,000	6.1
Lockout/GRTR 1% or YM/Open	4	38,450,307	4.3
Total:	84	$904,354,517	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B and Class X-C Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date.  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class E, D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses.

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class E, D, C, B and A-S Certificates, then to the Class A-1, A-2, A-3, A-4 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3, A-4 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C, D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.
Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-C Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-C Certificates, pro rata, according to their respective interest entitlements.

2.
Class A-1, A-2, A-3, A-4 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates  in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.
Class A-1, A-2, A-3, A-4 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Certain Terms and Conditions

4.
Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates), to principal on the Class A-S Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

5.
Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB and A-S Certificates), to principal on the Class B Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

6.
Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

7.
After the Class A-1, A-2, A-3, A-4, A-SB, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-4, A-SB, A-S and X-A Certificates and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, C, D and X-B Certificates, based upon the aggregate amount of principal distributed to the applicable classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates and regular interest(s) in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions to Principal Balance Certificates described above will be distributed to the Class X-A or Class X-B Certificates as applicable, in such YM Group.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-C, E, F or G Certificates. The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-3, A-4, X-A, A-SB, A-S, B, C and D Certificates are retired. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Certain Terms and Conditions

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F and G Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to Class C; sixth, to Class B; seventh, to Class A-S; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4 and A-SB based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Class E, D, C and B Certificates) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E, D, C, B and A-S Certificates, and the Class A-1, A-2, A-3, A-4 and A-SB Certificates (with any write-offs on the Class A-1, A-2, A-3, A-4 and A-SB Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order.  The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-SB or A-S Certificates as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B Certificates as write-offs in reduction of their Certificate Principal Balance. The notional amount of the Class X-C Certificates will be reduced by the amount of all losses that are allocated to the Class E, F or G Certificates as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-C Certificates would be affected on a pari passu basis).

Servicing Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.  The applicable master servicer under the GSMS 2013-GCJ16 securitization is expected to have the primary obligation to make any servicing advances with respect to the Matrix MHC Portfolio loan combination, and the applicable master servicer under the WFRBS 2013-C16 securitization will have the primary obligation to make any servicing advances with respect to the Westfield Mission Valley loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Certain Terms and Conditions

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificateholder”, which will be the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class between the Class F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class between the Class F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:
The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.  A “subordinate control period” will exist as long as the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the applicable successor special servicer (other than with respect to the Matrix MHC Portfolio loan combination and the Westfield Mission Valley loan combination).  It will be a condition to such appointment that Fitch, Moody’s and DBRS confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.  A “collective consultation period” will exist as long as the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions.  A “senior consultation period” will exist as long as either (i) the Class F certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Westfield Mission Valley loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of the related pari passu companion loan described under “Loan Combinations” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Certain Terms and Conditions

Furthermore, notwithstanding any contrary description set forth above, with respect to the Matrix MHC Portfolio mortgage loan, in general the loan combination is expected to be serviced under the GSMS 2013-GCJ16 pooling and servicing agreement, which grants to the subordinate class representative or similar party under that pooling and servicing agreement control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions.

Furthermore, notwithstanding any contrary description set forth above, with respect to the Westfield Mission Valley mortgage loan, in general the loan combination will be serviced under the WFRBS 2013-C16 pooling and servicing agreement, which grants to the subordinate class representative under that pooling and servicing agreement control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions.

For purposes of the servicing of the Matrix MHC Portfolio loan combination and the Westfield Mission Valley loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative or similar party under the GSMS 2013-GCJ16 securitization or the WFRBS 2013-C16 securitization, as applicable, and any collective consultation period or senior consultation period or similar period under the GSMS 2013-GCJ16 securitization or the WFRBS 2013-C16 securitization will not limit the consultation rights of the subordinate class representative under this securitization.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the applicable special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, Moody’s and DBRS to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans (other than the Matrix MHC Portfolio mortgage loan and the Westfield Mission Valley mortgage loan) will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:
There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties. Subject to certain limitations set forth in the related intercreditor agreement, the Home Depot Brush Avenue mortgage loan may not be sold unless that mortgage loan and the related pari passu companion loan are sold together as one whole loan. The sale of a defaulted loan (other than the Matrix MHC Portfolio mortgage loan or the Westfield Mission Valley mortgage loan) for less than par plus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Certain Terms and Conditions

accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the Home Depot Brush Avenue mortgage loan, consultation rights of the holder of the related pari passu companion loan, as described in the Free Writing Prospectus.

In the case of the Matrix MHC Portfolio mortgage loan, pursuant to the respective intercreditor agreement and the GSMS 2013-GCJ16 pooling and servicing agreement, the GSMS 2013-GCJ16 special servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the GSMS 2013-GCJ16 special servicer is required to sell both the pari passu mortgage loan and related pari passu companion loan in any such loan combination as a whole loan. The subordinate class representative will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

In the case of the Westfield Mission Valley mortgage loan, pursuant to the respective intercreditor agreement and the WFRBS 2013-C16 pooling and servicing agreement, the applicable WFRBS 2013-C16 special servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as such loan applicable combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the WFRBS 2013-C16 special servicer is required to sell both the pari passu mortgage loan and related pari passu companion loan in any such loan combination as a whole loan. The subordinate class representative will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan serviced by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the Special Servicer. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

Notwithstanding any contrary provision described above, the Trust Advisor will have no rights or duties in connection with the Matrix MHC Portfolio mortgage loan or the Westfield Mission Valley mortgage loan.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, Moody’s and DBRS to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D and E Certificates are retired.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Certain Terms and Conditions

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee. Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by the Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that RREF II CMBS AIV, LP, an affiliate of Rialto Real Estate Fund, LP, or another affiliate of Rialto Real Estate Fund, LP will be the initial majority subordinate certificateholder.

Loan Combinations:
Each of the mortgaged properties identified on Annex A to the Free Writing Prospectus as Matrix MHC Portfolio, Westfield Mission Valley and Home Depot Brush Avenue secure both a mortgage loan to be included in the trust fund and one other mortgage loan that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan. With respect to each group of mortgage loans, which we refer to as a “loan combination”, only the Home Depot Brush Avenue loan combination will be principally serviced under the pooling and servicing agreement. The Matrix MHC Portfolio loan combination is expected to be serviced under the pooling and servicing agreement relating to the GSMS 2013-GCJ16 transaction. The Westfield Mission Valley loan combination will be serviced under the pooling and servicing agreement relating to the WFRBS 2013-C16 transaction.

With respect to the Home Depot Brush Avenue pari passu mortgage loan, the servicing and administration of such loan combination will be conducted according to substantially the same provisions as apply to mortgage loans that are not included in a loan combination, except that the holder of the pari passu companion loan, or a representative thereof, will have rights to certain consultation rights with respect to the servicing of the loan combinations. As of the closing date, the Home Depot Brush Avenue pari passu companion loan is expected to be included in the GSMS 2013-GCJ16 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

HILTON SANDESTIN BEACH RESORT AND SPA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON SANDESTIN BEACH RESORT AND SPA

Northwest Florida State College
College Blvd.
Rocky Bayou Country Club
John Sims Pkwy
Forest Rd.
Valparaiso
Niceville
Northwest Florida Regional Airport
Eglin Blvd.
Boggy Bayou
Palm Blvd.
Eglin Air Force Base
Rocky Bayou
Fred Gannon Rocky Bayou State Park
Bluewater Bay Resort
White Point Rd.
Tallahassee 145 miles
Mid-Bay Bridge
Choctawhatchee Bay
Fort Walton Beach 8 miles
Destin- Fort Walton Beach Airport
Destin
Indian Bayou Golf and Country Club
OKALOOSA COUNTY
Harbor Blvd.
Harbor Walk Village
Henderson State Park
Paradise Key at Kelly Plantation
Destin Commons
Regatta Bay Golf Course
Emerald Bay Golf Club
Old Highway 98
Seascape Resort
Miramar Beach
Silver Sands Premium Outlets
Sandestin Resort Golf Course
WALTON COUNTY
Emerald Coast Pkwy
Panama City 43 miles
Topsail Hill Preserve State Park
Hilton Sandestin Beach Resort and Spa
4000 Sandestin Boulevard South
Destin, FL 32550
Gulf of Mexico
Meridian
Selma
Auburn
Phenix City
COLUMBUS
MISSISSIPPI
MONTGOMERY
ALABAMA
Eufaula
GEORGIA
Jackson
Hattiesburg
Albany
Opp
Dothan
Prichard
MOBILE
Crestview
Bainbridge
Biloxi
PENSACOLA
Niceville
FLORIDA
GULFPORT
Fort Walton Beach
Destin
TALLAHASSEE
Pensacola Beach
Panama City
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Hilton Sandestin Beach Resort and Spa

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):	NR/BBB-/NR			Property Type:	Hospitality
Original Principal Balance:	$75,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$75,000,000			Location:	Destin, FL
% of Initial Pool Balance:	8.3%			Size:	598 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$125,418
Borrower Name:	Sandestin Beach Hotel, Ltd.			Year Built/Renovated:	1984/2013
Sponsor:	S H General Partner, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.990%			Property Manager:	Sandcastle Resort of Sandestin, Inc.
Note Date:	September 4, 2013			3rd Most Recent Occupancy (As of):	59.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	64.3% (12/31/2011)
Maturity Date:	October 1, 2023			Most Recent Occupancy (As of):	68.8% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of):	67.4% (6/30/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$12,005,665 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$15,227,344 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$15,779,056 (TTM 6/30/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine and Unsecured			U/W Revenues:	$51,251,619
				U/W Expenses:	$36,429,579
				U/W NOI:	$14,822,040
				U/W NCF:	$12,771,975
				U/W NOI DSCR:	3.91x
Escrows and Reserves(2):				U/W NCF DSCR:	3.37x
				U/W NOI Debt Yield:	19.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	17.0%
Taxes	$407,929	$37,084	NAP	As-Is Appraised Value:	$205,000,000
Insurance	$778,923	$97,365	NAP	As-Is Appraisal Valuation Date:	July 11, 2013
FF&E	$0	$170,839	NAP	Cut-off Date LTV Ratio:	36.6%
PIP Reserve	$8,500,000	$0	NAP	LTV Ratio at Maturity or ARD:	36.6%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Hilton Sandestin Beach Resort and Spa Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full-service hotel located in Destin, Florida (the “Hilton Sandestin Beach Resort and Spa Property”).  The Hilton Sandestin Beach Resort and Spa Mortgage Loan was originated on September 4, 2013 by Wells Fargo Bank, National Association.  The Hilton Sandestin Beach Resort and Spa Mortgage Loan had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and accrues interest at an interest rate of 4.990% per annum.  The Hilton Sandestin Beach Resort and Spa Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Hilton Sandestin Beach Resort and Spa Mortgage Loan.  The Hilton Sandestin Beach Resort and Spa Mortgage Loan matures on October 1, 2023.

Following the lockout period, the borrower has the right to defease the Hilton Sandestin Beach Resort and Spa Mortgage Loan in whole, but not in part, on any date before July 1, 2023.  In addition, the Hilton Sandestin Beach Resort and Spa Mortgage Loan is prepayable without penalty on or after July 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON SANDESTIN BEACH RESORT AND SPA

Sources and Uses

Sources			Uses
Original loan amount	$75,000,000	100.0%	Loan payoff(1)	$45,222,307	60.3%
			Reserves	9,686,852	12.9
			Closing costs	819,977	1.1
			Return of equity	19,270,864	25.7
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%

(1)	The Hilton Sandestin Beach Resort and Spa Property was previously securitized in BSCMS 2004–PWR6.

The Property.  The Hilton Sandestin Beach Resort and Spa Property consists of three building structures: Emerald Tower, Spa Tower and the Lobby building. The Emerald Tower and the Spa Tower are connected through the lobby building.  In total, the Hilton Sandestin Beach Resort and Spa Property is comprised of 598 rooms located in the Emerald Tower and Spa Tower.  The Emerald Tower consists of 16 stories and the Lobby building consists of two-stories and both buildings were part of the original structure constructed in 1984.  The Spa Tower consists of eight stories and was added as part of a renovation and expansion in 1998.  The Hilton Sandestin Beach Resort and Spa Property offers 306 king bedrooms, 279 double bedrooms, 12 ADA compliant rooms and one suite.  Amenities at the Hilton Sandestin Beach Resort and Spa Property include four restaurants, a coffee shop, a poolside tiki bar, approximately 34,600 square feet of meeting room space, exercise room, business center, gift shop, two outdoor swimming pools and one indoor swimming pool, spa and health club and direct access to the beach.  Approximately $32.2 million has been invested in the Hilton Sandestin Beach Resort and Spa Property over the past 10 years and an additional $12.5 million renovation began in 2013 and is expected to be completed in 2014.  The renovation includes upgrades to the lobby area, meeting rooms, restaurants, carpeting and lighting for guest room hallways.  All guest rooms will be renovated with upgrades to soft goods and bathrooms.  In addition, a second story parking deck will be added above the current valet parking lot.  The Hilton Sandestin Beach Resort and Spa Property has operated under a franchise agreement with Hilton Hotels since 1984 and the current management agreement expires December 31, 2024.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Sandestin Beach Resort and Spa Property:

Cash Flow Analysis

	2011	2012	TTM 6/30/2013	U/W	U/W $ per Room
Occupancy	64.3%	68.8%	67.4%	67.4%
ADR	$194.47	$204.47	$209.59	$209.59
RevPAR	$125.04	$140.68	$141.26	$141.26

Total Revenue	$45,629,234	$50,680,032	$51,521,525	$51,251,619	$85,705
Total Department Expenses	16,756,237	17,913,944	17,791,631	18,277,221	30,564
Gross Operating Profit	$28,872,997	$32,766,088	$33,729,894	$32,974,399	$55,141

Total Undistributed Expenses	14,806,019	15,421,299	15,764,623	15,767,613	26,367
Profit Before Fixed Charges	$14,066,978	$17,344,789	$17,965,271	$17,206,785	$28,774

Total Fixed Charges	2,061,313	2,117,445	2,186,215	2,384,746	3,988

Net Operating Income	$12,005,665	$15,227,344	$15,779,056	$14,822,040	$24,786
FF&E	1,826,631	2,028,958	2,060,861	2,050,065	3,428
Net Cash Flow	$10,179,034	$13,198,386	$13,718,195	$12,771,975	$21,358

NOI DSCR	3.16x	4.01x	4.16x	3.91x
NCF DSCR	2.68x	3.48x	3.62x	3.37x
NOI DY	16.0%	20.3%	21.0%	19.8%
NCF DY	13.6%	17.6%	18.3%	17.0%

Appraisal.  As of the appraisal valuation date of July 11, 2013, the Hilton Sandestin Beach Resort and Spa Property had an “as-is” appraised value of $205,000,000.

Environmental Matters.  According to the Phase I environmental assessment dated July 12, 2013, there was no evidence of any recognized environmental conditions at the Hilton Sandestin Beach Resort and Spa Property.

Market Overview and Competition.  The Hilton Sandestin Beach Resort and Spa Property is situated along the south side of United States Highway 98, directly fronting the Gulf of Mexico in Destin, Florida.  The Hilton Sandestin Beach Resort and Spa Property is located in the Northwest Florida panhandle in Walton County.  Walton County is part of the Emerald Coast, which is approximately 100 miles of shoreline and is approximately 48 miles east of Pensacola, Florida and 162 miles west of Tallahassee, Florida. The Hilton Sandestin Beach Resort and Spa Property is located within the Sandestin Golf and Beach Resort, which is a 2,400 acre resort founded in 1973.  The Sandestin Golf and Beach Resort contains more than 1,400 rental accommodations, four golf courses, 14 tennis courts, four swimming pools and a 98-slip marina.  Leisure demand is the largest demand driver in the local hospitality market and the Hilton Sandestin Beach Resort and Spa Property’s location and beaches along the Gulf of Mexico attract tourists primarily from the nearby states of Alabama, Mississippi, Louisiana and Georgia as well as tourists from cold winter areas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON SANDESTIN BEACH RESORT AND SPA

The following table presents certain information relating to the Hilton Sandestin Beach Resort and Spa Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Sandestin Beach Resort and Spa			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/30/2013 TTM	52.6%	$168.79	$88.75	68.2%	$209.40	$142.81	129.7%	124.1%	160.9%
8/30/2012 TTM	51.8%	$162.75	$84.28	68.2%	$203.08	$138.46	131.7%	124.8%	164.3%
8/30/2011 TTM	51.5%	$154.42	$79.59	61.6%	$194.88	$120.13	119.6%	126.2%	150.9%

(1)
Information obtained from a third party hospitality research report dated September 18, 2013.  According to such third party hospitality report, the competitive set includes the following hotels:  Marriott Grand Hotel Resort Golf Club, Omni Hilton Head Oceanfront Resort, Sandestin Golf & Beach Resort, Wyndham Bay Point Resort, Marriott Sawgrass Golf Resort & Spa and Embassy Suites Destin Miramar Beach.

The Borrower.  The borrower is Sandestin Beach Hotel, Ltd., a Florida limited partnership and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Sandestin Beach Resort and Spa Mortgage Loan.  S H General Partner Inc., the sponsor, is the guarantor of certain nonrecourse carveouts under the Hilton Sandestin Beach Resort and Spa Mortgage Loan.  S H General Partner, Inc. owns approximately 1.1% of the borrower and the remaining 98.9% is owned through 222 separate entities and individuals (collectively, the “Limited Partners”).

The Sponsor.  The sponsor, S H General Partner, Inc., which is owned by the Limited Partners and each Limited Partner owns one share of the sponsor. The sponsor is controlled by a seven-member board of directors. The board of directors represents the Limited Partners and makes all decisions on behalf of the borrower.  The seven member board of directors is elected on an annual basis with two-year staggered terms.

Escrows.  The loan documents provide for upfront reserves in the amount of $407,929 for real estate taxes, $778,923 for insurance premiums and $8,500,000 for the PIP Reserve. The loan documents also provide for ongoing monthly reserves in the amount of $37,084 for real estate taxes and $97,365 for insurance premiums.  In addition, the loan documents provide for an ongoing monthly FF&E reserve (currently $170,839) equal to the greater of (i) 4.0% of operating income for the preceding calendar year and (ii) the amount required by the franchise agreement.

Lockbox and Cash Management.  Upon the occurrence of a Cash Management Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower and the property manager are required to deposit all rents within one business day of receipt.  Following a Cash Management Trigger Event and prior to a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are swept to the borrower’s operating account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Management Trigger Event” will occur upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 10.5% for any trailing 12-month period; or (iii) the borrower obtains mezzanine debt.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 8.5% for any trailing 12-month period; or (iii) the borrower obtains mezzanine debt.   A Cash Trap Event Period will expire, with regard to circumstances in clause (i), upon the cure of such event of default (provided that a Cash Trap Event Period has not occurred or is continuing pursuant to clauses (ii) or (iii)); with regard to circumstances in clause (ii), the net cash flow debt yield is equal to or greater than 9.5% for the trailing 12-month period (provided that a Cash Trap Event Period has not occurred or is continuing pursuant to clauses (i) or (iii)); with regard to circumstances in clause (iii), the repayment in full of outstanding mezzanine debt (provided that a Cash Trap Event Period has not occurred or is continuing pursuant to clauses (i) or (ii)).

Property Management.  The Hilton Sandestin Beach Resort and Spa is managed by Sandcastle Resort of Sandestin, Inc.

Assumption.  The borrower has a two-time right to transfer the Hilton Sandestin Beach Resort and Spa Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and DBRS that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON SANDESTIN BEACH RESORT AND SPA

Subordinate and Mezzanine Indebtedness.  There is no existing mezzanine debt related to the Hilton Sandestin Beach Resort and Spa Mortgage Loan; however, future mezzanine debt (not to exceed $18,750,000) is permitted subject to satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii)  the lender receives no less than 30 days’ prior written notice; (iii) the combined loan-to-value ratio is equal to or less than 50.0%; (iv) the combined debt service coverage ratio is equal to or greater than 2.00x; (v) an intercreditor agreement in form and substance is acceptable to Fitch, Moody’s and DBRS and reasonably acceptable to the lender; and (vi) the term of the permitted mezzanine debt will be coterminous with the Hilton Sandestin Beach Resort and Spa Mortgage Loan.

The borrower has the right to incur up to $5,000,000 of unsecured subordinate debt.  The unsecured subordinate debt will only be payable from excess cash flow after all property expenses, reserves and debt service payments have been made and a subordination and standstill agreement will be required to be executed.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Sandestin Beach Resort and Spa Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

 Windstorm/Flood Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the Hilton Sandestin Beach Resort and Spa Property during the loan term. At the time of closing, the Hilton Sandestin Beach Resort and Spa Property had insurance coverage for windstorm and flood.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MATRIX MHC PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MATRIX MHC PORTFOLIO

Grand Rapids 41 miles
W. D Ave.
Cooper Township
Crestview Golf Course
E. D Ave.
KALAMAZOO COUNTY
E. G Ave.
Parchment
Comstock Northwest
W. Mosel Ave.
Westwood
Eastwood
Greater Galesburg
W. Main St.
E. Michigan Ave.
KALAMAZOO
Stadium Dr.
Parkview Ave.
E. Cork St.
Kilgore Ave.
E. N Ave.
Detroit 134 miles
Milham Ave.
Portage
Kalamazoo/ Battle Creek International Airport

FLINT
Burton
Davison
Lapeer
LAPEER COUNTY
ST. CLAIR COUNTY
Bishop Intl. Airport
GENESEE COUNTY
OAKLAND COUNTY
Fenton
Holly
MACOMB COUNTY
Auburn Hills
Chesterfield Township
Waterford
Pontiac
Rochester Hills
Shelby
Mount Clemens
LIVINGSTON COUNTY
Troy
Harrison
West Bloomfield
Sterling Heights
Clinton
Brighton
Wixom
Farmington Hills
Royal Oak
Warren
Roseville
Novi
Southfield
Oak Park
St. Clair Shores
Whitmore Lake
WASHTENAW COUNTY
Livonia
Lake St. Clair
Plymouth
Dearborn Heights
DETROIT
Dexter
Canton
WAYNE COUNTY
Dearborn
CANADA
ANN ARBOR
Westland
Inkster
WINDSOR
Ypsilanti
Allen Park
Belleville
Taylor
ONTARIO

Brookside
Gardendale
Center Point
Graysville
Trussville
Fultondale
Tarrant
Adamsville
Moody
Birmingham-Shuttlesworth Intl. Airport
Forestdale
BIRMINGHAM
Sylvan Springs
Irondale
Leeds
Downtown
Mountain Brook
Pleasant Grove
Fairfield
Dunnavant
Concord
Homewood
Hueytown
Vestavia Hills
Shoal Creek
Lipscomb
Bessemer
Hoover
Meadowbrook
Indian Springs Village
Westover
Chelsea
Oak Mountain State Park
SHELBY COUNTY
Helena
Pelham
Alabaster
Brantleyville
Columbiana

Matrix MHC Portfolio

1	Westbridge Manor	Macomb, MI
2	Westbrook	Macomb, MI
3	Avon on the Lake	Rochester Hills, MI
4	Oakland Glens	Novi, MI
5	Green Park South	Pelham , AL
6	Fairchild Lake	Chesterfield, MI
7	Cranberry Lake	White Lake, MI
8	Grand Blanc Crossing	Grand Blanc, MI
9	Holly Hills	Holly, MI
10	Royal Estates	Kalamazoo, MI
11	Old Orchard	Davison, MI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Matrix MHC Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/DBRS):		NR/NR/NR		Property Type:	Manufactured Housing Community
Original Principal Balance(1):		$65,500,000		Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance(1):		$65,500,000		Location:	Various – See Table
% of Initial Pool Balance:		7.2%		Size:	5,347 pads
Loan Purpose(2):		Various		Cut-off Date Principal Balance Per Pad(1):	$25,248
Borrower Name(3):		Various		Year Built/Renovated:	Various – See Table
Sponsor:		Glen Nelson		Title Vesting:	Fee
Mortgage Rate:		6.2745%		Property Manager:	Cobblestone Property Management LLC
Note Date:		July 22, 2013		3rd Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	67.5% (12/31/2011)
Maturity Date:		August 6, 2018		Most Recent Occupancy (As of):	68.8% (12/31/2012)
IO Period:		12 months		Current Occupancy (As of):	69.6% (Various)
Loan Term (Original):		60 months
Seasoning:		3 months		Underwriting and Financial Information:
Amortization Term (Original):		360 months
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$14,448,347 (7/2011-6/2012)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$14,754,077 (12/31/2012)
Call Protection:		L(27),D(30),O(3)		Most Recent NOI (As of):	$15,529,549 (TTM 6/30/2013)
Lockbox Type:		Soft/Springing Cash Management
Additional Debt(1):		Yes		U/W Revenues:	$24,867,276
Additional Debt Type(1)(4):		Pari Passu and Mezzanine		U/W Expenses:	$9,840,909
				U/W NOI:	$15,026,367
				U/W NCF:	$14,654,017
Escrows and Reserves(5):				U/W NOI DSCR(1):	1.51x
				U/W NCF DSCR(1):	1.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	11.1%
Taxes	$100,000	$150,500	NAP	U/W NCF Debt Yield(1):	10.9%
Insurance	$0	$36,100	NAP	As-Is Appraised Value:	$194,560,000
Replacement Reserves	$1,794,188	$31,029	NAP	As-Is Appraisal Valuation Date(7):	Various
Home Purchase Reserve	$3,000,000	$125,000	NAP(6)	Cut-off Date LTV Ratio(1):	69.4%
Deferred Maintenance	$455,812	$0	NAP	LTV Ratio at Maturity or ARD(1):	66.2%

(1)
The Matrix MHC Portfolio Loan Combination, totaling $135,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $69,500,000 and is expected to be contributed to the GSMS 2013-GCJ16 Trust.  The non-controlling Note A-2 had an original principal balance of $65,500,000 and will be contributed to the WFRBS 2013-C17 trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Matrix MHC Portfolio Loan Combination. The total debt (Matrix MHC Portfolio Loan Combination and mezzanine debt) NOI DSCR, NOI LTV and NOI Debt Yield are 1.27x, 77.1% and 10.0%, respectively.

(2)
The Matrix MHC Portfolio Loan Combination proceeds, along with additional borrower equity, were used to acquire 10 manufactured housing community properties located in Michigan and refinance existing debt on one manufactured housing community (Green Park South) located in Alabama.

(3)	The borrower is comprised of 22 separate limited liability companies.
(4)	See “Subordinate and Mezzanine Indebtedness” section.
(5)	See “Escrows” section.
(6)	Monthly deposits to the Home Purchase Reserve are only required during the first 12 months of the loan term for a total of $1,500,000.
(7)	The As-Is Appraisal Valuation Dates range from June 27, 2013 to July 5, 2013.

The Mortgage Loan. The mortgage loan combination (the “Matrix MHC Portfolio Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a portfolio of manufactured home communities located in Michigan (10 properties) and Alabama (one property) (the “Matrix MHC Portfolio Properties”). The Matrix MHC Portfolio Loan Combination was originated on July 22, 2013 by Jefferies LoanCore LLC (an entity not affiliated with Rialto Mortgage Finance, LLC). Rialto Mortgage Finance LLC will acquire Note A-1 (the “Matrix MHC Portfolio Loan”) on or prior to the securitization closing date. The Matrix MHC Portfolio Loan Combination had an original principal balance of $135,000,000, has an outstanding principal balance as of the Cut-off Date of $135,000,000 and accrues interest at an interest rate of 6.2745% per annum. The Matrix MHC Portfolio Loan Combination had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination and thereafter requires payments of principal and interest based on a 360-month amortization schedule. The Matrix MHC Portfolio Loan Combination matures on August 6, 2018.  See “Description of the Mortgage Pool—Matrix MHC Portfolio Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MATRIX MHC PORTFOLIO

The Matrix MHC Portfolio Loan, which will be contributed to the WFRBS 2013-C17 Trust, had an original principal balance of $65,500,000 and has an outstanding principal balance as of the Cut-off Date of $65,500,000.  The related companion loan, evidenced by Note A-1, which had an original principal balance of $69,500,000, an outstanding principal balance as of the Cut-off Date of $69,500,000 and represents the controlling interest in the Matrix MHC Portfolio Loan Combination, is expected to be contributed to the GSMS 2013-GCJ16 Trust.

Following the lockout period, the borrowers have the right to defease the Matrix MHC Portfolio Loan Combination in whole or in part on any date before June 6, 2018. In addition, the Matrix MHC Portfolio Loan Combination is prepayable without penalty on or after June 6, 2018.

Sources and Uses

Sources			Uses
Original loan combination amount	$135,000,000	73.7%	Purchase price	$165,000,000	90.0%
Mezzanine loan amount	15,000,000	8.2	Loan payoff (1)	8,488,742	4.6
Sponsor’s new cash contribution	14,137,835	7.7	Reserves	5,350,000	2.9
Collateral pledge equity contribution(1)	9,711,258	5.3	Closing costs	4,440,352	2.4
Unsecured notes(2)	9,430,000	5.1
Total Sources	$183,279,094	100.0%	Total Uses	$183,279,094	100.0%

(1)
At origination, the borrowers contributed one manufactured housing community property (the “Green Park South property”) located in Alabama, as collateral for the Matrix MHC Portfolio Loan Combination. The Green Park South property had a total of $8,488,742 of outstanding debt (which was paid off at origination) and has an appraised value of $18,200,000 resulting in an implied equity contribution of $9,711,258.

(2)
At origination, certain affiliates of the borrowers obtained seller financing in the form of 427 unsecured notes in the amount of $9,430,000 in conjunction with the acquisition of the Matrix MHC Portfolio Properties.

The Properties. The Matrix MHC Portfolio Properties consist of 11 manufactured housing communities totaling 5,347 pads, of which 10 are located in Michigan (4,932 pads) and one is located in Alabama (415 pads). The Matrix MHC Portfolio Properties are comprised of seven all-age and four age-restricted manufactured housing communities and feature approximately 60% double-wide sites and 40% single-wide sites. Common amenities at the Matrix MHC Portfolio Properties include a clubhouse, pool, playground, fitness center, laundry facility, RV storage and lake access. In addition, there are approximately 840 borrower-owned homes (15.7% of total pad count), as described below under “Manufactured Home Collateral” for which tenants pay a combined monthly rent for use of the pad and the home. The weighted average occupancy of the park owned homes is approximately 96.4%.

The following table presents certain information relating to Matrix MHC Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Pads	Appraised Value
Westbridge Manor - Macomb, MI	$25,110,000	18.6%	58.7%	1973/NAP	1,426	$39,860,000
Westbrook - Macomb, MI	$21,375,000	15.8%	94.3%	1996/NAP	388	$28,040,000
Avon on the Lake - Rochester Hills, MI(1)	$16,920,000	12.5%	74.2%	1969/NAP	617	$24,000,000
Oakland Glens - Novi, MI	$14,850,000	11.0%	58.2%	1971/NAP	725	$21,780,000
Green Park South - Pelham, AL	$13,950,000	10.3%	99.0%	1965/NAP	415	$18,200,000
Fairchild Lake - Chesterfield, MI	$10,980,000	8.1%	75.1%	1969/NAP	345	$15,230,000
Cranberry Lake - White Lake, MI(1)	$10,890,000	8.1%	82.9%	1966/NAP	328	$15,530,000
Grand Blanc Crossing - Grand Blanc, MI	$7,560,000	5.6%	53.6%	1989/NAP	478	$11,070,000
Holly Hills - Holly, MI	$4,635,000	3.4%	63.6%	1998/NAP	242	$7,700,000
Royal Estates - Kalamazoo, MI(1)	$4,410,000	3.3%	81.4%	1969/NAP	183	$7,150,000
Old Orchard - Davison, MI(1)	$4,320,000	3.2%	70.0%	1974/NAP	200	$6,000,000
Total/Weighted Average	$135,000,000	100.0%	69.6%		5,347	$194,560,000

(1)	These Matrix MHC Portfolio Properties are age-restricted (55+) properties.

The following table presents historical occupancy percentages at the Matrix MHC Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	2013(2)
67.5%	68.8%	69.6%

(1)	Information obtained from the borrower.
(2)	As of various dates in 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MATRIX MHC PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Matrix MHC Portfolio Properties:

Cash Flow Analysis

	7/2011 – 6/2012	2012	TTM 6/30/2013	U/W		U/W $ per Pad
Base Rent	$32,155,549	$32,719,115	$33,443,872	$33,600,539(1)		$6,284
Concessions	(633,206)	(801,457)	(851,808)	(853,436)		(160)
Other Income	1,634,486	1,861,986	1,937,622	1,937,622		362
Less Vacancy & Credit Loss	(10,234,242)	(10,268,661)	(10,092,969)	(9,817,449)	(2)	(1,836)
Effective Gross Income	$22,922,587	$23,510,983	$24,436,717	$24,867,276		$4,651

Total Operating Expenses	$8,474,240	$8,756,906	$8,907,168	$9,840,909		$1,840

Net Operating Income	$14,448,347	$14,754,077	$15,529,549	$15,026,367		$2,810
Capital Expenditures	21,819	28,061	23,794	372,350		70
Net Cash Flow	$14,426,528	$14,726,016	$15,505,755	$14,654,017		$2,741

NOI DSCR	1.45x	1.48x	1.56x	1.51x
NCF DSCR	1.45x	1.48x	1.56x	1.47x
NOI DY	10.7%	10.9%	11.5%	11.1%
NCF DY	10.7%	10.9%	11.5%	10.9%

(1)
Underwritten gross potential rent is based on annualized in-place rents as of the May 2013 rent rolls for the Michigan properties and the June 2013 rent roll for the Alabama property with vacant units grossed up at appraiser concluded market rents.

(2)	The underwritten economic vacancy is 32.1%. The Matrix MHC Portfolio Properties were 74.0% physically occupied as of various dates in 2013.

Appraisal. As of the appraisal valuation dates ranging from June 27, 2013 to July 5, 2013, the Matrix MHC Portfolio Properties had an aggregate “as-is” appraised value of $194,560,000.

Environmental Matters.  According to environmental reports dated from July 2, 2013 to July 8, 2013, there were no recommendations for further action other than, with respect to certain of the Matrix MHC Portfolio Properties, operations and maintenance plans for asbestos.

The Borrowers.  The borrowers are 22, single-purpose, single-asset limited liability companies each of which has a managing member with two independent directors, comprised of the following: (i) 20 of the borrowers are each a borrower in a two-entity tenant-in-common structure each of which owns one of the 10 Michigan properties, (ii) one borrower owns the Alabama property and (iii) one borrower owns certain of the manufactured homes located at the Michigan properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Matrix MHC Portfolio Loan Combination. Glen Nelson is the guarantor of the nonrecourse carveouts under the Matrix MHC Portfolio Loan Combination.

The Sponsor.  The sponsor is Glen Nelson. Mr. Nelson has over 25 years of residential and commercial real estate experience and is the founder and CEO of Matrix Realty Group, a New York-based real estate investment and management company with holdings throughout the United States. Matrix Realty Group’s current holdings include multifamily, office and special purpose commercial properties totaling over 6.0 million square feet. Matrix Realty Group has successfully acquired, repositioned and ultimately sold nearly 10.0 million square feet of office and residential real estate.  One of the tenant-in-common borrowers at each of the Michigan properties holds a 5% interest in its corresponding property and are indirectly 100% owned by Enrico Scarda, who is the principal of The Crest Group.

Escrows. At origination, the borrowers funded aggregate reserves of $5,350,000 with respect to the Matrix MHC Portfolio Properties, comprised of: (i) $100,000 for real estate taxes, (ii) $1,794,188 for replacement reserves, (iii) $3,000,000 for home purchases (the “Home Purchase Reserve”) and (iv) $455,812 for deferred maintenance.  On each monthly payment date, the borrowers are required to fund: (i) a tax reserve and an insurance reserve, in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period, currently $150,500 and $36,100, respectively and (ii) a replacement reserve in the monthly amount of $31,029.

Further, on each monthly due date during the initial 12 months of the Matrix MHC Portfolio Loan Combination term, the borrowers are required to fund $125,000 into the Home Purchase Reserve (totaling $1,500,000).  In addition to any deposits noted above, 100% of the net sales proceeds from the sale and release of any Manufactured Home Collateral (described below) is required to be deposited into the Home Purchase Reserve.  The Home Purchase Reserve will be used for the purchase of new or used coaches to be used within the Matrix MHC Portfolio Properties.

Lockbox and Cash Management. The Matrix MHC Portfolio Loan Combination requires a soft lockbox, which is already in place. All rents and other revenue collected by the borrowers or the property manager are required to be deposited into the lockbox account within two business days of receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all amounts in the lockbox account are swept on a daily basis to a borrower-controlled operating account.  A “Cash Management Period” will commence upon the earlier of (i) the debt yield, as calculated in accordance with the loan documents, is less than 8.9% or (ii) an event of default has occurred and is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MATRIX MHC PORTFOLIO

During a Cash Management Period, all funds in the lockbox are swept on a daily basis into a lender-controlled cash management account and any excess funds in the cash management account, after the payment of debt service, the funding of required reserves and the lender approved operating expenses, are required to be retained by the lender and held as cash collateral for the Matrix MHC Portfolio Loan Combination. A Cash Management Period terminates once (i) the debt yield is at least 8.9% for two consecutive calendar quarters or (ii) the event of default has been cured.

Property Management. The Matrix MHC Portfolio Properties are currently managed by Cobblestone Property Management LLC.

Assumption. The borrowers have a one-time right to transfer all (but not less than all) of the Matrix MHC Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (including an environmental indemnity) by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and DBRS that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates.

Partial Release. Following the second anniversary of the later of the issuance of the Series 2013-C17 Certificates and the Series 2013-GCJ16 Certificates, any borrower may obtain the release of the property owned by it from the Matrix MHC Portfolio Loan Combination upon a sale of such property, provided, among other things: (i) such sale is to a third party not affiliated with any borrower or guarantor and no borrower and or guarantor has any beneficial interest; (ii) the borrower has delivered defeasance collateral sufficient to defease an amount equal to the greater of (x) 100% of net sales proceeds for the Matrix MHC Portfolio property to be released and (y) 115% of the allocated loan amount for the Matrix MHC Portfolio property to be released; and (iii) after the release, the debt yield, calculated based on the sum of the outstanding principal balances of the Matrix MHC Portfolio Loan Combination and the Matrix MHC Portfolio Loan Combination mezzanine loan, for the remaining properties is no less than the greater of (x) the NOI debt yield immediately preceding such release and (y) 9.5%.  In addition, the borrowers have the right to obtain the release of the individual homes that make up the Manufactured Home Collateral (described below), provided, among other things: (i) such sale is to a third party not affiliated with any borrower or guarantor, (ii) the borrowers pay to the lender 100% of the net sales proceeds of such sale for deposit into the Home Purchase Reserve described above and (iii) the release is in compliance with REMIC requirements.

Manufactured Home Collateral.  Certain of the individual manufactured homes located at the Matrix MHC Portfolio Properties located in Michigan are owned by a borrower (rather than a third party individual homeowner).  Accordingly, the borrowers have pledged their interest in such homes (the “Manufactured Home Collateral”) as collateral for the Matrix MHC Portfolio Loan Combination (including any homes subsequently acquired by the borrowers after the Matrix MHC Portfolio Loan Combination closing date).  At origination, there were approximately 840 manufactured home collateral units.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the Matrix MHC Portfolio Loan Combination, Jefferies LoanCore LLC funded a mezzanine loan in the amount of $15,000,000 to 22 mezzanine borrowers, each of which is the sole member and owner of 100% of the equity interests in the corresponding borrower. The mezzanine loan is secured by a pledge of each mezzanine borrower’s 100% equity interest in the corresponding borrower.  The mezzanine loan is coterminous with the Matrix MHC Portfolio Loan Combination.  The mezzanine loan was transferred to Terra Secured Income Fund 4, LLC.

Ground Lease. None.

Terrorism Insurance. The borrowers are required to maintain an “all risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Matrix MHC Portfolio Properties, plus 18 months of business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses from the Matrix MHC Portfolio Properties for such period or until the restoration of the Matrix MHC Portfolio Properties has been completed; provided that such coverage is available.  In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy, the borrower is nevertheless required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the full replacement cost of the properties comprising the Matrix MHC Portfolio Properties, plus 18 months of business interruption coverage; provided that such coverage is available.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Free Writing Prospectus.

Windstorm/Flood Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the Matrix MHC Portfolio Properties during the loan term.  Additionally, flood insurance is required through the National Flood Insurance Program since certain of the Matrix MHC Portfolio Properties (Green Park South Property and Grand Blanc) are located in a Flood Zone “A” or “V”.  At the time of closing, the Matrix MHC Portfolio Properties had insurance coverage for windstorm and flood (to the extent located in a Flood Zone “A” or “V”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

NORDSTROM
Rack

LOEHMANN'S

BED BATH

MERICAN EAGLE OUTFITTERS

Marshalls

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

Westfield Mission Valley
1640-1775 Camino Del Rio North, 824-1202 Camino Del Rio North,
and 5010 & 5080 Mission Center Road
San Diego, CA 92108
SAN DIEGO
Clairemont
Kearny Mesa
Tecolote Canyon Natural Park
Montgomery Field
San Diego Mesa College
Sharp Memorial Hospital
Rady Children's Hospital
SAN DIEGO COUNTY
Mission City
Serra Mesa
Qualcomm Stadium
Linda Vista
Friars-Mission Shopping Ctr.
Hazard Center
University of San Diego
Mission Valley
Fashion Valley
Mission Valley West
Mission Bay Park
Riverwalk Golf Course
Presidio Park
Old Town SD State Historic Park
Valley View Casino Center
Mission Hills
Old Town
Hillcrest
UCSD Medical Ctr.-Hillcrest
Scripps Mercy Hospital
University Heights
City View
North Park
Midtown
Point Loma
San Diego Marine Corps Recruit Depot
San Diego International Airport
Park West
San Diego Zoo
Balboa Park
Balboa Park Municipal Golf Course
Bob Wilson Naval Hospital
Balboa Stadium
San Diego City College
South Park
Little Italy
San Diego Bay
Horton Plaza
Seaport Village
Downtown
Petco Park
San Diego Convention Center
Grant Hill
North Island Naval Air Station
Sea N Air Golf Course
Coronado
SDSU 1 mile
Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
Solana Beach
Poway
Ramona
Del Mar
Pacific Ocean
Santee
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
TIJUANA
UNITED STATES
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Westfield Mission Valley

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):	A/BBB/A3			Property Type:	Retail
Original Principal Balance(1):	$55,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$55,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	6.1%			Size:	997,549 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$155.38
Borrower Name:	Mission Valley Shoppingtown LLC			Year Built/Renovated:	1960/2008
Sponsor:	Westfield America, Inc.; Canada Pension Plan Investment Board			Title Vesting:	Fee
Mortgage Rate:	4.554%			Property Manager:	Self-managed
Note Date:	September 10, 2013			3rd Most Recent Occupancy (As of)(3):	99.1% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	98.1% (12/31/2011)
Maturity Date:	October 1, 2023			Most Recent Occupancy (As of)(3):	97.6% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of)(3):	98.3% (8/13/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$21,320,072 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$20,971,632 (12/31/2012)
Call Protection:	L(25),D or GRTR 1% or YM(89),O(6)			Most Recent NOI (As of)(4):	$22,215,542 (TTM 7/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$31,522,806
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$8,362,511
				U/W NOI(4):	$23,160,295
				U/W NCF:	$22,304,479
				U/W NOI DSCR:	3.24x
Escrows and Reserves(2):				U/W NCF DSCR:	3.12x
				U/W NOI Debt Yield:	14.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	14.4%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$352,800,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 13, 2013
Replacement Reserves	$0	Springing	$249,387	Cut-off Date LTV Ratio:	43.9%
TI/LC Reserve	$0	Springing	$412,799	LTV Ratio at Maturity or ARD:	43.9%

(1)
The Westfield Mission Valley Loan Combination, totalling $155,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2 had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and will be contributed to the WFRBS 2013-C17 Trust. Note A-1 had an original principal balance of $100,000,000 and was contributed to the WFRBS 2013-C16 Trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Westfield Mission Valley Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy excludes temporary and seasonal tenants. As of August 13, 2013, the occupancy inclusive of these tenants was 99.8%.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The Loan Combination (the “Westfield Mission Valley Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) that are secured by a first mortgage encumbering a regional mall located in San Diego, California (the “Westfield Mission Valley Property”). The Westfield Mission Valley Loan Combination was originated on September 10, 2013 by The Royal Bank of Scotland. The Westfield Mission Valley Loan Combination had an original principal balance of $155,000,000, has an outstanding principal balance as of the Cut-off Date of $155,000,000 and accrues interest at an interest rate of 4.554% per annum.  The Westfield Mission Valley Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Westfield Mission Valley Loan Combination. The Westfield Mission Valley Loan Combination matures on October 1, 2023.  See “Description of the Mortgage Pool - The Westfield Mission Valley Loan Combination” and “The Pooling and Servicing Agreement - Servicing of the Loan Combinations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

Note A-2, which will be contributed to the WFRBS 2013-C17 Trust, had an original principal balance of $55,000,000 and has an outstanding principal balance as of the Cut-off Date of $55,000,000.  Note A-1, which had an original principal balance of $100,000,000 and represents the controlling interest in the Westfield Mission Valley Loan Combination, was contributed to the WFRBS 2013-C16 Trust.

Following the defeasance lockout period, the borrower has the right to either (i) prepay the Westfield Mission Valley Loan Combination in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding loan balance or (ii) defease the Westfield Mission Valley Loan Combination in whole, but not in part, on any due date before May 1, 2023. In addition, the Westfield Mission Valley Loan Combination is prepayable without penalty on or after May 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$155,000,000	100.0%	Loan payoff	$115,575,000	74.6%
			Closing costs	686,949	0.4
			Return of equity	38,738,051	25.0
Total Sources	$155,000,000	100.0%	Total Uses	$155,000,000	100.0%

The Property.  The Westfield Mission Valley Property is comprised of a 1,355,803 square foot regional mall and an adjacent 215,767 square foot retail center (Mission Valley West) located in San Diego, California, approximately five miles north of the San Diego central business district.  The collateral for the Westfield Mission Valley Loan Combination consists of 997,549 square feet, which includes 781,782 square feet of collateral at the regional mall and 215,767 square feet of collateral at the adjacent retail center.  The Westfield Mission Valley Property is anchored by Macy’s, Macy’s Home & Furniture and Macy’s Warehouse (none of which are part of the collateral), Target (on a ground lease), Bed, Bath & Beyond and American Multi-Cinema (on a ground lease).  The Westfield Mission Valley Property was built in 1960 and underwent renovations in 2008.  In-line stores include Sport Chalet, Courtesy Chevrolet, Marshall’s, Loehmanns, DSW Shoe Warehouse, 24 Hour Fitness, American Eagle, Old Navy, Victoria’s Secret, and Champs Sports, among others. The Westfield Mission Valley Property contains 5,248 parking spaces reflecting a parking ratio of 5.3 spaces per 1,000 square feet of net rentable area at the Westfield Mission Valley Property. For the trailing 12-month period ending June 30, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $498 per square foot with an average occupancy cost of 12.9%. As of August 13, 2013, the Westfield Mission Valley Property was 99.8% occupied by approximately 124 tenants, including seasonal and temporary tenants, and 98.3% leased excluding seasonal and temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

The following table presents certain information relating to the tenancies at the Westfield Mission Valley Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB	363,054	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Macy’s Home & Furniture	BBB/Baa3/BBB	173,227	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Macy’s Warehouse	BBB/Baa3/BBB	37,740	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Bed, Bath & Beyond	NR/NR/BBB+	77,925	7.8%	$14.00	$1,090,950	5.2%	$339	4.1%	1/31/2017
American Multi-Cinema(5)	NR/NR/NR	76,485	7.7%	$14.00	$1,070,790	5.1%	$881,750(6)	10.6%	1/31/2026
Nordstrom Rack	A-/Baa1/A-	52,876	5.3%	$19.63	$1,038,068	5.0%	$816	2.7%	2/28/2017
Target(5)	A-/A2/A+	204,907	20.5%	$0.33	$67,453	0.3%	$496	0.6%	1/31/2022
Total Anchor Tenants – Collateral		412,193	41.3%	$7.93	$3,267,261	15.6%

Major Tenants – Collateral

Sport Chalet	NR/NR/NR	47,000	4.7%	$20.78	$976,615	4.7%	$255	8.1%	6/30/2018
West Elm	NR/NR/NR	16,850	1.7%	$39.91	$672,444	3.2%	$361	11.7%	1/31/2018
DSW Shoe Warehouse	NR/NR/NR	25,000	2.5%	$22.00	$550,000	2.6%	$167	16.7%	12/31/2014
Marshalls	NR/NR/NR	32,000	3.2%	$17.00	$544,000	2.6%	$479	5.5%	1/31/2019
24 Hour Fitness	NR/NR/NR	22,083	2.2%	$23.10	$510,117	2.4%	$0	0.0%	9/18/2020
Loehmanns	NR/NR/NR	25,030	2.5%	$18.85	$471,816	2.2%	$182	13.8%	8/31/2016
Michaels	NR/NR/NR	21,300	2.1%	$18.15	$386,595	1.8%	$244	10.6%	12/31/2016
Old Navy	NR/NR/NR	16,500	1.7%	$21.50	$354,750	1.7%	$487	5.7%	1/31/2014
Total Major Tenants – Collateral		205,763	20.6%	$21.71	$4,466,337	21.3%

Non-Major Tenants – Collateral		362,386	36.3%	$36.61	$13,266,184	63.2%

Occupied Collateral Total		980,342	98.3%	$21.42	$20,999,782	100.0%

Vacant Space		17,207	1.7%

Collateral Total		997,549	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through February 2014.
(3)	Sales and occupancy costs are for the trailing 12-month period ending June 30, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Target and American Multi-Cinema owns their own improvements and are lessees under ground leases with the borrower.
(6)	American Multi-Cinema operates 20 stadium-seating screens and reported sales of $881,750 per screen for the trailing 12-month period ending June 30, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

The following table presents certain information relating to the historical sales and occupancy costs at the Westfield Mission Valley Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 6/30/2013
Target	$391	$415	$491	$496
Bed, Bath & Beyond	$321	$321	$337	$339
American Multi-Cinema	NAV	NAV	$231	$231
Nordstrom Rack	$741	$770	$809	$816
Sports Chalet	$238	$244	$246	$255
Marshalls	$430	$455	$472	$479
Loehmanns	$251	$231	$195	$182
DSW Warehouse		NAV	$165	$167

Total In-line (<10,000 square feet)(2)	$457	$472	$489	$498
Occupancy Costs	NAV	12.5%	12.5%	12.9%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	Represents tenants occupying less than 10,000 square feet who reported sales for two years prior to each trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Westfield Mission Valley Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	6,086	0.6%	6,086	0.6%	$216,768	$35.62
2013	1	1,138	0.1%	7,224	0.7%	$47,227	$41.50
2014	16	54,549	5.5%	61,773	6.2%	$1,828,086	$33.51
2015	22	68,843	6.9%	130,616	13.1%	$2,469,495	$35.87
2016	15	74,215	7.4%	204,831	20.5%	$2,099,321	$28.29
2017	14	156,788	15.7%	361,619	36.3%	$3,270,146	$20.86
2018	15	103,089	10.3%	464,708	46.6%	$3,719,587	$36.08
2019	6	69,056	6.9%	533,764	53.5%	$1,280,727	$18.55
2020	4	33,933	3.4%	567,697	56.9%	$874,892	$25.78
2021	2	12,570	1.3%	580,267	58.2%	$299,113	$23.80
2022	5	213,470	21.4%	793,737	79.6%	$545,039	$2.55
2023	9	52,880	5.3%	846,617	84.9%	$2,105,280	$39.81
Thereafter	5	133,725	13.4%	980,342	98.3%	$2,244,101	$16.78
Vacant	0	17,207	1.7%	997,549	100.0%	$0	$0.00
Total/Weighted Average	115	997,549	100.0%			$20,999,782	$21.42

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Westfield Mission Valley Property:

Historical Occupancy

12/31/2010(1)(2)	12/31/2011(1)(2)	12/31/2012(1)(2)	8/13/2013(2)
99.1%	98.1%	97.6%	98.3%

(1)	Information obtained from the borrower.
(2)	Occupancy excludes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westfield Mission Valley Property:

Cash Flow Analysis

	2011	2012	TTM 7/31/2013	U/W	U/W $ per SF
Base Rent	$19,357,899	$18,880,616	$19,296,721(1)	$20,727,792(1)	$20.78
Grossed Up Vacant Space	0	0	0	1,293,490	1.30
Percentage Rent	563,035	748,860	904,656	825,045(2)	0.83
Total Reimbursables	8,703,529	9,034,683	9,257,827	9,090,377	9.11
Other Income	985,475	971,241	1,075,321	1,075,321	1.08
Less Vacancy & Credit Loss	63,598	(284,194)	(94,283)	(1,489,219)(3)	(1.49)
Effective Gross Income	$29,673,536	$29,351,206	$30,440,242	$31,522,806	$31.60

Total Operating Expenses	$8,353,464	$8,379,574	$8,224,700	$8,362,511	$8.38

Net Operating Income	$21,320,072	$20,971,632	$22,215,542(1)	$23,160,295(1)	$23.22
TI/LC	0	0	0	631,961	0.63
Capital Expenditures	0	0	0	223,855	0.22
Net Cash Flow	$21,320,072	$20,971,632	$22,215,542	$22,304,479	$22.36

NOI DSCR	2.98x	2.93x	3.10x	3.24x
NCF DSCR	2.98x	2.93x	3.10x	3.12x
NOI DY	13.8%	13.5%	14.3%	14.9%
NCF DY	13.8%	13.5%	14.3%	14.4%

(1)
The U/W Base Rent and NOI are higher than the Base Rent and NOI from the trailing 12-month period ending July 31, 2013 due to recently signed leases, lease renewals at higher rental rates and rent bumps taken through February 2014.

(2)	Percentage Rent includes $807,675 of percentage overage rent and $17,370 of percentage rent in lieu.
(3)
The underwritten economic vacancy is 4.7%. The Westfield Mission Valley Property was 99.8% physically occupied inclusive of seasonal and temporary tenants and 98.3% physically occupied exclusive of seasonal and temporary tenants as of August 13, 2013.

Appraisal.  As of the appraisal valuation date of August 13, 2013, the Westfield Mission Valley Property had an “as-is” appraised value of $352,800,000.

Environmental Matters.  According to a Phase I environmental site assessment dated August 29, 2013, a former tenant at the Westfield Mission Valley Property removed gasoline and waste oil underground storage tanks, but groundwater contamination remains.  A vapor barrier was installed under the current buildings during redevelopment of the Westfield Mission Valley Property.  The assessment recommends tracking the progress of the responsible party in complying with a directive from regulatory authorities to submit and implement a corrective action plan, continuing periodic groundwater monitoring, and obtaining for review regulatory documents concerning all underground storage tanks that have been removed from the Westfield Mission Valley Property by tenants.

Market Overview and Competition.  The Westfield Mission Valley Property is located less than five miles north of the San Diego central business district. The Westfield Mission Valley Property is located within San Diego County, which ranks third in population among California’s 58 counties and fourth as the most populous county in the nation.  According to the appraisal, the San Diego visitor industry employs approximately 160,000 people. Additionally, over 70 telecommunications firms are currently in operation within San Diego county.  The Westfield Mission Valley Property is located along Interstate 8, a major east/west freeway in San Diego County. The Westfield Mission Valley Property is also located a mile and a half west of Interstate 805 and less than three miles west of Interstate 15.

According to the appraisal, the Westfield Mission Valley Property has a primary trade area that encompasses a five-mile radius within the San Diego County retail market.  The 2013 population and average household income for the trade area were reported at approximately 509,255 and $65,829, respectively.  The Westfield Mission Valley Property is located within the San Diego County retail market and West San Diego Beach retail market, which as of the second quarter 2013, reported average asking rents of $28.58 and $33.56 per square foot, respectively, on a triple net basis.  The San Diego County retail market and West San Diego Beach retail market also reported vacancy rates of 6.2% and 5.9%, respectively, as of the second quarter 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

The following table presents certain information relating to some comparable retail center properties for the Westfield Mission Valley Property:

Competitive Set(1)

	Westfield Mission Valley (Subject)	Fashion Valley Mall	Otay Ranch Center	Chula Vista Center
Market	San Diego, CA	San Diego, CA	Chula Vista, CA	Chula Vista, CA
Distance from Subject	--	0.8 miles	13.4 miles	12.4 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1960/2008	1969/NAP	2006/NAP	1963/2004
Anchors	Macy’s, Target, Bed, Bath & Beyond, American Multi- Cinema, Nordstrom Rack	Nordstrom, JC Penney, Macy’s, Neiman Marcus, Bloomingdales	Macy’s, REI, Barnes & Noble, AMC Theaters	Sears, JC Penney, Macy’s, Ultra Star Cinema, Burlington Coat Factory
Total GLA	1,571,570 SF(2)	1,700,000 SF	703,000 SF	883,000 SF
Total Occupancy	98%	100%	90%	98%

(1)	Information obtained from the borrower’s rent roll and the appraisal.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower.  The borrower is Mission Valley Shoppingtown LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westfield Mission Valley Loan Combination.  Westfield America, Inc. is the guarantor of certain nonrecourse carveouts under the Westfield Mission Valley Loan Combination.

The Sponsor.  The sponsor is 41.7% owned by Westfield America, Inc. (“Westfield”), a subsidiary of Westfield Group, LLC, 34.1% owned by Canada Pension Plan Investment Board (“CPPIB”) and 24.2% owned by various third party limited partners. Westfield is a publicly owned Australian REIT that has one of the world’s largest shopping center portfolios, with 100 centers in the United States, Australia, New Zealand and the United Kingdom.  As of December 31, 2012, Westfield reported a net worth over $6.3 billion.  CPPIB is a professional management organization headquartered in Toronto, Canada and is one of the 10 largest retirement funds in the world. As of June 30, 2013, CPPIB reported net assets of $188.9 billion.

Escrows. No monthly tax, replacement reserve or tenant improvement and leasing commission reserve escrow is required so long as no Reserve DSCR Trigger Period (as defined below) has occurred and is continuing under the Westfield Mission Valley Loan Combination.  No monthly insurance escrow payments are required so long as (i) no Reserve DSCR Trigger Period has occurred and is continuing under the Westfield Mission Valley Loan Combination, or (ii) the insurance required to be maintained by the borrower is in effect under an acceptable blanket insurance policy and no event of default is ongoing.  In the event that a Reserve DSCR Trigger Period has occurred, a monthly replacement reserve of $20,782 will commence (subject to a cap of $249,387). A monthly tenant improvement and leasing commission escrow of $73,400 will commence (subject to a cap of $412,799). During a Reserve DSCR Trigger Period, the borrower has the ability to post a letter of credit or have a credit-worthy entity enter into a guarantee in lieu of making any reserve payments.

Lockbox and Cash Management.  The Westfield Mission Valley Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants deposit all revenues into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Reserve DSCR Trigger Period all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Reserve DSCR Trigger Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Reserve DSCR Trigger Period” will commence upon the debt service coverage ratio falling below 1.50x as of the end of any calendar quarter.  A Reserve DSCR Trigger Period will end when an amortizing debt service coverage ratio of at least 1.50x has been achieved for two consecutive calendar quarters.

Property Management.  The Westfield Mission Valley Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Westfield Mission Valley Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) if requested by the lender, rating agency confirmation from Fitch, Moody’s and DBRS that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates; and (ii) the lender reasonably determines that the proposed transferee is majority owned and controlled by a Qualified Transferee (as defined below) and guarantor is acceptable to the lender in all respects.

A “Qualified Transferee” is (i) certain affiliates of the sponsor (ii) Canada Pension Plan Investment Board (iii) a bank, savings and loan association, investment bank, insurance company, trust company, commingled pension trust fund, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, sovereign wealth fund, university endowment, real estate company, real estate partnership investment fund, real estate investment trust, or an institution substantially similar to any of the foregoing, provided that in each case under this clause (iii) any such person or entity has: (a) total assets in excess of $600,000,000; (b) capital surplus or shareholder equity in excess of $250,000,000 (excluding the Westfield Mission Valley Property); (c) is regularly engaged in the business of owning interests in at least five regional malls totaling at least

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

3,000,000 square feet; and (d) has not been the subject of a material governmental or regulatory investigation in the past seven years; (iv) any direct or indirect wholly owned subsidiary of one or more of the entities described in the clauses (i) through (iii) above; or (v) any other entity, provided that the lender has received written confirmation from Fitch, Moody’s and DBRS that the assumption to such entity will not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Series 2013-C17 Certificates and similar confirmations with respect to the ratings of any securities backed by Note A-2 of the Westfield Mission Valley Loan Combination.

Partial Release. The borrower may obtain a release of certain immaterial or non-income producing portions of the Westfield Mission Valley Property from the lien of the Westfield Mission Valley Loan Combination upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing; and (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  The borrower has a long-term, financeable leasehold interest in certain non-income producing common areas currently owned in fee by Macy’s.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Westfield Mission Valley Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, combined with the extended period of indemnity, shall be no less than 24 months or the actual period of restoration plus 365 days, whichever is shorter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

ONE BRIDGE STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE BRIDGE STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE BRIDGE STREET

One Bridge Street
1 Bridge Street, 2 Bridge Street & 3 West Main Street
Irvington, NY 10533
Hudson River
Tappan Zee Bridge
NY State Thruway
Briarcliff Manor
Sleepy Hollow
Tarrytown
Irvington
Dobbs Ferry
Hastings-on-Hudson
YONKERS
NEW YORK CITY
Elmsford
Greenburgh
Hartsdale
Ardsley
White Plains
Scarsdale
Harrison
Eastchester
Bronxville
New Rochelle
Pelham
Mount Vernon
Larchmont
Mamaroneck
Rye
Long Island Sound
Westchester County Airport
WESTCHESTER COUNTY
Rockland Lake State Park
Valley Cottage
Upper Nyack
ROCKLAND COUNTY
Nyack
Blauvelt State Park
Piermont
Orangeburg
Tallman Mountain State Park
Tappan
NEW YORK
NEW JERSEY
Norwood
BERGEN COUNTY
Palisades Interstate Park
Alpine
Closter
Demarest
Tenafly
Palisades Interstate Pkwy
Rockefeller State Park Preserve
Saw Mill River Pkwy
Sprain Brook Pkwy
Taconic State Pkwy
Bronx River Pkwy
Cross Westchester Expwy
Cross County Pkwy
Hutchinson River Pkwy
New England Thruway
Hutchinson R. Pkwy
HUDSON LINE
METRO NORTH HUDSON LINE
METRO NORTH
METRO NORTH NEW HAVEN LINE
Silver Lake Park
Saxon Woods County Park
Tibbetts Brook County Park
Westchester Medical Center
Marymount College
Mercy College
Iona College
Sarah Lawrence College
Westchester Community College
Pace University
The Westchester
The Galleria at White Plains
NY-Presbyterian Hospital-Westchester
Phelps Memorial Hospital
Anderson Hill Rd
Secor Rd
Central Park Ave
Mamaroneck Ave
Rosedale Ave
North St
Union Ave
Weaver St
Quaker Ridge Rd
Griffen Ave
Boston Post Rd
Lincoln Ave
White Plains Rd
N. Broadway
Broadway
Empire City at Yonkers Raceway
Cross Co. Shopping Center
SUNY at Purchase
Manhattanville College
St. Thomas Aquinas College
Dominican College
College of New Rochelle
College of Mount St. Vincent
STAMFORD
CONNECTICUT
NEW JERSEY
BRONX
MANHATTAN
QUEENS
Long Island Sound

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – One Bridge Street

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$52,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$52,000,000			Location:	Irvington, NY
% of Initial Pool Balance:	5.7%			Size:	195,402 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$266.12
Borrower Name:	Bridge Street Commercial LLC			Year Built/Renovated(2):	1912/2005
Sponsors:	William J. Thompson; Matthew Callahan; Jeffrey P. Reich			Title Vesting:	Fee
Mortgage Rate:	5.248%			Property Manager:	Cushman and Wakefield, Inc.
Note Date:	October 11, 2013			3rd Most Recent Occupancy (As of):	98.9% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.6% (12/31/2011)
Maturity Date:	November 1, 2023			Most Recent Occupancy (As of):	98.8% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	98.2% (9/30/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information(3):
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$5,029,431 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,681,192 (12/31/2012)
Call Protection:	L(24),D(88),O(8)			Most Recent NOI (As of):	$4,063,455 (TTM 8/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$7,443,995
				U/W Expenses:	$2,675,635
				U/W NOI:	$4,768,361
Escrows and Reserves(1):				U/W NCF:	$4,523,194
				U/W NOI DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.31x
Taxes	$80,980	$82,397	NAP	U/W NOI Debt Yield:	9.2%
Insurance	$111,394	$11,530	NAP	U/W NCF Debt Yield:	8.7%
Replacement Reserves	$4,071	$4,071	$0	As-Is Appraised Value:	$70,000,000
TI/LC Reserve	$16,284	$16,284	$395,000	As-Is Appraisal Valuation Date:	September 13, 2013
Deferred Maintenance	$4,875	NAP	NAP	Cut-off Date LTV Ratio:	74.3%
Eileen Fisher Reserve	$0	Springing	$1,600,000	LTV Ratio at Maturity or ARD:	61.6%

(1)	See “Escrows” section.
(2)	Two of the buildings were built in 1912 and renovated in 2005 and the third building was built in 2005.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “One Bridge Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering three adjacent office buildings, located in Irvington, New York (the “One Bridge Street Property”).  The One Bridge Street Mortgage Loan was originated on October 11, 2013 by The Royal Bank of Scotland.  The One Bridge Street Mortgage Loan had an original principal balance of $52,000,000, has an outstanding principal balance as of the Cut-off Date of $52,000,000 and accrues interest at an interest rate of 5.248% per annum.  The One Bridge Street Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The One Bridge Street Mortgage Loan matures on November 1, 2023.

Following the lockout period, the borrower has the right to defease the One Bridge Street Mortgage Loan in whole, but not in part, on any due date before April 1, 2023. In addition, the One Bridge Street Mortgage Loan is prepayable without penalty on or after April 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE BRIDGE STREET

Sources and Uses

Sources			Uses
Original loan amount	$52,000,000	100.0%	Loan payoff	$34,087,772	65.6%
			Reserves	217,604	0.4
			Closing costs	920,537	1.8
			Return of equity	16,774,087	32.2
Total Sources	$52,000,000	100.0%	Total Uses	$52,000,000	100.0%

The Property.  The One Bridge Street Property consists of three low-rise office buildings located in Irvington, New York along the Hudson River.  The One Bridge Street Property consists of a one-story building, a two-story building and a three-story building.  Two of the buildings were originally built in 1912, and renovated in 2003, and the third building was built in 2005.  The One Bridge Street Property was built on 9.1 acres and contains 195,402 rentable square feet.  The One Bridge Street Property contains 487 parking spaces reflecting a parking ratio of 2.5 spaces per 1,000 square feet. Since 1995, the One Bridge Street Property has undergone $16.0 million of renovations and the largest tenant, Eileen Fisher, Inc. has invested over $7.0 million to upgrade their space between 2010 and 2013.  As of September 30, 2013, the One Bridge Street Property was 98.2% leased to 50 different tenants, including traditional office, financial services, restaurants and retail companies.

The following table presents certain information relating to the tenancies at the One Bridge Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Eileen Fisher, Inc.	NR/NR/NR	43,038	22.0%	$28.72	$1,236,266	21.2%	12/31/2022
Elm Ridge Capital Management, LLC	NR/NR/NR	17,890	9.2%	$43.78	$783,196	13.5%	3/31/2018
Lockard & Wechsler, Inc.	NR/NR/NR	17,230	8.8%	$31.81	$548,076	9.4%	8/31/2020
Mrs. Greens Management Corp.	NR/NR/NR	11,555	5.9%	$24.60	$284,253	4.9%	6/30/2024
Orthocon, Inc.	NR/NR/NR	8,650	4.4%	$30.00	$259,500	4.5%	9/15/2014
PECO Pallet, Inc.	NR/NR/NR	12,100	6.2%	$20.13	$243,612	4.2%	11/30/2022
Total Major Tenants		110,463	56.5%	$30.37	$3,354,903	57.7%

Non-Major Tenants		81,394	41.7%	$30.26	$2,462,899	42.3%

Occupied Collateral		191,857	98.2%	$30.32	$5,817,802	100.0%

Vacant Space		3,545	1.8%

Collateral Total		195,402	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE BRIDGE STREET

The following tables present certain information relating to the lease rollover schedule at the One Bridge Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	5	1,265	0.6%	1,265	0.6%	$40,272	$31.84
2013	5	5,721	2.9%	6,986	3.6%	$157,416	$27.52
2014	12	16,626	8.5%	23,612	12.1%	$503,907	$30.31
2015	5	13,344	6.8%	36,956	18.9%	$356,842	$26.74
2016	7	10,583	5.4%	47,539	24.3%	$366,031	$34.59
2017	3	9,938	5.1%	57,477	29.4%	$358,478	$36.07
2018	8	25,255	12.9%	82,732	42.3%	$1,016,937	$40.27
2019	1	1,217	0.6%	83,949	43.0%	$39,069	$32.10
2020	8	31,260	16.0%	115,209	59.0%	$979,649	$31.34
2021	0	0	0.0%	115,209	59.0%	$0	$0.00
2022	5	60,313	30.9%	175,522	89.8%	$1,583,301	$26.25
2023	0	0	0.0%	175,522	89.8%	$0	$0.00
Thereafter	3	16,335	8.4%	191,857	98.2%	$415,900	$25.46
Vacant	0	3,545	1.8%	195,402	100.0%	$0	$0.00
Total/Weighted Average	62	195,402	100.0%			$5,817,802	$30.32

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the One Bridge Street Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	9/30/2013
98.9%	99.6%	98.8%	98.2%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Bridge Street Property:

Cash Flow Analysis

	2011	2012	TTM 8/31/2013	U/W	U/W $ per SF
Base Rent	$5,581,892	$5,341,065	$5,422,969	$5,817,802	$29.77
Grossed Up Vacant Space	0	0	0	118,900	0.61
Total Reimbursables	1,687,087	1,628,532	1,749,189	1,780,669	9.11
Other Income	183,919	212,904	817,147(1)	112,493	0.58
Less Vacancy & Credit Loss	0	0	0	(385,869)(2)	(1.97)
Effective Gross Income	$7,452,898	$7,182,501	$7,989,305	$7,443,995	$38.10

Total Operating Expenses	$2,423,467	$2,501,309	$3,925,850(3)	$2,675,635	$13.69

Net Operating Income	$5,029,431	$4,681,192	$4,063,455	$4,768,361	$24.40
TI/LC	0	0	0	196,316	1.00
Capital Expenditures	0	0	0	48,851	0.25
Net Cash Flow	$5,029,431	$4,681,192	$4,063,455	$4,523,194	$23.15

NOI DSCR	1.46x	1.36x	1.18x	1.38x
NCF DSCR	1.46x	1.36x	1.18x	1.31x
NOI DY	9.7%	9.0%	7.8%	9.2%
NCF DY	9.7%	9.0%	7.8%	8.7%

(1)
The TTM 8/31/2013 Other Income is higher than the U/W Other Income due to approximately $781,482 of non-recurring income related to sponsor renovations to the Weleda and PECO Pallet tenants’ space reimbursed by the tenants.

(2)	The underwritten economic vacancy is 5.0%. The One Bridge Street Property was 98.2% physically occupied as of September 30, 2013.
(3)
The TTM Total Operating Expenses is higher than the U/W Total Operating Expense due to approximately $1,197,301 of net non-recurring expenses related to the cleanup and repairs of damages related to Hurricane Sandy in October 2012.

Appraisal.  As of the appraisal valuation date of September 13, 2013, the One Bridge Street Property had an “as-is” appraised value of $70,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 10, 2013, there was no evidence of any recognized environmental conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE BRIDGE STREET

Market Overview and Competition.  The One Bridge Street Property is located in Irvington, Westchester County, New York, with frontage on the Hudson River, approximately 20 miles north of New York City.  The One Bridge Street Property is situated adjacent to the Metro-North commuter railroad, “Irvington Station”, which serves Irvington via the Hudson line. According to the appraisal, the estimated 2013 population and average household income in Westchester County, New York are 965,400 and $127,445, respectively. The average unemployment rate in Westchester County in 2012 was 7.1% compared to the State of New York, which had an unemployment rate of 8.3%.

According to a third party market research report, the Westchester County office market contains approximately 28.9 million square feet of office space with an overall vacancy rate of 18.4%, as of the second quarter 2013. The One Bridge Street Property is located in the Central submarket, which contains approximately 6.1 million square feet of office space with an overall class A vacancy rate of 15.1%, as of the second quarter 2013. The Westchester County overall market rent was $29.08 per square foot and the appraiser concluded average rent for the competitive peer submarket set to be $38.35 to $40.75 per square foot, on a triple net basis.

Competitive Set(1)

	One Bridge Street (Subject)	120 White Plains Road	81 Main Street	10 Bank Street	1 N. Lexington Ave	777 W. Putnam Ave	660 Steamboat Rd
Market	Irvington, NY	White Plains, NY	White Plains, NY	White Plains, NY	White Plains, NY	Greenwich, CT	Greenwich, CT
Distance from Subject	--	2.6 miles	7.8 miles	8.4 miles	8.8 miles	17.3 miles	18.5 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1912/2005	1984/NAP	1984/NAP	1989/NAP	1985/NAP	1979/NAP	1971/NAP
Total GLA	195,402 SF	205,000 SF	125,000 SF	249,015 SF	530,519 SF	130,000 SF	44,500 SF
Total Occupancy	98%	97%	92%	68%	81%	80%	90%

(1)	Information obtained from the appraisal dated September 13, 2013.

The Borrower.  The borrower is Bridge Street Commercial LLC, a Delaware limited liability company and a single purpose entity with a managing member that has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Bridge Street Mortgage Loan.  William J. Thompson and Jeffrey P. Reich are the guarantors of certain nonrecourse carveouts under the One Bridge Street Mortgage Loan.

The Sponsor.  The sponsor for the One Bridge Street Mortgage Loan is an entity ultimately controlled by William J. Thompson (37%), Jeffrey P. Reich (37%) and Matthew Callahan (26%).  Mr. Thompson co-owns Nobel Van & Storage and Mr. Reich manages Bridge Street Capital Management, a diversified investment firm.  Mr. Callahan has over 20 years of experience owning, financing and developing commercial and residential real estate in Connecticut, New York and Texas.  Mr. Callahan is the Managing Principal and founder of Ash Creek Capital Management, an investment fund engaged in private equity and fixed income investments located in Madison, Connecticut.  Mr. Callahan is also the Managing Partner and CFO for Bridge Street Capital Management.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $80,980 for real estate taxes, $111,394 for insurance, $4,071 for replacement reserves, $4,875 for deferred maintenance and $16,284 for tenant improvement and leasing commissions.  The loan documents also provide for ongoing monthly escrows in the amount of $82,397 for real estate taxes, $11,530 for insurance, $4,071 for replacement reserves and $16,284 for tenant improvements and leasing commissions, up to a cap of $395,000 for tenant improvements and leasing commissions.

The loan documents require a special rollover reserve to be calculated on multiple payment dates and consequently, various amounts to be funded by the borrower upon the occurrence of any of the following: (i) on December 22, 2017, provided either (a) a Major Lease (as defined below) is not renewed, or (b) a Major Lease is renewed for less than the previously occupied space; (ii) any Major Lease is surrendered or terminated prior to its then current expiration date; or (iii) the occurrence of a default by any tenant under a Major Lease. The loan documents require a cap, which shall be reduced on a pro rata basis in the event that a portion of the space is demised under the Major Lease is re-tenanted.

A “Major Lease” is defined as the Eileen Fisher, Inc. lease or any other lease which demises more than 21,500 square feet of the improvements.

Lockbox and Cash Management.  The One Bridge Street Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events: (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x as of the end of any calendar quarter. A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when (a) an amortizing debt service coverage ratio of at least 1.10x has been achieved for two consecutive calendar quarters or (b) the borrower deposits additional collateral to the lender to achieve a debt service coverage ratio of at least 1.10x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE BRIDGE STREET

Property Management.  The One Bridge Street Property is managed by Cushman and Wakefield, Inc.

Assumption.  The borrower has the right to transfer the One Bridge Street Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) receipt of a rating agency confirmation from Fitch, Moody’s and DBRS that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates; and (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Partial Release. Not permitted.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness.  None.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the One Bridge Street Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm/Flood Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the One Bridge Street Property during the loan term. Additionally, flood insurance is required through the National Flood Insurance Program since part of the One Bridge Street Property is located in a Flood Zone “A” or “V”.  At the time of closing, the One Bridge Street Property had insurance coverage for windstorm and flood.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

OLYMPIA DEVELOPMENT PORTFOLIO I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OLYMPIA DEVELOPMENT PORTFOLIO I

Olympia Development Portfolio I
1 Publix Supermarket & Retail: H&R Block, UPS, Domino's Temple Terrace, FL
2 Safety Harbor Resort & Spa Safety Harbor, FL
3 Walgreens #4398 Dunedin, FL
4 Walgreens #5447 Marietta, GA
5 Walgreens #5580 Decatur, GA
6 Walgreens #4480 Oldsmar, FL
7 Applebee's Lithia Springs, GA
8 Dunedin Office (Da Vinci & BayCare) Dunedin, FL
9 Bank of America Dunedin, FL
10 Anytime Fitness/Dunkin' Donuts Dunedin, FL
ATLANTA
Marietta
Kennesaw
Roswell
Alpharetta
Johns Creek
Sandy Springs
Dunwoody
Smyrna
Mableton
Douglasville
Decatur
East Point
Redan
Gulf of Mexico
New Port Richey East
New Port Richey
Jay B. Starkey Wilderness Park
Elfers
Trinity College
Pasco County
Holiday
Suncoast Pkwy
Tarpon Springs
Lake Tarpon
Keystone Lake
Lutz
Pinellas County
Hillsborough County
Citrus Park
Lake Magdalene
St. Joseph Sound
Palm Harbor
The Shoppes at Boot Ranch
Westfield Citrus Park
Carrollwood
University of South Florida
Temple Terrace
Thonotosassa
Caladesi Island State Park
Dunedin
Oldsmar
Tampa Bay Downs
Westfield Countryside Mall
Safety Harbor
Town 'n' Country
TAMPA
Tampa Executive Airport
University Mall
Busch Gardens
Clearwater Beach
St. Petersburg College - Clearwater Campus
Clearwater Christian College
Tampa International Airport
Raymond James Stadium
Mango
Courtney Campbell Causeway
Ybor City
Clearwater
International Plaza and Bay Street
Downtown
Brandon
Belleair Beach
Bayside Bridge
Old Tampa Bay
Frankland Br.
West Shore Plaza
Univ. of Tampa
Tampa Bay Times Forum
Palm River
Westfield Brandon Town Center
Largo
Tampa Convention Center
Indian Rocks Beach
St. Petersburg/ Clearwater Intl. Airport
Howard
Peter O'Knight Airport
Progress Village
Largo Mall
Gandy Bridge
Riverview
Pinellas Park
Seminole
Sawgrass Lake Park
Hillsborough Bay
MacDill Air Force Base
Gibsonton
Boyette
Bay Pines
Madeira Beach
ST. PETERSBURG
Tampa Bay
Tropicana Field
Central Ave
1st Ave S.
Apollo Beach
Treasure Island
Albert Whitted Airport
Gulfport
St. Pete Beach
Coquina Key
Ruskin
Sun City Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Olympia Development Portfolio I

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/DBRS):	NR/NR/NR			Property Type:	Various– See Table
Original Principal Balance:	$35,130,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$35,130,000			Location:	Various – See Table
% of Initial Pool Balance:	3.9%			Size:	156,123 SF / 173 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF / Unit:	$191.90 / $29,884
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	William Touloumis			Title Vesting:	Fee
Mortgage Rate:	5.020%			Property Manager:	Olympia Development Group, Inc.
Note Date:	October 18, 2013			3rd Most Recent Occupancy (As of)(3):	91.2% (12/31/2010)
Anticipated Repayment Date:	November 6, 2018			2nd Most Recent Occupancy (As of)(3):	91.6% (12/31/2011)
Maturity Date:	November 6, 2023			Most Recent Occupancy (As of)(3):	92.2% (12/31/2012)
IO Period:	18 months			Current Occupancy (As of)(3):	92.4% (Various)
Loan Term (Original):	60 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing ARD			3rd Most Recent NOI (As of):	$2,737,333 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,138,292 (12/31/2012)
Call Protection:	L(24),D(32),O(4)			Most Recent NOI (As of):	$3,496,043 (TTM 7/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$14,651,618
				U/W Expenses:	$11,196,720
Escrows and Reserves(2):				U/W NOI:	$3,454,897
				U/W NCF:	$2,944,511
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.52x
Taxes	$350,180	$37,056/ Springing	NAP	U/W NCF DSCR:	1.30x
Insurance	$129,321	$41,054	NAP	U/W NOI Debt Yield:	9.8%
Replacement Reserves	$0	$1,282	NAP	U/W NCF Debt Yield:	8.4%
TI/LC Reserve	$0	$1,952	NAP	As-Is Appraised Value:	$50,560,000
Deferred Maintenance	$124,310	$0	NAP	As-Is Appraisal Valuation Date:	Various
FF&E	$0	4.0% of hotel gross income	NAP	Cut-off Date LTV Ratio:	69.5%
Critical Tenant TI/LC	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	65.9%

(1)	See “Borrower” section.
(2)	See “Escrows” section.
(3)
Occupancy represents weighted average portfolio occupancy by Allocated Cut-off Date Balance. The retail and office Olympia Development Portfolio I Properties occupancy is as of October 1, 2013, and the Safety Harbor Resort & Spa property occupancy is as of the trailing 12-months ended July 31, 2013.

The Mortgage Loan.  The mortgage loan (the “Olympia Development Portfolio I Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering eight retail properties, one office property, and one hotel property located in the Tampa, Florida and Atlanta, Georgia metropolitan statistical areas (“MSAs”) (the “Olympia Development Portfolio I Properties”).  The Olympia Development Portfolio I Mortgage Loan was originated on October 18, 2013 by Rialto Mortgage Finance, LLC.  The Olympia Development Portfolio I Mortgage Loan had an original principal balance of $35,130,000, has an outstanding principal balance as of the Cut-off Date of $35,130,000 and accrues interest at an interest rate of 5.020% per annum.  The Olympia Development Portfolio I Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest-only payments for the first 18 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule through the Anticipated Repayment Date (“ARD”).  The ARD is November 6, 2018, and the final maturity date is November 6, 2023.  In the event the Olympia Development Portfolio I Mortgage Loan is not repaid in full on or before the ARD, the interest rate on the Olympia Development Portfolio I Mortgage Loan will increase to the greater of (i) the treasury index rate as of the ARD plus 4.000% and (ii) 10.000%. The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Olympia Development Portfolio I Mortgage Loan.

Following the lockout period, the borrowers have the right to defease the Olympia Development Portfolio I Mortgage Loan in whole or in part on any date before August 6, 2018. In addition, the Olympia Development Portfolio I Mortgage Loan is prepayable without penalty on or after August 6, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OLYMPIA DEVELOPMENT PORTFOLIO I

Sources and Uses

Sources			Uses
Original loan amount	$35,130,000	100.0%	Loan payoff	$23,649,309	67.3%
			Settlement/payoff costs(1)	9,092,811	25.9
			Closing costs	1,664,753	4.7
			Reserves	603,811	1.7
			Return of equity	119,315	0.3
Total Sources	$35,130,000	100.0%	Total Uses	$35,130,000	100.0%

(1)
Settlement/payoff costs include (a) $400,000 paid to a prior lender for amounts due under a loan secured by a vacant parcel of land, which is included in the Dunedin property, (as defined below), and is included in the collateral, (b) $4.25 million paid to a prior lender in connection with the settlement of a litigation related to defaulted loans (as described under “Description of the Mortgage Pool—Litigation Considerations” in the accompanying Free Writing Prospectus) and (c) a portion of the remaining $11.75 million negotiated settlement amount related the prior bankruptcy of the Safety Harbor Resort & Spa property (as described under “Description of the Mortgage Pool—Litigation Considerations” in the accompanying Free Writing Prospectus).

The Properties.  The Olympia Development Portfolio I Mortgage Loan is secured by the fee interests in eight retail properties, one office property, and one hotel property located in the Tampa, Florida and Atlanta, Georgia MSAs, totaling 156,123 square feet and 173 rooms.  As of October 1, 2013, the retail and office components of the Olympia Development Portfolio I Properties were 95.2% leased by 11 tenants.

The Olympia Development Portfolio I Properties are made up of a Publix anchored shopping center, four freestanding Walgreens stores, a freestanding Applebee’s restaurant, a freestanding Bank of America branch office, a retail building that is 100.0% leased by Anytime Fitness and Dunkin’ Donuts, a two building office property and a 173-room hotel resort and spa.

The following table presents certain information relating to the Olympia Development Portfolio I Properties:

Property Name	Location	Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF/Rooms)	Appraised Value
Publix Supermarket & Retail: H&R Block, UPS, Domino’s	Temple Terrace, FL	Retail	$6,750,000	19.2%	100.0%	1999/NAP	48,769	$9,000,000
Safety Harbor Resort & Spa	Safety Harbor, FL	Hospitality	$5,170,000	14.7%	59.2%	1925/2012	173	$10,400,000
Walgreens #4398(1)	Dunedin, FL	Retail	$4,880,000	13.9%	100.0%	1998/NAP	15,120	$6,560,000
Walgreens #5447	Marietta, GA	Retail	$3,840,000	10.9%	100.0%	2002/NAP	15,120	$5,120,000
Walgreens #5580	Decatur, GA	Retail	$3,680,000	10.5%	100.0%	2001/NAP	15,120	$4,920,000
Walgreens #4480	Oldsmar, FL	Retail	$3,127,500	8.9%	100.0%	1998/NAP	15,120	$4,170,000
Applebee’s	Lithia Springs, GA	Retail	$2,390,000	6.8%	100.0%	2003/2012	4,523	$3,190,000
Dunedin Office (Da Vinci & BayCare)(1)	Dunedin, FL	Office	$2,217,500	6.3%	74.0%	1999/NAP	28,610	$3,100,000
Bank of America(1)	Dunedin, FL	Retail	$1,575,000	4.5%	100.0%	1998/NAP	4,400	$2,100,000
Anytime Fitness/ Dunkin’ Donuts(1)	Dunedin, FL	Retail	$1,500,000	4.3%	100.0%	1998/NAP	9,341	$2,000,000
Total/Weighted Average			$35,130,000	100.0%	92.4%		156,123 SF 173 Rooms	$50,560,000

(1)
The properties located in Dunedin, Florida listed above are situated on adjacent properties, owned by one borrower (the “Dunedin Property”). The related borrower has the right, subject to conditions set forth in the loan documents, to obtain a release of each such parcel. For purposes of this disclosure, the Dunedin Property is considered to be four individual mortgaged properties.

Publix Supermarket & Retail: H&R Block, UPS, Domino’s – Temple Terrace, FL (19.2% of Portfolio Cut-off Date Principal Balance)

The Publix Supermarket & Retail: H&R Block, UPS, Domino’s property consists of a 48,796 square foot neighborhood shopping center built in 1999 and situated on a 4.2 acre site. Parking is provided by approximately 200 surface parking spaces, which results in a parking ratio of 4.1 spaces per 1,000 square feet of rentable area. The Publix Center property is anchored by Publix and contains inline tenants H&R Block, UPS Store, and Domino’s. As of October 1, 2013, the Publix Center property was 100.0% occupied by four tenants.

Safety Harbor Resort & Spa – Safety Harbor, FL (14.7% of Portfolio Cut-off Date Principal Balance)

The Safety Harbor Resort & Spa property consists of a 173-room, bayfront, full-service resort lodging facility situated on a 15.5 acre site. The Safety Harbor Resort & Spa was initially opened in 1925, built in phases and last renovated in 2012. Since acquiring the property in 2004, the sponsor has invested over $13.0 million in capital improvements. The hotel was recognized as a historic landmark by the U.S. Department of the Interior in 1964 and was recognized as a Florida Heritage Landmark in 1997. The property features a restaurant, a lounge, a full-service spa, two outdoor pools, an indoor pool, two whirlpools, seven outdoor tennis courts, a volleyball court, 20,678 square feet of meeting space, a business center, vending areas and guest laundry rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OLYMPIA DEVELOPMENT PORTFOLIO I

Walgreens #4398 – Dunedin, FL (13.9% of Portfolio Cut-off Date Principal Balance)

The Walgreens #4398 property consists of a 15,120 square foot freestanding retail building 100.0% occupied by Walgreens as of October 1, 2013. The Walgreens #4398 property was built in 1998 on a 1.4 acre site. Parking is provided by 75 surface parking spaces, which results in a parking ratio of approximately 5.0 spaces per 1,000 square feet of rentable area.

Walgreens #5447 – Marietta, GA (10.9% of Portfolio Cut-off Date Principal Balance)

The Walgreens #5447 property consists of a 15,120 square foot freestanding retail building 100.0% occupied by Walgreens as of October 1, 2013. The Walgreens #5447 property was built in 2002 on a 1.6 acre site. Parking is provided by 77 surface parking spaces, which results in a parking ratio of approximately 5.1 spaces per 1,000 square feet of rentable area.

Walgreens #5580 – Decatur, GA (10.5% of Portfolio Cut-off Date Principal Balance)

The Walgreens #5580 property consists of a 15,120 square foot freestanding retail building 100.0% occupied by Walgreens as of October 1, 2013. The Walgreens #5580 property was built in 2001 on a 2.0 acre site. Parking is provided by 80 surface parking spaces, which results in a parking ratio of approximately 5.3 per 1,000 square feet of rentable area.

Walgreens #4480 – Oldsmar, FL (8.9% of Portfolio Cut-off Date Principal Balance)

The Walgreens #4480 property consists of a 15,120 square foot freestanding retail building 100.0% occupied by Walgreens as of October 1, 2013. The Walgreens #4480 property was built in 1996 on a 2.7 acre site. Parking is provided by 76 surface parking spaces, which results in a parking ratio of approximately 5.0 spaces per 1,000 square feet of rentable area.

Applebee’s – Lithia Springs, GA (6.8% of Portfolio Cut-off Date Principal Balance)

The Applebee’s property consists of a 4,523 square foot freestanding retail building 100.0% occupied by Applebee’s as of October 1, 2013. The Applebee’s property was built in 2003 and renovated in 2012 on a 1.0 acre site. Parking is provided by 82 surface parking spaces, which results in a parking ratio of approximately 18.1 spaces per 1,000 square feet of rentable area.

Dunedin Office (Da Vinci & BayCare) – Dunedin, FL (6.3% of Portfolio Cut-off Date Principal Balance)

The Dunedin Office (Da Vinci & BayCare) property consists of two one-story office buildings containing 28,610 square foot of rentable area. The property was built in 1999 on a 3.9 acre site. Parking is provided by 67 surface parking spaces, which results in a parking ratio of approximately 2.3 spaces per 1,000 square feet of rentable area.  As of October 1, 2013, the Dunedin Office property was 74.0% occupied by two tenants, Academie Da Vinci Charter School and BayCare Home Care.

Bank of America – Dunedin, FL (4.5% of Portfolio Cut-off Date Principal Balance)

The Bank of America property consists of a 4,400 square foot freestanding bank branch office building 100.0% occupied by Bank of America as of October 1, 2013. The Bank of America property was built in 1998 on a 1.1 acre site. Parking is provided by 42 surface parking spaces, which results in a parking ratio of approximately 9.5 spaces per 1,000 square feet of rentable area.

Anytime Fitness/Dunkin’ Donuts – Dunedin, FL (4.3% of Portfolio Cut-off Date Principal Balance)

The Anytime Fitness/Dunkin’ Donuts property consists of a 9,341 square foot, one-story retail building. The property was built in 1998 on a 3.4 acre site. Parking is provided by 83 surface parking space resulting in a parking ratio of 8.9 spaces per 1,000 square feet of rentable area. As of October 1, 2013, the property was 100.0% occupied by Anytime Fitness and Dunkin’ Donuts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OLYMPIA DEVELOPMENT PORTFOLIO I

The following table presents certain information relating to the tenancies at the retail and office Olympia Development Portfolio I Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Walgreens(3)	NR/Baa1/BBB	60,480	38.7%	$21.94	$1,326,662	49.4%	Various
Publix	NR/NR/NR	44,265	28.4%	$12.00	$531,180	19.8%	9/30/2024
Academie Da Vinci Charter School	NR/NR/NR	18,869	12.1%	$10.75	$202,842	7.6%	9/30/2022
Total Major Tenants		123,614	79.2%	$16.67	$2,060,684	76.7%

Non-Major Tenants		25,083	16.1%	$24.89	$624,310	23.3%

Occupied Collateral Total		148,697	95.2%	$18.06	$2,684,994	100.0%

Vacant Space		7,426	4.8%

Collateral Total		156,123	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	U/W Base Rent PSF and U/W Base Rent include contractual rent steps through October 1, 2014.
(3)
Walgreens is the sole tenant at four individual Olympia Development Portfolio I Properties. The Walgreens #4398, Walgreens #5447, Walgreens #5580 and Walgreens #4480 property leases expire on October 31, 2028, June 30, 2021, June 30, 2020, and May 31, 2018, respectively.

The following table presents certain information relating to the lease rollover schedule at the retail and office Olympia Development Portfolio I Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	1	2,315	1.5%	2,315	1.5%	$42,182	$18.22
2015	2	4,165	2.7%	6,480	4.2%	$85,304	$20.48
2016	1	1,512	1.0%	7,992	5.1%	$32,463	$21.47
2017	1	6,656	4.3%	14,648	9.4%	$93,184	$14.00
2018	3	21,032	13.5%	35,680	22.9%	$451,528	$21.47
2019	0	0	0.0%	35,680	22.9%	$0	$0.00
2020	1	15,120	9.7%	50,800	32.5%	$320,000	$21.16
2021	1	15,120	9.7%	65,920	42.2%	$333,000	$22.02
2022	1	18,869	12.1%	84,789	54.3%	$202,842	$10.75
2023	1	4,523	2.9%	89,312	57.2%	$199,645	$44.14
Thereafter	2	59,385	38.0%	148,697	95.2%	$924,846	$15.57
Vacant	0	7,426	4.8%	156,123	100.0%	$0	$0.00
Total/Weighted Average	14	156,123	100.0%			$2,684,994	$18.06

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OLYMPIA DEVELOPMENT PORTFOLIO I

The following table presents historical occupancy percentages at the Olympia Development Portfolio I Properties:

Historical Occupancy

Property Name	2010(1)	2011(1)	2012(1)	10/1/2013(2)
Publix Supermarket & Retail: H&R Block, UPS, Domino’s	100.0%	100.0%	100.0%	100.0%
Safety Harbor Resort & Spa	47.7%	50.2%	57.9%	59.2%
Dunedin Office (DaVinci & BayCare) Remaining Retail Properties	83.0% 100.0%	83.0% 100.0%	74.0% 100.0%	74.0% 100.0%

(1)	Information obtained from the borrower rent roll and leases.
(2)	The Safety Harbor Resort & Spa property occupancy is as of the trailing 12-months ended July 31, 2013.

Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the retail and office Olympia Development Portfolio I Properties:

Cash Flow Analysis

	2011	2012	TTM 7/31/2013	U/W	U/W $ per SF
Base Rent	$2,811,114	$2,559,629	$2,625,750	$2,684,994	$17.20
Grossed Up Vacant Space	0	0	0	115,103	0.74
Total Reimbursables	131,740	131,255	130,972	239,334	1.53
Other Income	999	4,086	3,485	3,485	0.02
Less Vacancy & Credit Loss	0	0	0	(180,814)(1)	(1.16)
Effective Gross Income	$2,943,853	$2,694,969	$2,760,208	$2,862,101	$18.33

Total Operating Expenses	$384,096	$330,823	$299,405	$416,907	$2.67

Net Operating Income	$2,559,757	$2,364,146	$2,460,803	$2,445,195	$15.66
TI/LC	0	0	0	23,418	0.15
Capital Expenditures	0	0	0	15,389	0.10
Net Cash Flow	$2,559,757	$2,364,146	$2,460,803	$2,406,388	$15.41

(1)	The underwritten economic vacancy is 5.9%. The retail and office Olympia Development Portfolio I Properties were 95.2% occupied as of October 1, 2013.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Safety Harbor Resort & Spa property:

Cash Flow Analysis

	2011	2012	TTM 7/31/2013	U/W	U/W $ per Room
Occupancy	50.2%	57.9%	59.2%	58.9%
ADR	$100.44	$109.22	$114.58	$114.58
RevPAR	$50.39	$63.29	$67.83	$67.46

Total Revenue	$9,987,213	$11,385,503	$11,789,517	$11,789,517	$68,147
Total Department Expenses	5,492,597	5,618,740	5,851,393	5,851,393	33,823
Gross Operating Profit	$4,494,616	$5,766,763	$5,938,124	$5,938,124	$34,324

Total Undistributed Expenses	3,626,327	4,333,855	4,165,805	4,186,561	24,200
Profit Before Fixed Charges	$868,289	$1,432,908	$1,772,319	$1,751,562	$10,125

Total Fixed Charges	690,713	658,762	737,079	741,859	4,288

Net Operating Income	$177,576	$774,146	$1,035,240	$1,009,704	$5,836
FF&E	0	0	0	471,581	2,726
Net Cash Flow	$177,576	$774,146	$1,035,240	$538,123	$3,111

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OLYMPIA DEVELOPMENT PORTFOLIO I

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Olympia Development Portfolio I Properties as a collective whole:

Combined Cash Flow Analysis

	2011	2012	TTM 7/31/2013	U/W
Net Operating Income	$2,737,333	$3,138,292	$3,496,043	$3,454,897

Net Cash Flow	$2,737,333	$3,138,292	$3,496,043	$2,944,511

NOI DSCR	1.21x	1.38x	1.54x	1.52x
NCF DSCR	1.21x	1.38x	1.54x	1.30x
NOI DY	7.8%	8.9%	10.0%	9.8%
NCF DY	7.8%	8.9%	10.0%	8.4%

Appraisal.  As of various appraisal valuations dates ranging from August 20, 2013 to August 29, 2013, the Olympia Development Portfolio I Properties had an aggregate “as-is” appraised value of $50,560,000.

Environmental Matters.  According to the Phase I environmental site assessments dated between September 3, 2013 and September 12, 2013, there was no evidence of any recognized environmental conditions at the Olympia Development Portfolio I Properties, except with respect to the Safety Harbor Resort & Spa property. Four historical underground storage tanks have been removed from the Safety Harbor Resort & Spa property and soil and groundwater remediation has been completed. The Safety Harbor Resort & Spa property was designated “No Further Action” on January 7, 1993. The Phase I environmental report recommended that any onsite wells, if no longer in use, should be properly abandoned in accordance with applicable regulatory requirements and implement an Asbestos Operations and Maintenance (O&M) Plan, which is already in place.

Market Overview and Competition.  Seven of the Olympia Development Portfolio I Properties are located in the Tampa MSA. With an estimated 2013 population of approximately 2.9 million, the Tampa MSA is the second most populous metropolitan area in the state of Florida. Employment growth in the Tampa MSA has outpaced the state of Florida in terms of job creation since early 2011. Overall employment in the Tampa MSA totaled approximately 1.26 million, as of May 2013, representing an increase of 10.4% from January 2011. According to the Bureau of Labor Statistics, the unemployment rate for the Tampa MSA was 7.3%, as of June 2013. According to a market research report, as of mid-year 2013 the Tampa MSA retail market had a vacancy rate of 7.2% and a quoted rental rate of $13.70. The Tampa MSA office market had a vacancy rate of 13.3% as of mid-year 2013 and a quoted rental rate of $18.28.

Three of the Olympia Development Portfolio I Properties are located in the Atlanta MSA. With an estimated 2013 population of approximately 5.5 million, the Atlanta MSA is the 9th largest in the U.S. Over half of the State of Georgia’s population lives and works with the Atlanta MSA. According to the third party research report, the unemployment rate for the Atlanta MSA was 8.8%, as of June 2013. According to a market research report, as of mid-year 2013 the Atlanta MSA retail market has a vacancy rate of 9.7% and a quoted rental rate of $12.91.

The Borrowers.  The borrowers are seven separate limited liability companies, each of which is a single purpose entity and has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Olympia Development Portfolio I Mortgage Loan.  William Touloumis, the principal of the borrower, is the guarantor of certain nonrecourse carveouts under the Olympia Development Portfolio I Mortgage Loan.

The Sponsor.  The sponsor for the Olympia Development Portfolio I Mortgage Loan is William Touloumis.  Olympia Development Group (“Olympia”) is a commercial real estate development company founded in 1991 by William Toulomis. Starting with single tenant projects, Olympia has expanded its expertise and now owns, manages and/or leases approximately 850,000 square feet of rentable area in 35 completed or under development projects in Florida and Georgia. The executive team has over 200 years combined experience delivering architectural and construction expertise with in-house sales, leasing, financial and legal capabilities.

Escrows.  The loan documents provide for upfront escrows in the amount of $350,180 for real estate taxes, $129,321 for insurance premiums and $124,310 for deferred maintenance.

The loan documents require monthly reserves in the amount of $37,056 for real estate taxes for the non-Walgreens occupied Olympia Development Portfolio I Properties, $41,054 for insurance premiums, $1,282 for replacement reserves, $1,952 for tenant improvements and leasing commissions and an amount equal to 1/12th of 4.0% of the gross income from operations from the Safety Harbor Resort & Spa during the calendar year immediately preceding the calendar year of such monthly payment date for FF&E at the Safety Harbor Resort & Spa property. The borrower will be required to make monthly tax deposits with respect to the Walgreens occupied properties in the event that (i) an event of default has occurred and is continuing; (ii) Walgreens is not expressly obligated to directly pay all taxes due; (iii) the respective Walgreens lease is not in full force and effect; (iv) Walgreens does not pay all taxes prior to the due date; or (v) the borrower does not provide paid receipts for the on time payment of taxes to the lender.

Upon the occurrence and continuation of a Critical Tenant Trigger Event (as defined below), all Remaining Cash Flow (as defined below) will be swept into the Critical Tenant TI/LC reserve fund.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OLYMPIA DEVELOPMENT PORTFOLIO I

A “Critical Tenant Trigger Event” will occur if (i) on or prior to 12 months prior to the then applicable date on which Walgreen Co. (“Walgreens”) is permitted to terminate its lease in accordance with section 3 of the Walgreens lease, Walgreens fails to waive its right to terminate its lease, (ii) a monetary event of default occurs under the Walgreens lease, the Publix Super Markets, Inc. (“Publix”) lease or the Academie Da Vinci Charter School, Inc. (“Davinci”) lease, as applicable, (iii) Walgreens, Publix or Davinci is subject to a bankruptcy or insolvency proceeding or (iv) Walgreens is downgraded below BBB-/Baa3 by Fitch, Moody’s and DBRS.

Lockbox and Cash Management.  The Olympia Development Portfolio I Mortgage Loan requires a lender-controlled lockbox which is already in place and springing cash management. The Olympia Development Portfolio I Mortgage Loan documents require all revenue to be deposited directly into a lockbox account. Prior to the occurrence of a Cash Management Trigger Event, as defined below, all funds in the lockbox account will be released to the borrower. From and after the occurrence and continuation of a Cash Management Trigger Event (as defined below), funds in the lockbox account will be swept daily into a lender controlled cash management account. In the absence of a Cash Sweep Event, (as defined below), all funds in the cash management account will be applied by the lender to payments of debt service, required reserves, approved operating expenses and other items required under the loan documents and the remaining cash flow (“Remaining Cash Flow”) will be released to the borrower. Upon the occurrence and continuation of a Cash Sweep Event all Remaining Cash Flow will be held by the lender as additional collateral for the Olympia Development Portfolio I Mortgage Loan.

A “Cash Management Trigger Event” will commence upon: (i) the occurrence and continuance of an event of default; (ii) the bankruptcy or insolvency of the borrower, guarantor, or the property manager; (iii) the DSCR falling below 1.20x; (iv) the occurrence of a Critical Tenant Trigger Event; or (v) the failure to repay or defease the entire Olympia Development Portfolio I Mortgage Loan on or prior to the ARD.

A “Cash Sweep Event” will commence upon (i) an event and continuance of default; (ii) the bankruptcy or insolvency of the borrower, guarantor, or the property manager; (iii) the amortizing DSCR falling below 1.10x; (iv) the occurrence of a Critical Tenant Trigger Event, defined below; or (v) the failure to repay or defease the entire Olympia Development Portfolio I Mortgage Loan on or prior to the ARD.

Property Management.  The Olympia Development Portfolio I Properties are managed by an affiliate of the borrower.

Assumption.  The borrower has a right to transfer the Olympia Development Portfolio I Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) if requested by the lender, rating agency confirmation from Fitch, Moody’s and DBRS that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee reasonably acceptable to the lender; and (iii) transferee and transferee’s sponsors (together with transferee’s proposed property manager) are experienced owners and operators of properties similar in location, size, class, use, operation and value as the Olympia Development Portfolio I Properties, as evidenced by financial statements and other information reasonably satisfactory to the lender.

Partial Release.  After the expiration of the lockout period, the loan documents permit the release of an individual Olympia Development Portfolio I Property from the lien of the security instrument subject to the satisfaction of certain conditions, including, but not limited to, (i) the borrower delivers defeasance collateral in an amount equal to 125% of the allocated loan amount for the property to be released (or 120% of the allocated loan amount in connection with a release of the Safety Harbor Resort & Spa property), (ii) after the release, (a) the net cash flow DSCR for all remaining properties is not less than the greater of (x) 1.25x and (y) the net cash flow DSCR for all properties immediately preceding such release; and (b) the loan-to-value ratio of all remaining properties is not greater than the lesser of (x) 69.5% and (y) the loan-to-value ratio for all properties immediately preceding the release. In addition, the loan documents permit the free release of certain vacant and unimproved parcels located at the Dunedin Property, provided, among other things, the release is in compliance with the REMIC requirements.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Olympia Development Portfolio I Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a ninety-day extended period of indemnity.

Windstorm/Flood Insurance.  The loan documents require windstorm insurance for the Olympia Development Portfolio Properties located in Florida covering the full replacement cost for such property during the loan term. At the time of closing, such insurance is maintained by the borrower, except with respect to Florida properties that contain Walgreens (which tenant insures such properties against windstorm loss pursuant to its lease and as permitted under the loan documents).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

MARRIOTT COURTYARD - GOLETA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT COURTYARD - GOLETA

Lake Cachuma
Lake Cachuma Recreational Area
Chumash Hwy
LOS PADRES NATIONAL FOREST
San Marcos Pass Rd
SANTA YNEZ MOUNTAINS
Tuckers Grove Park
Lauro Reservoir
Santa Barbara Botanic Gardens
Foothill Rd
Mission Canyon
Cathedral Oaks Rd
Goleta
San Francisco 323 miles
Cathedral Oaks Rd
Los Carneros County Park
Calle Real Shopping Ctr.
La Cumbre Rd
LaCumbre Plaza
Museum of Natural History
Evergreen Park
AMTRAK
Hollister Ave
Goleta Amtrak
Santa Barbara Golf Club
Mission Santa Barbara
Modoc Rd
Earl Warren Showgrounds
Santa Barbara Cottage Hospital
Sandpiper Golf Course
University Plaza Shopping Center
Hollister Ave
Storke Rd
Goleta Valley Cottage Hospital
La Cumbre Golf & Country Club
Santa Barbara Shores County Park
Ocean Meadows Golf Course
Harder Stadium
Santa Barbara Municipal Airport
Hidden Oaks Country Club
Sunken Gardens
Caesar Uyesaka Stadium
Storke Field
Goleta Beach
SANTA BARBARA
Paseo Nuevo
University of California-Santa Barbara
Storke Tower
Isla Vista
University Art Museum
Marina Dr
Elings Park
Los Angeles 94 miles
Cliff Dr
Santa Barbara City College
Marriott Courtyard - Goleta
401 Storke Road
Goleta, CA 93117
Santa Barbara Lighthouse
Shoreline Park
Pacific Ocean
OREGON
IDAHO
Medford
Eureka
Redding
Elko
GREAT BASIN
Reno
Carson City
SACRAMENTO
Lake Tahoe
NEVADA
Santa Rosa
Oakland
SAN FRANCISCO
SAN JOSE
SIERRA NEVADA MTS.
Marina
Fresno
COAST RANGES
Pacific Ocean
CALIFORNIA
LAS VEGAS
AZ
Bakersfield
Barstow
Goleta
Santa Barbara
LOS ANGELES
San Bernardino
MOJAVE DESERT
Long Beach
Anaheim
Palm Springs
Yuma
SAN DIEGO
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Marriott Courtyard - Goleta

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$30,100,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$30,100,000	Location:	Goleta, CA
% of Initial Pool Balance:	3.3%	Size:	115 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$261,739
Borrower Name:	Camino Real Hotels, LLC	Year Built/Renovated:	2012/NAP
Sponsor:	Robert D. Olson	Title Vesting:	Fee
Mortgage Rate:	5.040%	Property Manager:	Courtyard Management Corporation
Note Date:	October 18, 2013	3rd Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(2):	NAV
Maturity Date:	November 1, 2023	Most Recent Occupancy (As of)(2):	NAV
IO Period:	None	Current Occupancy (As of):	77.9% (8/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information(2):
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	NAV
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of):	$3,281,737 (TTM 8/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$6,601,349
Additional Debt Type:	NAP	U/W Expenses:	$3,285,765
U/W NOI:	$3,315,583
U/W NCF:	$3,051,529
U/W NOI DSCR:	1.70x
U/W NCF DSCR:	1.57x
Escrows and Reserves(1):	U/W NOI Debt Yield:	11.0%
U/W NCF Debt Yield:	10.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$43,200,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 16, 2013
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	69.7%
FF&E	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	57.3%

(1)	See “Escrows” section.
(2)	No additional occupancy or financial information is available as the Marriott Courtyard - Goleta property was built in 2012.

The Mortgage Loan.  The mortgage loan (the “Marriott Courtyard - Goleta Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a limited service hotel located in Goleta, California (the “Marriott Courtyard - Goleta Property”).  The Marriott Courtyard - Goleta Mortgage Loan was originated on October 18, 2013 by The Royal Bank of Scotland. The Marriott Courtyard - Goleta Mortgage Loan had an original principal balance of $30,100,000, has an outstanding principal balance as of the Cut-off Date of $30,100,000 and accrues interest at an interest rate of 5.040% per annum.  The Marriott Courtyard - Goleta Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Marriott Courtyard - Goleta Mortgage Loan matures on November 1, 2023.

Following the lockout period, the borrower has the right to defease the Marriott Courtyard - Goleta Mortgage Loan in whole, but not in part, on any due date before August 1, 2023.  In addition, the Marriott Courtyard - Goleta Mortgage Loan is prepayable without penalty on or after August 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$30,100,000	100.0%	Loan payoff	$15,991,286	53.1%
			Closing costs	160,616	0.5
			Return of equity	13,948,098	46.3
Total Sources	$30,100,000	100.0%	Total Uses	$30,100,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT COURTYARD - GOLETA

The Property.  The Marriott Courtyard - Goleta Property is a 115-room, two-story limited service hotel located in Goleta, California. The Marriott Courtyard - Goleta Property was constructed in 2012 and features 35 king guestrooms, 69 queen guestrooms, 10 king suite guestrooms and one queen suite guestroom. Amenities at the Marriott Courtyard - Goleta Property include a business center, 1,500 square feet of meeting and group space, a restaurant that serves breakfast, dinner, and evening cocktails, pool and whirlpool, fitness center, market pantry, guest laundry and a putting green.  The Marriott Courtyard - Goleta Property has 118 surface parking spaces, which equates to 1.0 space per room. The management agreement expires in August 2032 with one, 10-year renewal option.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Courtyard - Goleta Property:

Cash Flow Analysis(1)

	TTM 8/31/2013	U/W	U/W $ per Room
Occupancy	77.9%	77.9%
ADR	$186.66	$186.66
RevPAR	$145.43	$145.43
Number of Days Open	351	365

Total Revenue	$6,345,495	$6,601,349	$57,403
Total Department Expenses	1,210,221	1,258,492	10,943
Gross Operating Profit	$5,135,274	$5,342,856	$46,460

Total Undistributed Expenses	1,633,481	1,764,988	15,348
Profit Before Fixed Charges	$3,501,793	$3,577,868	$31,112

Total Fixed Charges	220,056	262,285	2,281

Net Operating Income	$3,281,737	$3,315,583	$28,831
FF&E	0	264,054	2,296
Net Cash Flow	$3,281,737	$3,051,529	$26,535

NOI DSCR	1.68x	1.70x
NCF DSCR	1.68x	1.57x
NOI DY	10.9%	11.0%
NCF DY	10.9%	10.1%

(1)	No additional historical financial information is available as the Marriott Courtyard - Goleta Property opened in August 2012.

Appraisal.  As of the appraisal valuation date of September 16, 2013, the Marriott Courtyard - Goleta Property had an “as-is” appraised value of $43,200,000.

Environmental Matters.  According to the Phase I environmental site assessment dated September 24, 2013, there was no evidence of any recognized environmental conditions at the Marriott Courtyard - Goleta Property.

Market Overview and Competition.  The Marriott Courtyard - Goleta Property is located in the county of Santa Barbara, at the intersection of Storke and Phelps Road approximately 90 miles north of Los Angeles.  The Marriott Courtyard - Goleta is located less than one-mile from the Pacific Coastal Highway (Route 1), which provides primary regional access to Ventura to the southeast and San Francisco to the northwest.  The Marriott Courtyard - Goleta Property is located less than four miles west of the  Santa Barbara Municipal Airport, the busiest airport on the California coast between Los Angeles and San Jose, serving more than 750,000 passengers annually.  The Marriott Courtyard - Goleta Property benefits from local demand generators such as the Santa Barbara Museum of Art, more than 130 wineries, Girsch Park, a 35-acre outdoor sports complex that attracts approximately 350,000 visitors per year, and Stearns Wharf, a popular landmark parallel to the Pacific shoreline.  The University of California, Santa Barbara (“USCB”) is located less than two miles southeast of the Marriott Courtyard - Goleta Property. USCB has an enrollment of over 21,000 undergraduate students and is the largest employer within the area, with almost 10,000 employees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT COURTYARD - GOLETA

The following table presents certain information relating to the Marriott Courtyard - Goleta Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott Courtyard - Goleta			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2013 TTM	75.7%	$146.45	$110.89	77.7%	$184.53	$143.29	102.6%	126.0%	129.2%
8/31/2012 TTM	81.9%	$146.40	$119.88	NAP	NAP	NAP	NAP	NAP	NAP
8/31/2011 TTM	81.3%	$139.75	$113.64	NAP	NAP	NAP	NAP	NAP	NAP

(1)
Information obtained from a third party hospitality report dated September 18, 2013.  According to such third party hospitality report, the competitive set includes the following hotels: Courtyard Santa Barbara Goleta, Hotel Goleta, Best Western Plus South Coast Inn, Pacifica Suites and Hampton Inn Santa Barbara Goleta.

The Borrower.  The borrower is Camino Real Hotels, LLC, a California limited liability company and a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Courtyard - Goleta Mortgage Loan.  Robert D. Olson is the guarantor of certain nonrecourse carveouts under the Marriott Courtyard - Goleta Mortgage Loan.

The Sponsor.  Robert D. Olson is the sponsor and is the founder of R.D. Olson Development, an Irvine, California-based firm engaged in the development and repositioning of commercial properties nationwide.  Mr. Olson established the company in 1997 following nearly 20 years as the founder and CEO of R.D. Olson Construction.

Escrows.  No upfront tax, insurance and FF&E reserves are required.  No monthly tax escrow is required so long as (i) no event of default has occurred and is continuing; (ii) the borrower adheres to making payments as defined in the management agreement; and (iii) the borrower provides the lender with evidence of timely payments.  No monthly insurance escrow is required so long as (i) no event of default has occurred and is continuing; (ii) the borrower participates in an insurance program and complies with all obligations under the franchise agreement with respect to insurance reserves and payment of insurance premiums; and (iii) the borrower provides the lender with evidence of timely payments.  No monthly FF&E escrow is required so long as (i) no event of default has occurred and is continuing; and (ii) the borrower adheres to making payments as defined in the management agreement.

Lockbox and Cash Management.  The Marriott Courtyard - Goleta Mortgage Loan requires a lender-controlled lockbox account be established upon the occurrence of a Cash Management Period. During a Cash Management Period (as defined below), Marriott agrees to deposit all net cash flow payable by Marriott to the borrower into the lockbox account and all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio falling below 1.20x at the end of any calendar quarter. A Cash Management Period will expire upon (a) with respect to the matters described in clause (i) above, the cure of such event of default; and (b) with respect to the matters described in clause (ii) above, the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters.

Property Management.  The Marriott Courtyard - Goleta Property is managed by Courtyard Management Corporation.

Assumption.  The borrower has the right to transfer the Marriott Courtyard - Goleta Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and DBRS that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Marriott Courtyard - Goleta Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The lender did not require an earthquake insurance policy at the time of loan closing.  Based on the seismic study, the probable maximum loss (PML) was 8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

SECURITY SELF STORAGE PORTFOLIO I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURITY SELF STORAGE PORTFOLIO I

Stagecoach
The Woodlands
Tomball
Spring
Kingwood
Atascocita
Humble
Cypress
Crosby
Jersey Village
Aldine
HOUSTON
Sheldon
Barrett
Katy
Katy Frwy
Channelview
Cloverleaf
Uptown
Jacinto City
Baytown
Westpark Tollway
Bellaire
Mission Bend
Alief
Pasadena
La Porte
Deer Park
Pecan Grove
Richmond
Stafford
South Houston
Seabrook
Sugar Land
Missouri City
Rosenberg
Greatwood
Fresno
Pearland
Friendswood
League City
Arcola
Sienna Plantation
Manvel
Texas City
Grand Pkwy
Alvin
Santa Fe
Hitchcock

DENTON
Prosper
McKinney
FRISCO
Northlake
Flower Mound
Lewisville
Allen
PLANO
Carrollton
Westlake
Keller
Coppell
Farmers Branch
RICHARDSON
Grapevine
GARLAND
N. Richland Hills
Hurst
University Park
Haltom City
Euless
IRVING
Highland Park
FORT WORTH
DALLAS
MESQUITE
ARLINGTON
GRAND PRAIRIE
Benbrook
Duncanville
Rendon
DeSoto
Lancaster
Mansfield
Cedar Hill
Burleson
Midlothian
Cleburne
Alvarado
Waxahachie

Security Self Storage Portfolio I

1	Westheimer Road	Houston, TX
2	Spring Valley Road	Dallas, TX
3	Austin Highway	San Antonio, TX
4	West Jewell Avenue	Lakewood, CO
5	South Dairy Ashford Road	Houston, TX
6	North Belt Line Road	Irving, TX
7	West Avenue	San Antonio, TX

Broomfield
Thornton
Northglenn
Denver International Airport
Westminster
Rocky Mountain Arsenal Natl. Wildlife Refuge
Arvada
Commerce City
Wheat Ridge
DENVER
Applewood
Golden
Glendale
Lakewood
AURORA
Cherry Hills Village
Englewood
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker

Boerne
Bulverde
Canyon Lake
Fair Oaks Ranch
Scenic Oaks
Timberwood Park
New Braunfels
Cross Mountain
Grey Forest
Hollywood Park
Garden Ridge
Schertz
Cibolo
Marion
Helotes
Hill Country Village
Universal City
Castle Hills
Live Oak
Converse
Leon Valley
Alamo Heights
Terrell Hills
Zuehl
Kirby
SAN ANTONIO
St. Hedwig
China Grove
La Vernia
Elmendorf
Lytle
Somerset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Security Self Storage Portfolio I

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/DBRS):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$26,800,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$26,800,000			Location:	Various – See Table
% of Initial Pool Balance:	3.0%			Size:	381,700 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$70.21
Borrower Name:	Security Portfolio I, LLC			Year Built/Renovated:	Various – See Table
Sponsor(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.860%			Property Manager:	Landvest Corporation
Note Date:	October 21, 2013			3rd Most Recent Occupancy (As of):	88.8% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	90.5% (12/31/2011)
Maturity Date:	November 1, 2023			Most Recent Occupancy (As of):	92.7% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	92.6% (10/8/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,545,324 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,767,385 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,881,434 (TTM 8/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes			U/W Revenues:	$4,412,027
Additional Debt Type(2):	Future Mezzanine			U/W Expenses:	$1,752,205
				U/W NOI:	$2,659,822
				U/W NCF:	$2,590,685
				U/W NOI DSCR:	1.57x
Escrows and Reserves(3):				U/W NCF DSCR:	1.52x
				U/W NOI Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.7%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$37,650,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(4):	Various
Replacement Reserves	$0	$5,761	$138,274	Cut-off Date LTV Ratio:	71.2%
Deferred Maintenance	$84,784	$0	NAP	LTV Ratio at Maturity or ARD:	58.2%

(1)	See “The Sponsors” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “Security Self Storage Portfolio I Mortgage Loan”) is evidenced by a single promissory note that is secured by two first mortgages encumbering seven self storage properties located in Texas and Colorado (the “Security Self Storage Portfolio I Properties”).  The Security Self Storage Portfolio I Mortgage Loan was originated on October 21, 2013 by Wells Fargo Bank, National Association.  The Security Self Storage Portfolio I Mortgage Loan had an original principal balance of $26,800,000, has an outstanding principal balance as of the Cut-off Date of $26,800,000 and accrues interest at an interest rate of 4.860% per annum.  The Security Self Storage Portfolio I Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Security Self Storage Portfolio I Mortgage Loan matures on November 1, 2023.

Following the lockout period, the borrower has the right to defease the Security Self Storage Portfolio I Mortgage Loan in whole or in part on any day before August 1, 2023.  In addition, the Security Self Storage Portfolio I Mortgage Loan is prepayable without penalty on or after August 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURITY SELF STORAGE PORTFOLIO I

Sources and Uses

Sources			Uses
Original loan amount	$26,800,000	100.0%	Loan payoff	$2,897,874	10.8%
			Reserves	84,784	0.3
			Closing costs	804,139	3.0
			Return of equity	23,013,203	85.9
Total Sources	$26,800,000	100.0%	Total Uses	$26,800,000	100.0%

The Properties.  The Security Self Storage Portfolio I Mortgage Loan is secured by the fee interests in seven self storage properties totaling 381,700 rentable square feet and located in two states:  Texas (6 properties) and Colorado (1 property).  The Security Self Storage Portfolio I Properties range in size from 48,160 square feet to 62,970 square feet and amenities include surveillance cameras, individual locks, keypad entry and on-site management.  In addition, all of the Security Self Storage Portfolio I Properties with the exception of the West Jewell Avenue property have climate controlled units. As of October 8, 2013 the Security Self Storage Portfolio I Properties were 92.6% occupied.

The following table presents certain information relating to the Security Self Storage Portfolio I Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Westheimer Road – Houston, TX	$4,911,554	18.3%	93.2%	1993/NAP	57,375	$6,900,000
Spring Valley Road – Dallas, TX	$4,555,645	17.0%	91.5%	1994/NAP	62,970	$6,400,000
Austin Highway – San Antonio, TX	$4,128,552	15.4%	91.9%	1994/NAP	49,840	$5,800,000
West Jewell Avenue – Lakewood, CO	$3,950,598	14.7%	91.3%	1996/NAP	52,500	$5,550,000
South Dairy Ashford Road – Houston, TX	$3,274,369	12.2%	93.8%	1994/NAP	50,030	$4,600,000
North Belt Line Road – Irving, TX	$3,060,823	11.4%	93.4%	1994/NAP	60,825	$4,300,000
West Avenue – San Antonio, TX	$2,918,459	10.9%	92.9%	1994/NAP	48,160	$4,100,000
Total/Weighted Average	$26,800,000	100.0%	92.6%		381,700	$37,650,000

The following table presents historical occupancy percentages at the Security Self Storage Portfolio I Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	10/8/2013
88.8%	90.5%	92.7%	92.6%

(1)	Information obtained from the borrowers.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Security Self Storage Portfolio I Properties:

Cash Flow Analysis

	2011	2012	TTM 8/31/2013	U/W	U/W $ per SF
Base Rent	$4,295,893	$4,504,384	$4,643,798	$4,626,202	$12.12
Grossed Up Vacant Space	0	0	0	373,752	0.98
Less Concessions	(224,107)	(243,564)	(263,568)	(263,568)	(0.69)
Other Income	154,321	172,958	171,211	171,211	0.45
Less Vacancy & Credit Loss	0	0	0	(495,570)(1)	(1.30)
Effective Gross Income	$4,226,107	$4,433,778	$4,551,441	$4,412,027	$11.56

Total Operating Expenses	$1,680,783	$1,666,392	$1,670,007	$1,752,205	$4.59

Net Operating Income	$2,545,324	$2,767,385	$2,881,434	$2,659,822	$6.97
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	69,137	0.18
Net Cash Flow	$2,545,324	$2,767,385	$2,881,434	$2,590,685	$6.79

NOI DSCR	1.50x	1.63x	1.70x	1.57x
NCF DSCR	1.50x	1.63x	1.70x	1.52x
NOI DY	9.5%	10.3%	10.8%	9.9%
NCF DY	9.5%	10.3%	10.8%	9.7%

(1)	The underwritten economic vacancy is 9.9%. The Security Self Storage Portfolio I Properties were 92.6% physically occupied as of October 8, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURITY SELF STORAGE PORTFOLIO I

Appraisal.  As of the appraisal valuation dates ranging from May 16, 2013 through August 26, 2013 the Security Self Storage Portfolio I Properties had an aggregate “as-is” appraised value of $37,650,000.

Environmental Matters.  According to Phase I environmental assessments dated May 28, 2013 through September 3, 2013, recognized environmental conditions were identified at the West Jewell Avenue property.  A former gasoline service station was located immediately northeast of the West Jewell Avenue property.  Three groundwater monitoring wells were installed in 1997 and 1998, it was determined there was no significant risk to human and environmental health and a no action determination letter was issued by the Colorado Department of Public Health.  The Phase I investigation recommended no further action.

The Borrower.  The borrower is Security Portfolio I, LLC, a Delaware limited liability company and single purpose entity.  James E. Harris Jr., Stephen L. Clark, the Stephen L. Clark Trust, Orlin E. Ard, Jr. and the Orlin E. Ard, Jr. Revocable Trust, the indirect owners of the borrower, are the guarantors of certain nonrecourse carveouts under the Security Self Storage Portfolio I Mortgage Loan.

The Sponsor.  The sponsors are James E. Harris Jr., Stephen L. Clark and Orlin E. Ard, Jr.  Stephen L. Clark and Orlin E. Ard Jr. founded Security Self Storage in 1979 and have developed over 50 facilities in seven states.

Escrows.  The loan documents provide for an upfront escrow in the amount of $84,784 for deferred maintenance and ongoing monthly reserves in the amount of $5,761 for replacement reserves (subject to a cap of $138,274).  The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met:  (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with proof of timely payment of real estate taxes.  The loan documents do not require monthly escrows for insurance provided the following conditions are met: (a) no event of default has occurred and is continuing; (b) the Security Self Storage Portfolio I Properties are covered by an acceptable blanket insurance policy; and (c) the Security Self Storage Portfolio I borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management.  Upon the occurrence of a Trigger Event (as defined below), the Security Self Storage Portfolio I Mortgage Loan requires that a lender-controlled lockbox account be established and the borrower will direct the property managers to deposit all rents directly into such lockbox account.  The loan documents also require that upon an occurrence of a Trigger Event, all cash revenues and other monies received by the borrower or the property managers relating to the Security Self Storage Portfolio I Properties be deposited directly into the lockbox account.

A “Trigger Event” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the net cash flow debt service coverage ratio for the trailing 12-month period falling below 1.15x at the end of any calendar month.  A  Trigger Event will expire, with regard to circumstances in clause (i), upon the cure of such event of default (provided that a Trigger Event has not occurred and is not continuing pursuant to clause (ii)), or with regard to circumstances in clause (ii), upon the date that the net cash flow debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters (provided that an event of default has not occurred and is continuing).

Property Management.  The Security Self Storage Portfolio I Properties are managed by Landvest Corporation.

Assumption.  The borrower has a three-time right to transfer the Security Self Storage Portfolio I Properties, in whole but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and DBRS that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2013-C17 Certificates, the borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including (i) having the principal balance reduced by the greater of (a) 100% of net proceeds of the sale of the release property; and (b) 125% of the released property’s allocated loan balance; (ii) the loan-to-value ratio with respect to the remaining properties will be no greater than the lesser of (a) 70.0%; and (b) the combined loan-to-value ratio of all properties prior to release; (iii) the net cash flow debt service coverage ratio with respect to the remaining properties will be no less than the greater of (a) 1.45x; and (b) the combined net cash flow debt service coverage ratio of all properties prior to release; (iv) the net cash flow debt yield with respect to the remaining properties will be no less than 10.0%; and (v) the lender receives rating agency confirmation from Fitch, Moody’s and DBRS that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  There is no existing mezzanine debt in place related to the Security Self Storage Portfolio I Mortgage Loan; however, future mezzanine debt is permitted at any time prior to October 21, 2022, subject to the satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) the lender receives no less than 30 days prior written notice; (iii) an intercreditor agreement in form and substance acceptable to Fitch, Moody’s, DBRS and any other rating agencies rating securities backed by the Security Self Storage Portfolio I Mortgage Loan and reasonably acceptable to the lender; (iv) the combined loan-to-value ratio will not be greater than or equal to 70.0%; (v) the combined net cash flow debt service coverage ratio will not be less than 1.35x; (vi) the combined net cash flow debt yield will not be less than 10.5%; and (vii)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURITY SELF STORAGE PORTFOLIO I

mezzanine loan documents acceptable to Fitch, Moody’s, DBRS and reasonably acceptable to the lender will have been delivered to the lender.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Security Self Storage Portfolio I Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm/Flood Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the Security Self Storage Portfolio I Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE BARLOW

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BARLOW

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BARLOW

The Barlow
180, 200, 220 Morris Street; 6760, 6770, 6780, 6790 McKinley Street;
6780 & 6790 Depot Street; 6751 Laguna Parkway; 6782 Sebastopol Avenue
Sebastopol, CA 95472
Windsor
Windsor Golf Course
Windsor Rd.
Shiloh Rd.
Shiloh Ranch Regional Park
Old Redwood Hwy.
Larkfield
Eastside Rd.
Airport Blvd.
Slusser Rd.
Charles M. Schulz - Sonoma County Airport
Mark West Spgs Rd.
Redwood Hwy
River Rd.
River Rd.
Fulton Rd.
Fountaingrove Golf and Athletic Club
Fountain Grove Pkwy.
Joseph Swan Vineyards
Forestville
Hook & Ladder Vineyards and Winery
Martin Ray Winery
Olivet Rd.
River Road Cellars
Scherrer Winery
Dehlinger Winery
Gantz Family Vineyards
Atascadero Creek Winery
Dutton Estate Winery
Guerneville Rd.
Steele Ln.
Coddingtown Mall
Santa Rosa Junior College
Sonoma Hwy.
Howarth Park
SANTA ROSA
Lynmar Estate Winery
Santa Rosa Equestrian Center
College Ave.
Montgomery Dr.
Graton
Gravenstein Hwy.
Walter Hansel Winery
Merry Edwards Winery
Sebastopol Golf Course
Santa Rosa Golf and Country Club
Santa Rosa Plaza
Hoen Ave.
Boudreaux Vineyard
Emeritus Vineyards
Hanna Winery
Stony Point Rd.
Sonoma Co. Fairgrounds
Occidental Rd.
Sebastopol Rd.
Occidental Rd.
Dutton Ave.
Fairgrounds Golf Course
Bennett Valley Golf Course
Balletto Vineyards
Sebastopol Ave.
Santa Rosa Marketplace
Wright Rd.
Hearn Ave.
Sebastopol
Ragle Ranch Regional Park
West County Museum
Dunah Vineyard & Winery
Palm Drive Hospital
Bodega Hwy.
Llano Rd.
SONOMA COUNTY
Santa Rosa Ave.
Petaluma Hill Rd.
Todd Rd.
Jenkins Vineyard
Gravenstein Hwy
Llano Rd.
Millbrae Ave.
Foxtail Golf Club
Redwood Hwy.
Rohnert Park
Rohnert Park Expwy
Spreckels Performing Arts Center
Sonoma State University
Petaluma Hill Rd.
Cotati
Roblar Rd.
Old Redwood Hwy
Penngrove
San Francisco 45 miles
101
12
116
Windsor
Calistoga
Angwin
Guerneville
Larkfield
Santa Rosa
Occidental
Sebastopol
Vacaville
Fairfield
Petaluma
Sonoma
Napa
Vallejo
Novato
Pacific Ocean
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – The Barlow

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$23,800,000			Specific Property Type:	Industrial/Retail
Cut-off Date Principal Balance:	$23,800,000			Location:	Sebastopol, CA
% of Initial Pool Balance:	2.6%			Size:	174,901 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$136.08
Borrower Name:	Barlow Sebastopol, LLC			Year Built/Renovated(2):	Various/Various
Sponsors:	Bernard Aldridge; Donna Aldridge			Title Vesting:	Fee
Mortgage Rate:	4.500%			Property Manager:	Self-managed
Note Date:	October 25, 2013			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	November 1, 2018			Most Recent Occupancy(3):	NAV
IO Period:	12 months			Current Occupancy (As of)(4):	95.3% (10/4/2013)
Loan Term (Original):	60 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(5):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(5):	NAV
Call Protection:	L(24),D(32),O(4)			Most Recent NOI (As of):	$2,039,968 (T-3 Annualized 9/30/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues(5):	$3,146,030
				U/W Expenses:	$851,992
				U/W NOI(5):	$2,294,038
Escrows and Reserves(1):				U/W NCF:	$2,142,085
				U/W NOI DSCR:	1.59x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.48x
Taxes	$23,036	$11,518	NAP	U/W NOI Debt Yield:	9.6%
Insurance	$114,318	$24,832	NAP	U/W NCF Debt Yield:	9.0%
Replacement Reserves	$0	$2,186	$52,470	As-Is Appraised Value:	$35,210,000
TI/LC Reserve	$0	$8,281	$298,116	As-Is Appraisal Valuation Date:	October 2, 2013
Tenant Specific Reserve	$443,250	$0	NAP	Cut-off Date LTV Ratio:	67.6%
Environmental Reserve	$143,125	$0	NAP	LTV Ratio at Maturity or ARD:	63.1%

(1)	See “Escrows” section.
(2)	Six buildings were constructed between 1910 and 1958 and renovated in 2012; the other four buildings were newly constructed in 2012.
(3)	See “Historical Occupancy” section.
(4)
Current Occupancy includes seven tenants who are not yet paying rent or open for business totalling 17,804 square feet (10.2% of net rentable square feet) and $343,249 of the Annual U/W Base Rent (14.4% of Total Annual U/W Base Rent). An upfront reserve totalling $443,250 is in place for all rent and any outstanding TI/LC costs.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “The Barlow Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed use industrial/retail center located in Sebastopol, California (“The Barlow Property”).  The Barlow Mortgage Loan was originated on October 25, 2013 by Wells Fargo Bank, National Association.  The Barlow Mortgage Loan had an original principal balance of $23,800,000, has an outstanding principal balance as of the Cut-off Date of $23,800,000 and accrues interest at an interest rate of 4.500% per annum.  The Barlow Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Barlow Mortgage Loan matures on November 1, 2018.

Following the lockout period, the borrower has the right to defease The Barlow Mortgage Loan in whole, but not in part, on any date before August 1, 2018.  In addition, The Barlow Mortgage Loan is prepayable without penalty on or after August 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BARLOW

Sources and Uses

Sources			Uses
Original loan amount	$23,800,000	97.3%	Loan payoff	$23,206,180	94.9%
Sponsor’s new cash contribution	662,458	2.7%	Reserves	723,729	3.0
			Closing costs	532,549	2.2
Total Sources	$24,462,458	100.0%	Total Uses	$24,462,458	100.0%

The Property.  The Barlow Property is a mixed use industrial/retail center containing approximately 174,901 square feet and located in Sebastopol, California. Originally constructed in 1910 and 1944 through 1958 as an industrial park, The Barlow Property underwent significant renovation and construction in 2012 and now features a modern, eclectic mix of warehouse, production, distribution and retail uses. Six buildings, totaling 119,438 square feet (68.3% of net rentable square feet) were fully renovated, while the other four buildings totaling 55,463 square feet (31.7% of net rentable square feet) are recent construction. Inspired by nationally acclaimed projects such as the Ferry Building in San Francisco and Chelsea Marketplace in New York, The Barlow Property is a place where consumers can buy directly from manufacturers, with a tenancy that includes wine makers, food producers and artisans, creating a space that offers a meeting place and forms a synergy amongst the makers of the regions products and consumers. The Barlow Property features approximately 59,467 square feet (34.0% of net rentable square feet) of warehouse space, 45,873 square feet (26.2% of net rentable square feet) of manufacturing/retail space, 45,581 square feet (26.1% of net rentable square feet) of winery space and 23,980 square feet (13.7% of net rentable square feet) of retail/restaurant space. The Barlow Property is situated on a 9.2-acre parcel, adjacent to and directly east of downtown Sebastopol, with parking provided by approximately 416 surface parking spaces, resulting in a parking ratio of 2.4 spaces per 1,000 square feet of rentable area.  As of October 4, 2013, The Barlow Property was 95.3% leased to 30 tenants.

The following table presents certain information relating to the tenancies at The Barlow Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Kosta Browne Winery(1)	NR/NR/NR	45,581	26.1%	$16.52	$753,180	31.6%	5/31/2020
Guayaki	NR/NR/NR	27,944	16.0%	$11.67	$325,988	13.7%	6/30/2016
Wind Gap Wines	NR/NR/NR	12,106	6.9%	$9.49	$114,885	4.8%	9/30/2017
Spirit Works	NR/NR/NR	8,417	4.8%	$12.00	$101,004	4.2%	1/31/2021
Taylor Maid Farms	NR/NR/NR	8,926	5.1%	$11.17	$99,744	4.2%	5/31/2022
Total Major Tenants		102,974	58.9%	$13.55	$1,394,801	58.6%

Non-Major Tenants(2)		63,789	36.5%	$15.45	$985,249	41.4%

Occupied Collateral Total		166,763	95.3%	$14.27	$2,380,050	100.0%

Vacant Space		8,138	4.7%

Collateral Total		174,901	100.0%

(1)	Kosta Browne Winery has the option to purchase its premises in between January and February 2018, as further detailed in the “KB Release and Purchase Option” section.
(2)
Non-Major Tenants included in occupancy but not yet paying rent or open for business total 17,804 square feet (10.2% of net rentable square feet) and $343,249 of the Annual U/W Base Rent (14.4% of Total Annual U/W Base Rent) and include: Vanguard Properties, Cosie USA, John O Hanses, Subzero Ice Cream, Village Bakery, Indigenous Designs and Cirq. An upfront reserve totaling $443,250 is in place for all rent and any outstanding TI/LC costs ($100,000 of the $443,250).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BARLOW

The following table presents certain information relating to the lease rollover schedule at The Barlow Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	1	4,191	2.4%	4,191	2.4%	$62,868	$15.00
2014	0	0	0.0%	4,191	2.4%	$0	$0.00
2015	2	6,027	3.4%	10,218	5.8%	$68,444	$11.36
2016	7	45,856	26.2%	56,074	32.1%	$551,647	$12.03
2017	4	20,371	11.6%	76,445	43.7%	$235,241	$11.55
2018	9	15,961	9.1%	92,406	52.8%	$329,806	$20.66
2019	0	0	0.0%	92,406	52.8%	$0	$0.00
2020	4	53,350	30.5%	145,756	83.3%	$873,012	$16.36
2021	1	8,417	4.8%	154,173	88.1%	$101,004	$12.00
2022	1	8,926	5.1%	163,099	93.3%	$99,744	$11.17
2023	0	0	0.0%	163,099	93.3%	$0	$0.00
Thereafter	1	3,664	2.1%	166,763	95.3%	$58,284	$15.91
Vacant	0	8,138	4.7%	174,901	100.0%	$0	$0.00
Total/Weighted Average	30	174,901	100.0%			$2,380,050	$14.27

(1)	Information obtained from the underwritten rent roll.
(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Barlow Property:

Historical Occupancy

12/31/2010	12/31/2011	12/31/2012	10/4/2013
NAV(1)	NAV(1)	NAV(1)	95.3%(2)

(1)	Historical Occupancy is not available as The Barlow Property was undergoing renovations to the six existing buildings. Further, four of the buildings were not constructed until 2012.
(2)
Current Occupancy includes seven tenants who are not yet paying rent or open for business totalling 17,804 square feet (10.2% of net rentable square feet) and $343,249 of the Annual U/W Base Rent (14.4% of Total Annual U/W Base Rent). An upfront reserve totalling $443,250 is in place for all rent and any outstanding TI/LC costs.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Barlow Property:

Cash Flow Analysis(1)

	T3 Annualized 9/30/2013	U/W(2)	U/W $ per SF
Base Rent	$2,091,228	$2,380,050	$13.61
Grossed Up Vacant Space	0	184,590	1.06
Percentage Rent	0	0	0.00
Total Reimbursables	564,592	778,868	4.45
Other Income	6,408	0	0.00
Less Vacancy & Credit Loss	0	(197,477)	(1.13)
Effective Gross Income	$2,662,228	$3,146,030	$17.99

Total Operating Expenses	$622,260	$851,992	$4.87

Net Operating Income	$2,039,968	$2,294,038	$13.12
TI/LC	0	125,718	0.72
Capital Expenditures	0	26,235	0.15
Net Cash Flow	$2,039,968	$2,142,085	$12.25

NOI DSCR	1.41x	1.59x
NCF DSCR	1.41x	1.48x
NOI DY	8.6%	9.6%
NCF DY	8.6%	9.0%

(1)
Historical Cash Flow is not available as The Barlow Property was undergoing renovations to the six existing buildings. Further, four of the buildings were not constructed until 2012. An upfront reserve totalling $443,250 is in place for all rent and any outstanding TI/LC costs.

(2)
The increase in U/W Effective Gross Income and Net Operating Income is due to seven tenants who have signed leases but are not yet in occupancy or paying rent. These tenants comprise 17,804 square feet (10.2% of net rentable square feet) and $343,249 of the Annual U/W Base Rent (14.4% of Total Annual U/W Base Rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BARLOW

Appraisal.  As of the appraisal valuation date of October 2, 2013, The Barlow Property had an “as-is” appraised value of $35,210,000 and an “as-stabilized” appraised value of $35,720,000 as of an effective date of March 2, 2014.

Environmental Matters.  According to the Phase I environmental site assessment (“ESA”) dated June 26, 2013, recognized environmental conditions and historical recognized environmental conditions were identified.  Four underground storage tanks (“UST”) were removed from The Barlow Property between 1985 and 1992.  From 1991 through 2012 soil vapor extraction and excavation remediation was performed.  The results of the Phase I ESA recommended no further action other than continued monitoring of the remedial status and cooperation with regulatory oversight associated with the open leaking underground storage tank (“LUST”) case. See “Escrows” for further detail on the additional remediation.

Market Overview and Competition.  The Barlow Property is located in Sebastopol, California, approximately seven miles west of Santa Rosa and 60 miles north of San Francisco, in the heart of Sonoma County’s premium wine producing regions. The Barlow Property is located in downtown Sebastopol near the intersection of Highway 12 and Highway 116, primary thoroughfares in the region connecting Santa Rosa to the coast. The average daily traffic count at the intersection of Highway 12 (Sebastopol Avenue) and Morris Street is 28,000 cars per day. The Barlow Property is located adjacent to complementary retail uses including a Whole Foods, a nine screen movie theater, restaurants and boutique retailers and directly east of downtown Sebastopol. Major demand generators for Sonoma County are the wine industry, government employment and recreation and tourism. According a local tourism report, more than 7 million visitors come to Sonoma County annually, and overnight visitors spend $292 per day, less than half of which is spent on lodging.” According to the appraisal, as of 2013, the estimated population and household income within a five-mile radius of The Barlow Property was approximately 68,009 and $72,286, respectively.

Due to the mixed-use nature of The Barlow Property, the appraisal analyzed both industrial and retail information. According to the appraisal, The Barlow Property is located within the Sebastopol/Bodego/West industrial submarket in the Marin/Sonoma County Market. As of the second quarter of 2013, the submarket reports an estimated inventory of 1.6 million square feet with a 4.6% vacancy rate and average asking rents of $6.86 per square foot, on a triple net basis. According to the appraisal, The Barlow Property is located within the Sebastopol retail submarket in the Sonoma County Market. As of the second quarter of 2013, the submarket reports an estimated inventory of 592,604 square feet with a 1.6% vacancy rate. The appraiser concluded to a market retail rent of $27.00 per square foot, on a triple net basis.

The Borrower. The borrower is Barlow Sebastopol LLC, a Delaware limited liability company and single purpose entity. Legal counsel delivered a non-consolidation opinion in connection with the origination of The Barlow Mortgage Loan. Bernard Aldridge and Donna Aldridge, the loan sponsors, are the guarantors of certain nonrecourse carveouts under The Barlow Mortgage Loan.

The Sponsor. The loan sponsors are Bernard Aldridge and Donna Aldridge. Mr. Aldridge began his career in real estate in 1992 and his previous real estate holdings include 143 single family/condominiums, a 50-unit multifamily property and a 10,000 square foot office building in Santa Rosa, California, as well as a 45,000 square foot mixed use (office/retail) property in Boulder, Colorado.

Escrows. The loan documents provide for upfront escrows in the amount of $23,036 for real estate taxes, $114,318 for insurance, $443,250 for outstanding rent and tenant improvements and leasing commissions associated with tenants not yet in occupancy or paying rent ($100,000 is for outstanding tenant improvements and leasing commissions), and $143,125 for certain environmental testing. The borrower must engage an environmental consultant to complete a vapor encroachment screening (and any other necessary tests) associated with the leaking underground storage tank (“LUST”) at The Barlow Property. If a vapor encroachment condition (“VEC”) exists that requires mitigation, the borrower must install a vapor mitigation system at The Barlow Property and appropriately remediate any environmental hazard, at the borrower’s sole expense, no later than 180 days after The Barlow Mortgage Loan closing date. The loan documents also provide for ongoing monthly escrow deposits of $11,518 for real estate taxes, $24,832 for insurance, $2,186 for replacement reserves (capped at $52,470) and $8,281 for ongoing tenant improvements and leasing commissions (capped at $298,116).

Lockbox and Cash Management. The Barlow Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Other than during a Cash Trap Event Period (as defined below), all funds on deposit are disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing DSCR falling below 1.20x at the end of any calendar quarter; or (iii) the occurrence and continuance of a Kosta Browne Winery (“KB”) Sweep Period (as defined below). A Cash Trap Event Period will end, with regard to the circumstances in clause (i), upon the cure of such event of default; with regard to the circumstances in clause (ii), upon the date that the amortizing DSCR is equal to or greater than 1.20x for two consecutive calendar quarters; with regard to the circumstances in clause (iii), upon the occurrence of a KB Sweep Period Cure (as defined below).

A “KB Sweep Period” will commence upon (i) KB being in monetary or material non-monetary default under its lease; (ii) the commencement of any bankruptcy or insolvency proceedings against KB; (iii) KB vacating or ceasing business operations in any portion of its space; and (iv) KB failing to give notice of lease renewal 12 months prior to its lease expiration date. If the KB Release (as defined below) has occurred, there shall not be a KB Sweep Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BARLOW

A “KB Sweep Period Cure” means, with regard to the circumstances in clause (i), two consecutive calendar quarters after the cure of the applicable default; with regard to the circumstances in clause (ii), upon the date on which a plan of reorganization is confirmed in which KB affirms the lease; with regard to the circumstances in clause (iii), upon KB resuming business operations in the space vacated for three consecutive months; and with regard to the circumstances in clause (iv), upon KB renewing the lease for the entire premises on terms and conditions satisfactory to the lender. Generally, a KB Sweep Period Cure will also occur on the date an acceptable replacement tenant enters into a new lease for the entire KB premises, takes occupancy and commences paying rent or upon the closing of the KB Release.

Property Management.  The Barlow Property is self-managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer The Barlow Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and DBRS that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates.

KB Release and Purchase Option. KB has an option to purchase its leased premises (the “KB Premises”) from January 1, 2018 to February 28, 2018 with six months’ prior notice, subject to certain conditions, including: (i) KB’s continuing to be in occupancy and not in default under its lease; and (ii) satisfaction of the KB Financial Covenants (as defined below). The option price will be based on an appraisal and allows KB to purchase the KB Premises for a minimum price of $10.5 million and a maximum price of $12.5 million. The option may not be assigned. The allocated loan amount for the KB Premises is $7.9 million.

Provided no event of default exists, The Barlow Mortgage Loan documents provide for a one-time right, to be exercised concurrently with the KB purchase option, to release of the KB Premises from the lien of The Barlow Mortgage Loan after the expiration of the lockout period (the “KB Release”) in connection with a partial defeasance, subject to the following conditions: (i) a defeasance amount equal to the sum of (a) $9.48 million, and (b) the greater of (1) 50.0% of the net proceeds of the sale (no less than 94% of the gross sales proceeds) in excess of $9.48 million, or (2) the amount necessary to satisfy the KB Financial Covenants, and (c) any net proceeds remaining after credit to the borrower for actual defeasance costs; and (ii) after giving effect to the release, (a) the amortizing DSCR of the remainder of The Barlow Property must be not less than the greater of 1.30x or the amortizing DSCR immediately prior to the release; (b) the NCF debt yield for the remainder of The Barlow Property must be not less than the greater of 9.25% or the NCF debt yield immediately prior to the release; (c) the “As Is” LTV ratio of the remainder of The Barlow Property must be not greater than the lesser of 65.0% or the LTV ratio immediately prior to the release (collectively, the “KB Financial Covenants”); (d) written evidence that the KB Premises has been legally subdivided from The Barlow Property, and the remaining The Barlow Property represents a separate legal tax parcel; (e) rating agency confirmation from Fitch, Moody’s and DBRS that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 certificates and (f) the delivery of a legal opinion to the lender to demonstrate the release of the KB Premises will satisfy REMIC requirements. Notwithstanding the foregoing, provided that the tests described above are met, the borrower may utilize up to 50.0% of the difference between the sale proceeds and the $9.48 million toward the payment of any defeasance costs described above and no portion of the sale proceeds shall be delivered to the borrower.

Partial Release. Except as otherwise outlined above, not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Barlow Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance.  The lender did not require an earthquake insurance policy at the time of closing. Based on the seismic study, the probable maximum loss (PML) was 11%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

ROCKWALL MARKET CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKWALL MARKET CENTER

Bath&BodyWorks
VACANT
VACANT
OLD NAVY
RALPH HALL PARKWAY
MARKET CENTER DRIVE
ROSS
DRESS FOR LESS
carter's
FIRST CLASS NAILS
claire's
LEGACY SALON
AND DAY SPA
VACANT
INTERSTATE 30
PETCO
OfficeMax
Pier 1 Imports
RENDEZ SALON
MATTRESSFIRM
NASR BROS.
JEWELERS
EYE MASTERS
WEE
DREAMSCAPES
PetDoctor
Michaels
burkes
OUTLET
N
Anchor / Major
Non Anchor / In-line
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKWALL MARKET CENTER

Rockwall Market Center
2663-2885 Market Center Drive
Rockwall, TX 75032
Lake Lavon
Murphy
Wylie
Lavon
COLLIN COUNTY
Sachse
Woodbridge Golf Club
Breckenridge Park
One Eleven Ranch Park
Firewheel Golf Course
Firewheel Town Center
Pres. G. Bush Turnpike
Rowlett Community Park
Waterview Golf Club
The Shores Country Club
Fate
Williams St
Rockwall Municipal Airport
Lakeview Pkwy
Rockwall
Rowlett
Rowlett Creek Preserve
Castle Dr
GARLAND
Miller Rd
Rockwall Village
Rockwall Town Center
TX Health Presbyterian-Rockwall
ROCKWALL COUNTY
Eastern Hills Country Club
Elgin B. Robertson Park
Buffalo Creek Golf Club
Lake Ray Hubbard
Heath
McLendon-Chisholm
Audubon Park
Thornton Frwy
Dallas 11 miles
LBJ Frwy
Sunnyvale
Samuell New Hope Park
Town East Mall
MESQUITE
Tripp Rd
DALLAS COUNTY
Rockwall-Forney Dam
Samuell Park
Eastglen Blvd
Frisco
McKinney
Plano
Allen
Carrollton
Lewisville
Richardson
Farmers Branch
Garland
Irving
DALLAS
Mesquite
Grand Prairie
DeSoto
Lancaster

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Rockwall Market Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$23,070,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$23,070,000			Location:	Rockwall, TX
% of Initial Pool Balance:	2.6%			Size:	209,054 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$110.35
Borrower Name:	Rockwall Dunhill LLC			Year Built/Renovated:	1999/NAP
Sponsor:	William L. Hutchinson			Title Vesting:	Fee
Mortgage Rate:	5.030%			Property Manager:	Self-managed
Note Date:	October 11, 2013			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	75.0% (12/31/2011)
Maturity Date:	November 1, 2023			Most Recent Occupancy (As of):	79.0% (12/31/2012)
IO Period:	48 months			Current Occupancy (As of):	94.5% (8/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,912,948 (T6 Annualized 12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,917,697 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,913,515 (TTM 8/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$3,095,054
				U/W Expenses:	$929,716
Escrows and Reserves(1):				U/W NOI(3):	$2,165,338
				U/W NCF:	$1,976,496
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.45x
Taxes	$0	$32,347	NAP	U/W NCF DSCR:	1.33x
Insurance	$40,977	$4,553	NAP	U/W NOI Debt Yield:	9.4%
Replacement Reserves	$0	$5,923	NAP	U/W NCF Debt Yield:	8.6%
TI/LC Reserve	$0	$9,814	NAP	As-Is Appraised Value:	$31,800,000
Carter’s TI/LC Reserve	$173,712	$0	NAP	As-Is Appraisal Valuation Date:	September 10, 2013
Pet Doctor’s TI/LC Reserve	$37,600	$0	NAP	Cut-off Date LTV Ratio:	72.5%
Michael’s Floor Reserve	Springing	$0	NAP	LTV Ratio at Maturity or ARD:	65.6%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Rockwall Market Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Rockwall, Texas (the “Rockwall Market Center Property”). The Rockwall Market Center Mortgage Loan was originated on October 11, 2013 by Wells Fargo Bank, National Association. The Rockwall Market Center Mortgage Loan had an original principal balance of $23,070,000, has an outstanding principal balance as of the Cut-off Date of $23,070,000 and accrues interest at an interest rate of 5.030% per annum.  The Rockwall Market Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Rockwall Market Center Mortgage Loan matures on November 1, 2023.

Following the lockout period, the borrower has the right to defease the Rockwall Market Center Mortgage Loan in whole, but not in part, on any date before August 1, 2023.  In addition, the Rockwall Market Center Mortgage Loan is prepayable without penalty on or after August 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKWALL MARKET CENTER

Sources and Uses

Sources			Uses
Original loan amount	$23,070,000	71.5%	Purchase price	$30,765,306	95.3%
Sponsor’s new cash contribution	9,196,929	28.5%	Reserves	252,289	0.8
			Closing costs	1,249,334	3.9
Total Sources	$32,255,929	100.0%	Total Uses	$32,266,929	100.0%

The Property.  The Rockwall Market Center Property is an anchored retail center containing approximately 209,054 square feet and located in Rockwall, Texas.  Built in 1999, the Rockwall Market Center Property comprises three buildings and is anchored by Office Max, Ross Dress for Less (“Ross”) and Michael’s and shadow anchored by Home Depot (not part of the collateral).  The Rockwall Market Center Property is situated on a 21.4-acre parcel and provides approximately 1,015 surface parking spaces, resulting in a parking ratio of 4.9 spaces per 1,000 square feet of rentable area.  As of August 31, 2013, the Rockwall Market Center Property was 94.5% leased to 19 tenants.

The following table presents certain information relating to the tenancies at the Rockwall Market Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Office Max	NR/B2/NR	23,602	11.3%	$11.44	$270,120	11.6%	NAV	NAV	10/31/2019
Ross Dress for Less	NR/NR/A-	30,187	14.4%	$8.50	$256,590	11.0%	$317	4.1%	1/31/2016
Michael’s	NR/B3/B	23,988	11.5%	$9.00	$215,892	9.3%	NAV	NAV	2/28/2015
Petco	NR/B3/B	15,330	7.3%	$13.75	$210,788	9.1%	NAV	NAV	1/31/2020
Old Navy	BBB-/Baa3/BBB-	17,239	8.2%	$10.00	$172,390	7.4%	$313	4.6%	10/31/2019(3)
Burke’s Outlet	NR/NR/NR	34,027	16.3%	$5.00	$170,135	7.3%	NAV(4)	NAV	1/31/2024(5)
Pier 1	NR/NR/NR	9,400	4.5%	$15.00	$141,000	6.1%	$151	12.9%	7/31/2015
Mattress Firm	NR/NR/NR	4,967	2.4%	$25.85	$128,397	5.5%	NAV	NAV	11/30/2017
Total Major Tenants		158,740	75.9%	$9.86	$1,565,312	67.4%

Non-Major Tenants		38,757	18.5%	$19.56	$757,933	32.6%

Occupied Collateral Total		197,497	94.5%	$11.76	$2,323,244	100.0%

Vacant Space		11,557	5.5%

Collateral Total		209,054	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Sales PSF and Occupancy Costs for Ross Dress for Less and Pier 1 are calculated based on trailing 12-month sales through December 2012.  Sales PSF and Occupancy Costs for Old Navy are calculated based on trailing 12-month sales through August 2013. Unless otherwise noted, tenants with sales listed as ‘NAV’ are not required to report sales.

(3)
Old Navy has the option to terminate its lease, along with the payment of a termination fee equal to $215,487, if sales from November 2013 through October 2014 do not meet or exceed $5,000,000 (approximately $290 per square foot).

(4)	While required to report sales per the lease, sales are not available for Burke’s Outlet, as the tenant’s lease commenced in September 2013.
(5)
Burke’s Outlet has the option to terminate its lease, along with a termination fee equal to $75,000, if sales from August 2018 through July 2019 do not exceed $3,000,000 (approximately $88 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKWALL MARKET CENTER

The following table presents certain information relating to the historical sales at the Rockwall Market Center Property:

Historical Sales (PSF)(1)

Tenant Name	2010	2011	2012	TTM 8/31/2013
Ross Dress for Less	$284	$293	$317	NAV
Old Navy	$303	$324	$311	$313
Pier 1	$126	$146	$151	NAV

Occupancy Costs	NAV	NAV	NAV	NAV

(1)     Historical Sales (PSF) are based on historical statements provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at the Rockwall Market Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	3	6,416	3.1%	6,416	3.1%	$153,265	$23.89
2015	4	43,233	20.7%	49,649	23.7%	$521,772	$12.07
2016	3	33,732	16.1%	83,381	39.9%	$340,861	$10.10
2017	1	4,967	2.4%	88,348	42.3%	$128,397	$25.85
2018	1	3,760	1.8%	92,108	44.1%	$94,000	$25.00
2019	3	43,473	20.8%	135,581	64.9%	$499,098	$11.48
2020	1	15,330	7.3%	150,911	72.2%	$210,788	$13.75
2021	0	0	0.0%	150,911	72.2%	$0	$0.00
2022	1	8,423	4.0%	159,334	76.2%	$126,345	$15.00
2023	1	4,136	2.0%	163,470	78.2%	$78,584	$19.00
Thereafter	1	34,027	16.3%	197,497	94.5%	$170,135	$5.00
Vacant	0	11,557	5.5%	209,054	100.0%	$0	$0.00
Total/Weighted Average	19	209,054	100.0%			$2,323,244	$11.76

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Rockwall Market Center Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	8/31/2013
NAV(2)	75.0%	79.0%	94.5%

(1)	Information obtained from the borrower.
(2)	Occupancy for 2010 is not available due to the previous owner’s acquisition of the Rockwall Market Center Property in 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKWALL MARKET CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rockwall Market Center Property:

Cash Flow Analysis

	T6 Annualized 12/31/2011	2012	TTM 8/31/2013	U/W(1)	U/W $ per SF
Base Rent	$2,132,906	$2,181,501	$2,257,330	$2,323,244	$11.11
Grossed Up Vacant Space	0	0	0	265,811	1.27
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	576,809	588,787	537,505	768,811	3.68
Other Income	13,016	2,999	2,364	2,999	0.01
Less Vacancy & Credit Loss	0	0	0	(265,811)(2)	(1.27)
Effective Gross Income	$2,722,731	$2,773,287	$2,797,199	$3,095,054	$14.81

Total Operating Expenses	$809,784	$855,590	$883,685	$929,716	$4.45

Net Operating Income	$1,912,948	$1,917,697	$1,913,515	$2,165,338	$10.36
TI/LC	0	0	0	117,763	0.56
Capital Expenditures	0	20,943	12,288	71,078	0.34
Net Cash Flow	$1,912,948	$1,896,753	$1,901,227	$1,976,496	$9.45

NOI DSCR	1.28x	1.29x	1.28x	1.45x
NCF DSCR	1.28x	1.27x	1.27x	1.33x
NOI DY	8.3%	8.3%	8.3%	9.4%
NCF DY	8.3%	8.2%	8.2%	8.6%

(1)
Underwritten NOI is higher than historicals due to new leases to Burke’s Outlet (lease commencement September 2013, 7.3% of Base Rent) and Carter’s (lease commencement September 2013, 3.4% of Base Rent).

(2)	The underwritten economic vacancy is 10.3%. The Rockwall Market Center Property was 94.5% physically occupied as of August 31, 2013.

Appraisal.  As of the appraisal valuation date of September 10, 2013, the Rockwall Market Center Property had an “as-is” appraised value of $31,800,000.

Environmental Matters.  According to the Phase I environmental site assessment dated September 24, 2013, there was no evidence of any recognized environmental conditions at the Rockwall Market Center Property.

Market Overview and Competition.  The Rockwall Market Center Property is located in Rockwall, Texas, within Rockwall County and approximately 22 miles northeast of the Dallas central business district.  The Rockwall Market Center Property is located just south of Interstate 30 East, a major east/west thoroughfare that crosses the Dallas Fort Worth metropolitan area and connects the local area to the Dallas central business district.  Major employers in the Dallas Fort Worth metropolitan area include American Airlines, Bank of America and Baylor Healthcare Systems.  According to the appraisal, as of September 2013, the population of Rockwall County was approximately 84,791, which represents an 8.2% increase since 2010 with an additional 11.7% growth projected by 2018.  For the same period, the median household income in Rockwall County was approximately $81,324, which is 52.3% higher than the median household income of the entire Dallas Fort Worth MSA of $53,408.

According to a third party market research report, the Rockwall Market Center Property is located within the Rockwall submarket.  As of the third quarter of 2013, the submarket reports an estimated inventory of 182 retail properties totaling approximately 3.8 million square feet with a 3.8% vacancy rate and average asking rents of $21.53 per square foot, on a triple net basis.

The following table presents certain information relating to comparable retail properties for the Rockwall Market Center Property:

Competitive Set(1)

	Rockwall Market Center (Subject)	The Plaza at Rockwall	Rockwall Town Center
Location	Rockwall, TX	Rockwall, TX	Rockwall, TX
Distance from Subject	--	3.2 miles	2.7 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail
Year Built/Renovated	1999/NAP	2007/NAP	2003/NAP
Anchors	Office Max, Ross Dress for Less, Michael’s	Best Buy, Dick’s Sporting Goods	Kroger
Total GLA	209,054 SF	289,371 SF	249,798 SF
Total Occupancy	94%	98%	97%

(1) Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKWALL MARKET CENTER

The Borrower. The borrower is Rockwall Dunhill LLC, a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rockwall Market Center Mortgage Loan. William L. Hutchinson, the loan sponsor, is the guarantor of certain nonrecourse carveouts under the Rockwall Market Center Mortgage Loan.

The Sponsor. The loan sponsor is William L. Hutchinson, who is the founder of Dunhill Partners (“Dunhill”).  Dunhill is a commercial real estate investment and brokerage firm founded in 1984 that specializes in the acquisition, sale, leasing and management of commercial real estate properties.  As of October 2013, in addition to the Rockwall Market Center Property, Dunhill owns and manages 25 retail properties (23 of which are located in Texas) totaling more than 4 million square feet.

Escrows. The loan documents provide for upfront escrows in the amount of $40,977 for insurance, $173,712 for outstanding tenant improvements in connection with the tenant Carter’s space and $37,600 for outstanding tenant improvements in connection with the tenant Pet Doctor’s space.  The loan documents also provide for ongoing monthly escrow deposits of $32,347 for taxes, $4,553 for insurance, $5,923 for replacement reserves and $9,814 for ongoing tenant improvements and leasing commissions.  In the event Michaels does not complete its flooring replacement by October 2014, the borrower is required to escrow with the lender any funds remaining in a third party held, flooring replacement escrow account.

Lockbox and Cash Management. The Rockwall Market Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Cash Trap Event Period, all cash flow is swept on a monthly basis to a cash management account under control of the lender.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing DSCR falling below 1.15x at the end of any calendar month; (iii) the default of the borrower as landlord under any Major Lease (as defined below); (iv) the default of any Major Lease; or (v) the commencement of a Ross Trap Period (as defined below).  A Cash Trap Event Period will end, with regard to the circumstances in clause (i), upon the cure of such event of default; with regard to the circumstances in clause (ii), upon the date that the amortizing DSCR is equal to or greater than 1.15x for two consecutive calendar quarters; with regard to the circumstances in clause (iii), either (x) upon the borrower’s cure of such default or (y) upon the tenant waiving the default in writing; with regard to the circumstances in clause (iv), either (a) upon the cure of such default by the tenant in question or (b) on the date on which one or more satisfactory replacement tenants are in occupancy, paying rent and open for business with no outstanding tenant improvements or leasing commissions owed; and with regard to the circumstances in clause (v), upon the termination of such Ross Trap Period.

A “Major Lease” is (i) any lease accounting for at least 10% of the gross leasable area or at least 10% of the total rental income at the Rockwall Market Center Property; (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire any portion of the Rockwall Market Center Property; or (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i) and/or (ii) above.

A “Ross Trap Period” will commence (i) if Ross does not extend or renew its lease at least six months prior to the lease expiration date or (ii) if Ross goes dark, fails to occupy or vacates its space.  A Ross Trap Period will terminate with regard to the circumstances in clause (i), either (x) upon the renewal or extension of the Ross lease or (y) on the date on which one or more satisfactory replacement tenants are in occupancy, paying rent and open for business in the space currently leased to Ross with no outstanding tenant improvements or leasing commissions owed; and with regard to the circumstances in clause (ii), either (a) upon Ross resuming normal business operations in its space for six consecutive calendar months or (b) clause (y) above.

Property Management.  The Rockwall Market Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Rockwall Market Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and DBRS that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Rockwall Market Center Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROCKWALL MARKET CENTER

Windstorm Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the Rockwall Market Center Property during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROWNE TUNDRA HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROWNE TUNDRA HOTEL PORTFOLIO

Lake County
Riverwoods
Highland Park
Wheeling
Chicago Executive Airport
Northbrook
Glencoe
Lake Michigan
Winnetka
Prospect Heights
Northfield
Arlington Heights
Glenview
Mount Prospect
Camp Pine Woods Preserve
Wilmette
Cook County
Tri-State Tollway
Des Plaines
Morton Grove
Evanston
Skokie
Northwestern University
Elk Grove Village
Northwest Tollway
Park Ridge
Niles
Edens Expwy
Chicago O'Hare International Airport
Du Page County
CHICAGO
Loyola Univ. of Chicago
Northeastern Illinois Univ.
CTA Blue Line
CTA Yellow Line

Eau Claire
Green Bay
Wisconsin
Madison
Milwaukee
Kenosha
Rockford
Chicago
Peoria
Illinois
Springfield

Crowne Tundra Hotel Portfolio	
1 Crowne Plaza Chicago	Northbrook, IL
2 Tundra Lodge	Green Bay, WI

Howard
Green Bay
Thornberry Creek Country Club
Northeast Wisconsin Technical College
Hobart
Brown County Golf Course
University of Wisconsin - Green Bay
GREEN BAY
Downtown
Lambeau Field
St. Vincent Hospital
ONEIDA IND. RES.
Austin Straubel Intl. Airport
Bay Park Square Mall
National Railroad Museum
The Woods Golf Club
East Town Mall
BROWN COUNTY
Ashwaubenon
Allouez
Bellevue
Fox River
Highland Ridge Golf Club
De Pere
Mystery Hills Golf Club
Lilly Lake County Park
Royal Scot Golf Club
Appleton 24 miles
Milwaukee 108 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 - Crowne Tundra Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/DBRS):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$23,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$22,968,294			Location:	Various – See Table
% of Initial Pool Balance:	2.5%			Size:	480 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$47,851
Borrower Names:	Bays Northbrook Hospitality, Corp., Bays Tundra Hospitality Corp.			Year Built/Renovated:	Various/2012– See Table
Sponsor:	John V. Bays			Title Vesting:	Fee
Mortgage Rate:	5.600%			Property Manager:	Self-managed
Note Date:	September 24, 2013			3rd Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	57.7% (12/31/2011)
Maturity Date:	October 1, 2018			Most Recent Occupancy (As of):	59.6% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	61.3% (6/30/2013)
Loan Term (Original):	60 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,390,670 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,876,237 (12/31/2012)
Call Protection:	L(25),D(32),O(3)			Most Recent NOI (As of)(2):	$4,072,939 (TTM 6/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(3):	Yes
Additional Debt Type(3):	Unsecured Debt			U/W Revenues:	$15,045,322
				U/W Expenses:	$11,456,031
				U/W NOI(3):	$3,589,291
				U/W NCF:	$2,987,478
Escrows and Reserves(1):				U/W NOI DSCR:	2.10x
				U/W NCF DSCR:	1.75x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	15.6%
Taxes	$183,323	$62,608	NAP	U/W NCF Debt Yield:	13.0%
Insurance	$118,149	Springing	NAP	As-Is Appraised Value:	$41,100,000
Deferred Maintenance	$24,026	$0	NAP	As-Is Appraisal Valuation Date:	Various
FF&E	$0	$50,151	NAP	Cut-off Date LTV Ratio:	55.9%
Seasonality Reserve	$200,000	Springing	$200,000	LTV Ratio at Maturity or ARD:	50.3%

(1)	See “Escrow” section.
(2)	See “Cash Flow Analysis” section.
(3)	See “Subordinate and Mezzanine Indebtedness” section.

The Mortgage Loan.  The mortgage loan (the “Crowne Tundra Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by two first mortgages, encumbered by two full service hotel properties located in Illinois and Wisconsin (the “Crowne Tundra Hotel Portfolio Properties”).  The Crowne Tundra Hotel Portfolio Mortgage Loan was originated on September 24, 2013 by Basis Real Estate Capital II, LLC.  The Crowne Tundra Hotel Portfolio Mortgage Loan had an original principal balance of $23,000,000, has an outstanding principal balance as of the Cut-off Date of $22,968,294 and accrues interest at an interest rate of 5.600% per annum.  The Crowne Tundra Hotel Portfolio Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and will require payments of principal and interest based on a 25-year amortization schedule.  The Crowne Tundra Hotel Portfolio Mortgage Loan matures on October 1, 2018.

Following the lockout period, the borrower has the right to defease the Crowne Tundra Hotel Portfolio Mortgage Loan in whole, or in part, on any date before August 1, 2018.  In addition, the Crowne Tundra Hotel Portfolio Mortgage Loan is prepayable without penalty on or after August 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROWNE TUNDRA HOTEL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	100.0%	Loan payoff	$21,964,017	95.5%
			Reserves	525,498	2.3
			Closing costs	469,392	2.0
			Return of equity	41,093	0.2
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

The Properties.  The Crowne Tundra Hotel Portfolio Mortgage Loan is secured by the borrower’s fee interest in two full service hotels located in Northbrook, Illinois and Green Bay, Wisconsin.  The Crowne Tundra Hotel Portfolio Properties comprise a total of 480 rooms.

The following table presents certain information relating to the Crowne Tundra Hotel Portfolio Properties:

Property Name - Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Principal Balance Per Room	Year Built/ Renovated	Appraised Value
Crowne Plaza Chicago – Northbrook, IL	Full Service	$13,980,701	60.9%	318	$43,964	1961/2012	$24,100,000
Tundra Lodge – Green Bay, WI	Full Service	$8,987,593	39.1%	162	$55,479	2003/2012	$17,000,000
Total/Weighted Average		$22,968,294	100.0%	480	$47,851		$41,100,000

Crowne Plaza Chicago – Northbrook, IL

The Crowne Plaza Chicago property is a seven-story, 318-room, full service hotel located in Northbrook, Illinois.  The property was built in 1961, and renovated from 2008 to 2012. The sponsor spent approximately $4.7 million ($14,908 per room) in capital expenditures to upgrade and renovate the Crowne Plaza Chicago property, including $2.8 million to convert the hotel from a Radisson to a Crowne Plaza in 2008, new furniture and soft goods for all guestrooms, new carpeting throughout the property, new bathroom tile, new chandeliers, and upgrades to all mechanical systems, roof, pool, and computer hardware and software. The Crowne Plaza Chicago property features a full service restaurant, sports bar/lounge, 24-hour fitness center, 24-hour business center, outdoor heated swimming pool, over 15,000 square feet of banquet and meeting space and a 3,430 square feet ballroom. The Crowne Plaza Chicago property’s franchise agreement expires in December 2028.

The Crowne Plaza Chicago property is located two miles west of Interstate 294, in Northbrook, Illinois, a North Shore suburb of Chicago.  The property is located 20 miles northwest of the Chicago central business district.  The Crowne Plaza Chicago Property  is located 1.2 miles southeast of the Chicago Executive Airport (167,000 take off/landings per year, 3rd busiest in the Chicago area), and 9 miles north of Chicago O’Hare International Airport (67 million passengers in 2012, second most in the US).  Chicago O’Hare International Airport is a demand generator for the Crowne Plaza as overflow business is often directed to the hotel.  Several corporations are headquartered in the Northbrook area, including Allstate Corporation, Kraft, Caremark, Crate and Barrel, Donlen Corporation and Wiss, Janney, Elstner Associates, Inc. (an engineering firm founded in 1956 with 19 offices across the United States).  The Crowne Plaza Chicago property is located approximately 0.5 miles west of Allstate Corporation’s corporate headquarters.  Allstate is the largest employer in Northbrook with approximately 5,500 employees.  In 2013, the Crowne Plaza Chicago property won a Certificate of Excellence from TripAdvisor for ranking in the top 10% worldwide based on traveler feedback.  There is currently no new construction in the immediate submarket.  Per a third party hospitality report dated July 19, 2013, the Crowne Plaza Chicago property’s competitive set includes five full service hotels, including the Crowne Plaza Chicago property, with a total of 1,062 guestrooms.  Occupancy at the Crowne Plaza Chicago property increased from 49.2% in 2010 to 63.7% as of June 2013 as a result of increased demand from commercial and group/meeting travelers.

Subject and Market Historical Occupancy, ADR and RevPAR
(Crowne Plaza Chicago – Northbrook, IL)(1)(2)

	Competitive Set			Crowne Plaza Chicago Northbrook			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2013 TTM	55.8%	$88.88	$49.60	63.7%	$85.70	$54.57	114.1%	96.4%	110.0%
6/30/2012 TTM	53.5%	$84.44	$45.15	61.3%	$82.34	$50.49	114.7%	97.5%	111.8%
6/30/2011 TTM	NAV	NAV	NAV	55.6%	$72.97	$40.56	NAV	NAV	NAV

(1)	Information obtained from a third party hospitality report dated July 19, 2013.
(2)	The competitive set includes Hilton Chicago Northbrook, Wyndham Glenview, Comfort Inn & Suites Prospect Heights and Holiday Inn Mount Prospect Chicago.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROWNE TUNDRA HOTEL PORTFOLIO

Tundra Lodge – Green Bay, WI

The Tundra Lodge property is a three-story, 162-room, full service hotel located in Green Bay, Wisconsin.  The Tundra Lodge property was built in 2003 and was renovated from 2010 to 2012. The Tundra Lodge property features a full-service restaurant, a three-story, 30,000 square foot indoor waterpark, a 25,000 square foot convention center added in 2008, on-site arcade, gift shop, candy store, indoor pool/whirlpool, 24-hour business center and 24-hour fitness center. The Tundra Lodge property is independently owned and managed.

The Tundra Lodge property is located at 865 Lombardi Avenue, which is 0.9 miles east of the National Football League’s Green Bay Packers Lambeau Field.  The Tundra Lodge property is located three miles northeast of the Route 41 & Route 172 Interchange, which provides direct access south to Milwaukee (117 miles), Madison (134 miles) and Chicago (207 miles). The Tundra Lodge property is located two miles south of the Green Bay central business district and six miles east of Austin Straubel International Airport.  The Tundra Lodge property is located in the center of a dense area thus there is limited vacant land for new development.  The Tundra Lodge property is situated off of major thoroughfares which provide good access to the subject neighborhood, which is characterized by major sports venues, including Lambeau Field, the Resch Center, and Shopko Hall, as well as numerous bars, restaurants, small retail stores, and some industrial uses along the primary thoroughfares, with residential areas located along the secondary roadways.  According to a third party hospitality report dated July 18, 2013, the Tundra Lodge property’s competitive set includes eight full service hotels, including the Tundra Lodge property, with a total of 1,451 guestrooms.

Subject and Market Historical Occupancy, ADR and RevPAR
(Tundra Lodge – Green Bay, WI)(1)(2)

	Competitive Set			Tundra Lodge – Green Bay, WI			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2013 TTM	54.0%	$103.57	$55.93	55.6%	$128.72	$71.55	102.9%	124.3%	127.9%
6/30/2012 TTM	55.0%	$101.49	$55.78	53.1%	$132.46	$70.40	96.7%	130.5%	126.2%
6/30/2011 TTM	55.8%	$97.13	$54.23	55.2%	$124.48	$68.65	98.8%	128.2%	126.6%

(1)	Information obtained from a third party hospitality report dated July 18, 2013.
(2)
The competitive set includes Clarion Hotel Green Bay, Best Western Green Bay Inn Conference Center, Hyatt Green Bay, Comfort Suites Green Bay, Radisson Hotel & Conference Center Green Bay, Hilton Garden Inn Green Bay and Springhill Suites Green Bay.

The following table presents historical occupancy percentages at the Crowne Tundra Hotel PortfolioProperties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	6/30/2013
57.7%	59.6%	61.3%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROWNE TUNDRA HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crowne Tundra Hotel PortfolioProperties:

Cash Flow Analysis

	2011	2012	TTM 6/30/2013	U/W(1)	U/W $ per Room
Occupancy	57.7%	59.6%	60.9%	60.4%
ADR	$94.53	$96.82	$98.48	$99.27
RevPAR	$54.54	$57.71	$60.00	$59.99

Total Revenue	$13,557,389	$14,506,158	$15,104,223	$15,045,322	$31,344
Total Department Expenses	5,332,953	5,618,765	5,759,478	5,716,810	11,910
Gross Operating Profit	$8,224,437	$8,887,394	$9,344,744	$9,328,512	$19,434

Total Undistributed Expenses	3,799,709	3,980,233	4,197,403	4,594,950	9,573
Profit Before Fixed Charges	$4,424,727	$4,907,160	$5,147,341	$4,733,562	$9,862

Total Fixed Charges	1,034,057	1,030,923	1,074,403	1,144,271	2,384
Net Operating Income	$3,390,670	$3,876,237	$4,072,939	$3,589,291	$7,478

FF&E	559,759	608,553	629,847	601,813	1,254
Net Cash Flow	$2,830,910	$3,267,684	$3,443,092	$2,987,478	$6,224

NOI DSCR	1.98x	2.26x	2.38x x	2.10x
NCF DSCR	1.65x	1.91x	2.01x	1.75x
NOI DY	14.8%	16.9%	17.7%	15.6%
NCF DY	12.3%	14.2%	15.0%	13.0%

(1)
The U/W NOI is lower than the TTM 6/30/2013 primarily because: (i) underwritten revenue for the Crowne Plaza Chicago property excludes $57,500 of non-recurring insurance proceeds revenue that is exhibited on the trailing 12-month operating statement, and (ii) a 5% franchise fee was underwritten for the Tundra Lodge property despite it being independently owned and managed.

Appraisal.  As of the appraisal valuation dates of August 7, 2013, and August 9, 2013, the Crowne Tundra Hotel Portfolio Properties had an aggregate “as-is” appraised value of $41,100,000.

Environmental Matters.  According to the Phase I environmental assessments dated August 14, 2013 and August 16, 2013 there was no evidence of any recognized environmental conditions at the Crowne Tundra Hotel Portfolio Properties.

The Borrower.  The borrowers are Bays Northbrook Hospitality Corp., an Illinois corporation (the Crowne Plaza Chicago property); and Bays Tundra Hospitality Corp. (the Tundra Lodge property), a Wisconsin corporation. John V. Bays is the guarantor of certain nonrecourse carveouts under the Crowne Tundra Hotel Portfolio Mortgage Loan.

The Sponsors.  The sponsor is John V. Bays.  Mr. Bays has experience developing, owning and operating real estate across various asset classes, and has owned and operated hotels for 20 years.  Throughout his career as an hotelier, Mr. Bays has owned eight hotels including the Crowne Tundra Hotel Portfolio Properties and Mr. Bays currently owns 32 other real estate properties.

Escrows. The loan documents provide for upfront escrows in the amount of $183,323 for real estate taxes, $118,149 for insurance, $24,026 for deferred maintenance and $200,000 for a seasonality reserve. The seasonality reserve will be replenished if drawn upon up to a cap of $200,000. The loan documents also provide for monthly deposits of $62,608 for real estate taxes and monthly FF&E reserve deposits equal to 4.0% of total revenue (initially $50,151).  No monthly insurance escrow payments are required so long as (i) no event of default exists and is continuing and (ii) the insurance required to be maintained by the borrower is in effect under an acceptable insurance policy and borrower has provided timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The Crowne Tundra Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower shall cause all revenues to be transmitted directly by any and all credit card companies and commercial tenants of the property into such lockbox. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Trap Event Period” will commence upon (i) an event of default or (ii) the amortizing debt service coverage ratio falling below 1.20x as of the end of two consecutive calendar quarters.  A Cash Trap Event Period will end when an amortizing net cash flow debt service coverage ratio of at least 1.25x has been achieved for two consecutive calendar quarters.

Property Management.  The Crowne Tundra Hotel Portfolio Properties are managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROWNE TUNDRA HOTEL PORTFOLIO

Assumption.  The borrower has the right to transfer the Crowne Tundra Hotel Portfolio Properties, in whole but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing, (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and Fitch, Moodys and DBRS; and (iii) rating agency confirmation from Fitch, Moody’s and that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C17 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2013-C17 Certificates, the borrower is permitted to release the Tundra Lodge property in connection with a partial defeasance provided no event of default has occurred or continuing.  The Borrower may obtain a release of Tundra Lodge by partially defeasing the Loan in an amount equal to the greater of 120% of its allocated loan amount and such amount as would be required to enable the conditions below: (a) the debt yield on the Crowne Plaza property shall not be less than 11.5%, (b) the DSCR for the Crowne Plaza Chicago property shall not be less than 1.60x; (c) the LTV on the Crowne Plaza property shall not exceed 56.0%. If the debt yield, DSCR and LTV conditions are not satisfied, a release may still occur if the Guarantor delivers a Letter of Credit in an amount which can further reduce the principal balance sufficient to cause the borrower to satisfy the debt yield, DSCR and LTV conditions. The partial defeasance is subject to rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, Moody’s and DBRS assigned to the Series 2013-C17 Certificates.  The borrower can effect a partial release by posting a Line of Credit if Debt Yield, DSCR, LTV conditions are not met.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Existing unsecured debt in the amount of $13,033,192 in the form of shareholder loans (the “Shareholder Loans”) made by Guarantor, the sole shareholder in Borrower, to Borrower.  The Shareholder Loans were made to Borrower to, among other things,  acquire the Property and provide working capital.  Guarantor has fully subordinated the Shareholder Loans to Lender and executed a Subordination and Standstill Agreement.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Crowne Tundra Hotel PortfolioProperties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 11 – Devonshire Portfolio 2

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/DBRS):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$19,069,500			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$19,052,290			Location:	Various – See Table
% of Initial Pool Balance:	2.1%			Size:	357,790 SF
Loan Purpose(1):	Various			Cut-off Date Principal Balance Per SF:	$53.25
Borrower Names(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Devonshire Operating Partnership, LP			Title Vesting:	Fee
Mortgage Rate:	5.670%			Property Manager:	Self-managed
Note Date:	September 6, 2013			3rd Most Recent Occupancy (As of):	96.1% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.7% (12/31/2011)
Maturity Date:	October 1, 2023			Most Recent Occupancy (As of):	96.7% (12/31/2012)
IO Period:	None			Current Occupancy (As of)(4):	98.3% (6/30/2013)
Loan Term (Original):	120 months
Seasoning:	1 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,526,137 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,946,539 (12/31/2011)
Call Protection:	L(26),GRTR 1% or YM(90),O(4)			Most Recent NOI (As of):	$2,028,596 (12/31/2012)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$2,984,030
				U/W Expenses:	$1,013,740
				U/W NOI:	$1,970,290
				U/W NCF:	$1,713,029
Escrows and Reserves:				U/W NOI DSCR:	1.49x
				U/W NCF DSCR:	1.29x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.3%
Taxes	$103,689	$34,563	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$32,162	$2,924	NAP	As-Is Appraised Value:	$26,520,000
Replacement Reserves	$15,772	$7,886	NAP	As-Is Appraisal Valuation Date(5):	Various
TI/LC Reserve	$18,500	$18,500	$660,000	Cut-off Date LTV Ratio:	71.8%
Deferred Maintenance	$214,625	$0	NAP	LTV Ratio at Maturity or ARD:	60.4%
Men’s Wearhouse Leasing Reserve(3)	$1,140,000	$0	NAP

(1)
Of the $19,069,500 loan amount, $6,675,000 was used toward the acquisition of the Barberton property. The remaining proceeds were used to refinance the Kroger Taylor, South Haven, Michael’s/Men’s Wearhouse, Kroger (Toledo) Ground Lease and AW Professional properties.

(2)	The borrower comprises six separate limited liability companies.
(3)
The borrower deposited $1.14 million into a Men’s Wearhouse Leasing Reserve at closing. The borrower was granted the right to use a portion of the Men’s Wearhouse Leasing Reserve for landlord and tenant improvements for the Men’s Wearhouse space. Upon the borrower’s request, the lender will fund 70% of the actual costs incurred for landlord and tenant improvements up to $332,500 (70% of the $475,000 total cost estimate). The amount of any funds drawn in this manner will be recourse to the guarantor until the lender confirms that the tenant is open for business and receives an estoppel which confirms all of the landlord obligations have been satisfied and the payment of rent has commenced.

(4)
The tenant Men’s Wearhouse, in the Michael’s/Men’s Wearhouse property, has a signed lease but has not yet taken occupancy. There is a $1,140,000 leasing reserve in place for this tenant, and it has been underwritten as occupied.

(5)	Appraisal dates range from June 7, 2013 to July 11, 2013.

The Devonshire Portfolio 2 mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering four retail centers, one office building and a leased fee interest located in Michigan, Ohio and West Virginia (the “Devonshire Portfolio 2 Properties”). The Devonshire Portfolio 2 mortgage loan was originated on September 6, 2013 by Prudential Mortgage Capital Company, LLC. The Devonshire Portfolio 2 Properties consist of a 95,020 square foot retail center located in Taylor, Michigan; a 101,801 square foot retail center located in Barberton, Ohio; a 63,485 square foot retail building ground leased to a tenant on approximately 7.2 acres owned by the borrower and located in Toledo, Ohio; a 35,769 square foot retail center located in Barboursville, West Virginia; a 41,715 square foot retail center located in South Haven, Michigan; and a 20,000 square foot office building in Whitehouse, Ohio. The Devonshire Portfolio 2 Properties were built between 1975 and 2005. The Kroger Taylor property was 100.0% leased by two tenants as of June 30, 2013; the Barberton property was 95.7% leased by seven tenants as of June 30, 2013; the Michael’s/Men’s Wearhouse property was 100.0% leased by two tenants as of June 30, 2013; the Kroger (Toledo) Ground Lease property was 100.0% leased by one tenant as of June 30, 2013; the AW Professional property was 100.0% leased by three

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEVONSHIRE PORTFOLIO 2

tenants as of June 30, 2013; and the South Haven property was 96.0% leased by four tenants as of June 30, 2013. As of June 30, 2013, the Devonshire Portfolio 2 Properties were 98.3% leased by 18 tenants.

Sources and Uses

Sources			Uses
Original loan amount(1)	$19,069,500	91.3%	Loan payoff	$9,828,964	47.1%
Sponsor’s new cash contribution	1,693,642	8.1	Purchase price	6,675,000	32.0
Other sources	122,887	0.6	Reserves	1,524,748	7.3
			Closing costs	2,087,645	10.0
			Return of equity	769,672	3.7
Total Sources	$20,886,029	100.0%	Total Uses	$20,886,029	100.0%

(1)
Of the $19,069,500 loan amount, $6,675,000 was used toward the acquisition of the Barberton property. The rest of the proceeds were used towards the refinancing of the Kroger Taylor, South Haven, Michael’s/Men’s Wearhouse, Kroger (Toledo) Ground Lease and AW Professional properties.

The following table represents certain information relating to the Devonshire Portfolio 2 Properties:

Property Name	Location	Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value

Kroger Taylor	Taylor, MI	Retail	$6,348,487	33.3%	100.0%	1999/NAP	95,020	$9,300,000
Barberton	Barberton, OH	Retail	$4,716,994	24.8%	95.7%	1971/2006	101,801	6,910,000
Michael’s/Men’s Wearhouse(1)	Barboursville, WV	Retail	$2,430,175	12.8%	100.0%	1983/NAP	35,769	2,170,000
Kroger (Toledo) Ground Lease	Toledo, OH	Retail	$2,307,300	12.1%	100.0%	1998/NAP	63,485	3,380,000
AW Professional	Whitehouse, OH	Office	$1,672,449	8.8%	100.0%	2005/NAP	20,000	2,450,000
South Haven	South Haven, MI	Retail	$1,576,886	8.3%	96.0%	1975/1982	41,715	2,310,000
Total/Weighted Average			$19,052,290	100.0%	98.3%		357,790	$26,520,000

(1)
The tenant Men’s Wearhouse, in the Michael’s/Men’s Wearhouse property, has a signed lease but has not yet taken occupancy. There is a $1.14 million leasing reserve in place for this tenant, and it has been underwritten as occupied.

The following table presents certain information relating to the tenancies at the Devonshire Portfolio 2 Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date
Major Tenants
Kroger Co. of Michigan	BBB/Baa2/BBB	67,930	19.0%	$8.27	$561,552	24.4%	$539(2)	1.9%(2)	8/31/2024
Giant Eagle (Leased Fee)	NR/NR/NR	87,851	24.6%	$4.41	$387,000	16.8%	NAV	NAV	1/31/2027
The Kroger Co. (Lease Fee)	BBB/Baa2/BBB	63,485	17.7%	$3.59	$228,126	9.9%	NAV	NAV	6/30/2022
Michael’s	NR/B3 /B	29,584	8.3%	$6.50	$192,296	8.4%	$87(3)	9.5%(3)	2/28/2019
Big Lots, Inc.	NR/NR/BBB-	27,090	7.6%	$7.00	$189,630	8.2%	$131(4)	7.6%(4)	1/31/2015
Total Major Tenants		275,940	77.1%	$5.65	$1,558,604	67.8%

Non-Major Tenants		75,792	21.2%	$9.76	$739,968	32.2%

Occupied Collateral Total		351,732	98.3%	$6.54	$2,298,572	100.0%
		6,058	1.7%
Vacant Space

Collateral Total		357,790	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Cost for Kroger Co. of Michigan are for the trailing 12-month period ending September 30, 2012.
(3)	Sales PSF and Occupancy Cost for Michael’s are for the trailing 12-month period ending December 1, 2012.
(4)	Sales PSF and Occupancy Cost for Big Lots, Inc. are for the trailing 12-month period ending January 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEVONSHIRE PORTFOLIO 2

The following table presents certain information relating to the lease rollover schedule at the Devonshire Portfolio 2 Properties:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	1	2,500	0.7%	2,500	0.7%	$30,000	$12.00
2013	1	1,667	0.5%	4,167	1.2%	$20,004	$12.00
2014	1	1,666	0.5%	5,833	1.6%	$19,992	$12.00
2015	4	41,872	11.7%	47,705	13.3%	$379,782	$9.07
2016	1	1,452	0.4%	49,157	13.7%	$20,328	$14.00
2017	0	0	0.0%	49,157	13.7%	$0	$0.00
2018	3	35,740	10.0%	84,897	23.7%	$226,100	$6.33
2019	1	29,584	8.3%	114,481	32.0%	$192,296	$6.50
2020	1	4,300	1.2%	118,781	33.2%	$38,400	$8.93
2021	0	0	0.0%	118,781	33.2%	$0	$0.00
2022	2	70,985	19.8%	189,766	53.0%	$333,126	$4.69
2023	1	6,185	1.7%	195,951	54.8%	$89,992	$14.55
Thereafter	2	155,781	43.5%	351,732	98.3%	$948,552	$6.09
Vacant	0	6,058	1.7%	357,790	100.0%	$0	$0.00
Total/Weighted Average	18	357,790	100.0%			$2,298,572	$6.54

(1)	Information was obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
Lease Expiration Schedule includes the Men’s Wearhouse (6,185 square feet) which has executed a lease but has not yet taken occupancy. An escrow was established at closing for this tenant. See “Escrows” section.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Devonshire Portfolio 2 Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	6/30/2013
96.1%	93.7%	96.7%	98.3%

(1)	Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Devonshire Portfolio 2 Properties:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per SF
Base Rent	$1,621,585	$2,119,995	$2,193,812	$2,298,569	$6.42
Grossed Up Vacant Space	0	0	0	72,892	0.20
Total Reimbursables	493,192	690,420	695,209	872,089	2.44
Other Income	0	0	147	3,780	0.01
Less Vacancy & Credit Loss	0	0	0	(263,299)(1)	(0.74)
Effective Gross Income	$2,114,777	$2,810,415	$2,889,168	$2,984,030	$8.34

Total Operating Expenses	$588,640	$863,876	$860,572	$1,013,740	$2.83

Net Operating Income	$1,526,137	$1,946,539	$2,028,596	$1,970,290	$5.51
TI/LC	0	0	0	157,157	0.44
Reserves for Replacements	0	0	0	100,104	0.28
Net Cash Flow	$1,526,137	$1,946,539	$2,028,596	$1,713,029	$4.79

NOI DSCR	1.15x	1.47x	1.53x	1.49x
NCF DSCR	1.15x	1.47x	1.53x	1.29x
NOI DY	8.0%	10.2%	10.6%	10.3%
NCF DY	8.0%	10.2%	10.6%	9.0%

(1)	The underwritten economic vacancy is 8.1%. The Devonshire Portfolio 2 Properties were 98.3% physically occupied as of June 30, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 12 – Midway Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$17,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$17,000,000			Location:	Mill Creek Hundred, DE
% of Initial Pool Balance:	1.9%			Size:	156,552 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$108.59
Borrower Name:	Midway Shopping Center, LLC			Year Built/Renovated:	1960/2002
Sponsor:	Louis J. Capano Jr.			Title Vesting:	Fee
Mortgage Rate:	4.650%			Property Manager:	Self-managed
Note Date:	September 24, 2013			3rd Most Recent Occupancy (As of):	87.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	83.4% (12/31/2011)
Maturity Date:	October 1, 2023			Most Recent Occupancy (As of):	79.5% (12/31/2012)
IO Period:	120 Months			Current Occupancy (As of):	90.5% (5/30/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,493,134 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,968,794 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(4):	$2,003,084 (TTM 5/31/2013)
Lockbox Type:	None
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,061,089
				U/W Expenses:	$622,919
				U/W NOI:	$2,438,170
				U/W NCF:	$2,237,340
Escrows and Reserves:				U/W NOI DSCR:	3.04x
				U/W NCF DSCR:	2.79x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	14.3%
Taxes(1)	$0	Springing	NAP	U/W NCF Debt Yield:	13.2%
Insurance(2)	$0	Springing	NAP	As-Is Appraised Value:	$31,500,000
Replacement Reserves	$0	$0	NAP	As-Is Appraisal Valuation Date:	March 5, 2013
TI/LC Reserve(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	54.0%
Deferred Maintenance Reserve(4)	$21,750	$0	NAP	LTV Ratio at Maturity or ARD:	54.0%

(1)	Springing reserves if borrower fails to pay taxes in a timely manner.
(2)	Springing reserves if borrower fails to pay insurance premiums in a timely manner.
(3)
No monthly leasing reserve required, except upon: (a) the termination of the Marshalls lease or the date which is 12 months prior to the expiration of the original term of the Marshalls lease or any extension period thereof, upon either such trigger, the borrower is obligated to deposit $600,000 or (b) DSCR is less than 2.0:1.0 for the immediately preceding calendar quarter, upon such trigger, the borrower is obligated to pay a monthly deposit of $10,000.

(4)	See “Cash Flow Analysis” section.

The Midway Shopping Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 156,552 square foot anchored retail property located in Mill Creek Hundred, Delaware (the “Midway Shopping Center Property”). The Midway Shopping Center Property was built in 1960, is situated on a 13.4 acre site; and is anchored by Marshalls/HomeGoods. Parking at the Midway Shopping Center Property is provided by 729 surface spaces, resulting in a parking ratio of 4.7 spaces per 1,000 square feet of rentable area. As of May 30, 2013, the Midway Shopping Center Property was 90.5% leased to 23 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWAY SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$17,000,000	100.0%	Loan payoff(1)	$7,836,507	46.1%
			Reserves	21,750	0.1
			Closing costs Return of equity	492,945 8,648,798	2.9 50.9
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%

(1)	The Midway Shopping Center Property was previously securitized in WBCMT 2003-C4.

The following table presents certain information relating to the tenancies at the Midway Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Major Tenants
Marshalls/HomeGoods	NR/A3/A	51,050	32.6%	$19.00	$969,950	33.9%	$390	5.1%	5/31/2017(4)
AT&T (Pad)	A/A3/A-	5,500	3.5%	$41.82	$230,000	8.0%	NAV	NAV	5/31/2023
Rite Aid	BB-/B3/B	9,990	6.4%	$23.00	$229,770	8.0%	NAV	NAV	11/30/2020
Mandees	NR/NR/NR	9,875	6.3%	$17.50	$172,813	6.0%	NAV	NAV	1/31/2014
Five Below	NR/NR/NR	9,000	5.7%	$17.50	$157,500	5.5%	NAV	NAV	8/14/2023
Total Major Tenants		85,415	54.6%	$20.61	$1,760,033	61.5%

Non-Major Tenants		56,217	35.9%	$19.60	$1,101,894	38.5%

Occupied Collateral Total		141,632	90.5%	$20.21	$2,861,927	100.0%
		14,920	9.5%
Vacant Space

Collateral Total		156,552	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy cost are for the trailing 12-month period ending December 31, 2012.
(3)	Occupancy costs includes base rent, reimbursements and percentage rent, as applicable. Other tenants are not required to report sales.
(4)
The Marshalls/HomeGoods lease expires on May 31, 2017. In the event that Marshalls/Homegoods does not renew its lease within 12 months prior to the expiration, the borrower must deposit $600,000 into a leasing reserve. The tenant has two 5-year extension options included in its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWAY SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Midway Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	1	5,419	3.5%	5,419	3.5%	$82,800	$15.28
2014	5	20,827	13.3%	26,246	16.8%	$331,339	$15.91
2015	6	18,255	11.7%	44,501	28.4%	$329,492	$18.05
2016	1	2,000	1.3%	46,501	29.7%	$42,000	$21.00
2017	4	61,541	39.3%	108,042	69.0%	$1,279,326	$20.79
2018	1	3,400	2.2%	111,442	71.2%	$71,400	$21.00
2019	0	0	0.0%	111,442	71.2%	$0	$0.00
2020	1	9,990	6.4%	121,432	77.6%	$229,770	$23.00
2021	0	0	0.0%	121,432	77.6%	$0	$0.00
2022	1	2,850	1.8%	124,282	79.4%	$54,150	$19.00
2023	3	17,350	11.1%	141,632	90.5%	$441,650	$25.46
Thereafter	0	0	0.0%	141,632	90.5%	$0	$0.00
Vacant	0	14,920	9.5%	156,552	100.0%	$0	$0.00
Total/Weighted Average	23	156,552	100.0%			$2,861,927	$20.21

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Midway Shopping Center Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	5/31/2013
87.5%	83.4%	79.5%	90.5%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Midway Shopping Center Property:

Cash Flow Analysis

	2011	2012	TTM 5/31/2013	U/W	U/W $ per SF
Base Rent	$2,781,832	$2,354,520	$2,381,446(1)	$3,143,327(1)	$20.08
Grossed Up Vacant Space	0	0	0	0	0
Total Reimbursables	285,962	200,558	214,519	257,883	1.65
Other Income	4,400	0	(77)	0	0
Less Vacancy & Credit Loss	0	(34,096)	(74,631)	(340,121)(2)	(2.17)
Effective Gross Income	$3,072,194	$2,520,982	$2,521,257	$3,061,089	$19.55

Total Operating Expenses	$579,060	$552,188	$518,173	$622,919	$3.98

Net Operating Income	$2,493,134	$1,968,794	$2,003,084(1)	$2,438,170(1)	$15.57
TI/LC	0	0	0	161,692	1.03
Capital Expenditures	0	0	0	39,138	0.25
Net Cash Flow	$2,493,134	$1,968,794	$2,003,084	$2,237,340	$14.29

NOI DSCR	3.11x	2.46x	2.50x	3.04x
NCF DSCR	3.11x	2.46x	2.50x	2.79x
NOI DY	14.7%	11.6%	11.8%	14.3%
NCF DY	14.7%	11.6%	11.8%	13.2%

(1)	The U/W Base Rent and Net Operating Income are higher than the Base Rent and Net Operating Income from the trailing 12-month period ending May 31, 2013 due to recently signed leases
(2)	The underwritten economic vacancy is 10.0%. The Midway Shopping Center Property was 90.5% physically occupied as of May 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 13 – Sierra Commons Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):		NR/NR/NR		Property Type:	Retail
Original Principal Balance:		$15,750,000		Specific Property Type:	Anchored
Cut-off Date Principal Balance:		$15,750,000		Location:	Palmdale, CA
% of Initial Pool Balance:		1.7%		Size:	104,811 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF:	$150.27
Borrower Name:		Grae Palmdale Landlord, LLC		Year Built/Renovated:	1994/2006
Sponsor:		Richard Edwards		Title Vesting:	Fee/Leasehold
Mortgage Rate:		4.863%		Property Manager:	Seagrove LA, LLC
Note Date:		October 18, 2013		3rd Most Recent Occupancy (As of):	100.0% (6/1/2010)
Anticipated Repayment Date:		November 6, 2023		2nd Most Recent Occupancy (As of):	100.0% (6/1/2011)
Maturity Date:		November 6, 2025		Most Recent Occupancy (As of):	100.0% (6/1/2012)
IO Period:		None		Current Occupancy (As of):	90.2% (9/1/2013)
Loan Term (Original):		120 months
Seasoning:		0 months		Underwriting and Financial Information:
Amortization Term (Original):		324 months
Loan Amortization Type:		Amortizing ARD		3rd Most Recent NOI (As of):	$1,308,579 (12/31/2011)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$1,537,571 (12/31/2012)
Call Protection:		L(24),D(92),O(4)		Most Recent NOI (As of):	$1,521,530 (TTM 8/31/2013)
Lockbox Type:		Hard/Springing Cash Management
Additional Debt:		None		U/W Revenues:	$1,994,123
Additional Debt Type:		NAP		U/W Expenses:	$589,230
				U/W NOI:	$1,404,893
Escrows and Reserves:				U/W NCF:	$1,315,495
				U/W NOI DSCR:	1.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.25x
Taxes	$50,753	$25,377	NAP	U/W NOI Debt Yield:	8.9%
Insurance	$37,054	$3,208	NAP	U/W NCF Debt Yield:	8.4%
Replacement Reserves	$0	$4,192	NAP	As-Is Appraised Value:	$21,000,000
TI/LC Reserve	$65,000	$3,257	$190,000	As-Is Appraisal Valuation Date:	July 15, 2013
Deferred Maintenance	$18,075	$0	NAP	Cut-off Date LTV Ratio:	75.0%
Critical Tenant TI/LC Fund(1)	$0	Springing	$350,000	LTV Ratio at Maturity or ARD:	58.3%

(1)
All excess cash flow will be swept into the Critical Tenant TI/LC Fund in the event that (i) Michaels gives notice of its intention to not renew its lease or fails to give notice to renew its lease on or six months prior to the lease expiration, (ii) Ashley Furniture gives notice of its intention to not renew its lease or fails to give notice to renew its lease on or twelve months prior to the lease expiration, (iii) an event of default occurs under the Michaels lease or Ashley Furniture lease, (iv) Michaels or Ashley Furniture is subject to a bankruptcy or insolvency proceeding, or (v) Michaels or Ashley Furniture discontinues its normal operations at its respective leased premises.

The Sierra Commons Shopping Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 104,811 square feet anchored retail property located in Palmdale, California (the “Sierra Commons Shopping Center Property”), approximately 62 miles north of the Los Angeles, California central business district.  The Sierra Commons Shopping Center Property was built in 1994 and is situated on a 9.5-acre site. Parking is provided by 419 surface parking spaces, resulting in a parking ratio of 4.00 spaces per 1,000 square feet of rentable area.  As of September 1, 2013, the Sierra Commons Shopping Center Property was 90.2% leased to 10 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$15,750,000	93.1%	Loan payoff	$16,135,596	95.3%
Sponsor’s new cash contribution	1,175,056	6.9	Closing costs	618,577	3.7
			Upfront reserves	170,883	1.0
Total Sources	$16,925,056	100.0%	Total Uses	$16,925,056	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIERRA COMMONS SHOPPING CENTER

The following table presents certain information relating to the tenancies at the Sierra Commons Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants – Collateral
Ashley Furniture	NR/NR/NR	42,787	40.8%	$8.10	$346,575	23.1%	6/30/2020
Michaels	NR/B2/B	21,300	20.3%	$16.50	$351,450	23.4%	2/28/2017
Beverages & More	NR/Caa1/B-	10,096	9.6%	$18.47	$186,480	12.4%	5/31/2017
Jared’s Jewelry	NR/NR/NR	6,000	5.7%	$38.50	$231,000	15.4%	1/31/2027
Total Major Tenants – Collateral		80,183	76.5%	$13.91	$1,115,505	74.3%

Non-Major Tenants – Collateral		14,340	13.7%	$26.90	$385,747	25.7%

Occupied Collateral Total		94,523	90.2%	$15.88	$1,501,252	100.0%

Vacant Space		10,288	9.8%

Collateral Total		104,811	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Annual U/W Base Rent PSF and Annual U/W Base Rent include any contractual rent escalations through August 2014.

The following table presents certain information relating to the lease rollover schedule at the Sierra Commons Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	2	4,900	4.7%	4,900	4.7%	$110,160	$22.48
2015	1	1,500	1.4%	6,400	6.1%	$49,545	$33.03
2016	0	0	0.0%	6,400	6.1%	$0	$0.00
2017	2	31,396	30.0%	37,796	36.1%	$537,930	$17.13
2018	1	1,100	1.0%	38,896	37.1%	$46,200	$42.00
2019	1	2,200	2.1%	41,096	39.2%	$83,592	$38.00
2020	1	42,787	40.8%	83,883	80.0%	$346,575	$8.10
2021	0	0	0.0%	83,883	80.0%	$0	$0.00
2022	0	0	0.0%	83,883	80.0%	$0	$0.00
2023	0	0	0.0%	83,883	80.0%	$0	$0.00
Thereafter	2	10,640	10.2%	94,523	90.2%	$327,250	$30.76
Vacant	0	10,288	9.8%	104,811	100.0%	$0	$0.00
Total/Weighted Average	10	104,811	100.0%			$1,501,252	$15.88

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Sierra Commons Shopping Center Property:

Historical Occupancy(1)
6/1/2010	6/1/2011	6/1/2012	9/1/2013
100.0%	100.0%	100.0%	90.2%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIERRA COMMONS SHOPPING CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sierra Commons Shopping Center Property:

Cash Flow Analysis

	2011	2012	TTM 8/13/2013	U/W	U/W $ per SF
Base Rent	$1,379,184	$1,540,710	$1,488,376	$1,471,620	$14.04
Rent Steps	0	0	0	29,632	0.28
Grossed Up Vacant Space	0	0	0	185,184	1.77
Total Reimbursables	487,740	511,027	562,369	492,871	4.70
Less Vacancy & Credit Loss	0	0	0	(185,184)(1)	(1.77)
Effective Gross Income	$1,866,925	$2,051,738	$2,050,745	$1,994,123	$19.03

Total Operating Expenses	$558,345	$514,167	$529,215	$589,230	$5.62

Net Operating Income	$1,308,579	$1,537,571	$1,521,530	$1,404,893	$13.40
TI/LC	0	0	0	39,089	0.37
Capital Expenditures	0	0	0	50,309	0.48
Net Cash Flow	$1,308,579	$1,537,571	$1,521,530	$1,315,495	$12.55

NOI DSCR	1.25x	1.47x	1.45x	1.34x
NCF DSCR	1.25x	1.47x	1.45x	1.25x
NOI DY	8.3%	9.8%	9.7%	8.9%
NCF DY	8.3%	9.8%	9.7%	8.4%

(1)      The underwritten economic vacancy is 8.5%. The Sierra Commons Shopping Center Property was 90.2% physically occupied as of September 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 14 – AdvancePierre Distribution Center

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):		NR/NR/NR		Property Type:	Industrial
Original Principal Balance:		$14,905,000		Specific Property Type:	Warehouse
Cut-off Date Principal Balance:		$14,905,000		Location:	Enid, OK
% of Initial Pool Balance:		1.6%		Size:	246,851 SF
Loan Purpose:		Acquisition		Cut-off Date Principal Balance Per SF:	$60.38
Borrower Name:		AGNL Victuals, L.L.C.		Year Built/Renovated:	1997/NAP
Sponsor:		AG Net Lease II Corp.		Title Vesting:	Fee
Mortgage Rate:		5.400%		Property Manager:	Self-managed
Note Date:		October 16, 2013		3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Anticipated Repayment Date:		November 6, 2023		2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Maturity Date:		November 6, 2043		Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:		None		Current Occupancy (As of):	100.0% (11/1/2013)
Loan Term (Original):		120 months
Seasoning:		0 months		Underwriting and Financial Information:
Amortization Term (Original):		300 months
Loan Amortization Type:		Amortizing ARD		3rd Most Recent NOI (As of)(2):	NAV
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of)(2):	NAV
Call Protection:		L(24),GRTR 1% or YM(88),O(8)		Most Recent NOI (As of)(2):	NAV
Lockbox Type:		Hard/Springing Cash Management
Additional Debt(1):		Yes		U/W Revenues:	$1,999,493
Additional Debt Type(1):		Future Mezzanine		U/W Expenses:	$59,985
				U/W NOI:	$1,939,508
				U/W NCF:	$1,838,919
				U/W NOI DSCR :	1.78x
Escrows and Reserves:				U/W NCF DSCR:	1.69x
				U/W NOI Debt Yield:	13.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$27,100,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 24, 2013
Replacement Reserve	$0	$3,086	$1,000,000	Cut-off Date LTV Ratio:	55.0%
TI/LC	$0	Springing	$1,000,000	LTV Ratio at Maturity or ARD:	41.7%

(1)
Future mezzanine debt is permitted subject to the following conditions: (i) the combined has a loan-to-value ratio of no more than 70.0%; (ii) the combined debt service ratio is not less than 1.35x; (iii) the combined debt yield is not less than 11.0%; and (iv) the delivery of mezzanine loan documents that are reasonably acceptable to lender and acceptable to Fitch, Moody’s and DBRS.

(2)	Historical financial data is not available as the AdvancePierre Distribution Center property was acquired in a sale-leaseback transaction in December 2012.

The AdvancePierre Distribution Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 246,851 square foot warehouse and cold storage building located in Enid, Oklahoma (the “AdvancePierre Distribution Center Property”) located approximately 70 miles north of Oklahoma City, Oklahoma.  The AdvancePierre Distribution Center Property is 100% occupied by AdvancePierre Foods, Inc. on a 20-year, triple-net lease. The AdvancePierre Distribution Center Property was built in three phases with Phase I completed in 1997, Phase II completed in 2002 and Phase III completed in 2005.  There are 30 dock high doors on the east side of the building with levelers, automatic roll-up doors, air locks and safety lights.  The dock area is cooled to 35 to 40 degrees and has a 24-feet ceiling clear height while the majority of the building is freezer space that is cooled to negative seven to negative 10 degrees and has 36-feet ceiling clear heights.  The AdvancePierre Distribution Center Property has an office area that contains 5,804 square feet on the east side of the building with general office space, locker rooms and a break room.

Sources and Uses(1)

Sources			Uses
Original loan amount	$14,905,000	100.0%	Return of equity	$14,585,418	97.9%
			Closing costs	319,582	2.1
Total Sources	$14,905,000	100.0%	Total Uses	$14,905,000	100.0%

(1)	The AdvancePierre Distribution Center was purchased all cash in a sale-leaseback transaction in December 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADVANCEPIERRE DISTRIBUTION CENTER

The following table presents certain information relating to the tenancy at the AdvancePierre Distribution Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
AdvancePierre Foods, Inc.	NR/B2/B	246,851	100.0%	$9.00	$2,221,659	100.0%	12/31/2032

Occupied Collateral Total		246,851	100.0%	$9.00	$2,221,659	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the AdvancePierre Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	246,851	100.0%	246,851	100.0%	$2,221,659	$9.00
Vacant	0	0	0.0%	246,851	100.0%	$0	$0.00
Total/Weighted Average	1	246,851	100.0%			$2,221,659	$9.00

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the AdvancePierre Distribution Center Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	9/1/2013
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADVANCEPIERRE DISTRIBUTION CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the AdvancePierre Distribution Center Property:

Cash Flow Analysis(1)

	In Place	U/W	U/W $ per SF
Base Rent	$2,221,659	$2,221,659	$9.00
Grossed Up Vacant Space	0	0	0.00
Total Reimbursables	0	0	0.00
Other Income	0	0	0.00
Less Vacancy & Credit Loss	0	(222,166)(2)	(0.90)
Effective Gross Income	$2,221,659	$1,999,493	$8.10

Total Operating Expenses	$0	$59,985	$0.24

Net Operating Income	$2,221,659	$1,939,508	$7.86
TI/LC	0	63,314	0.26
Capital Expenditures	0	37,275	0.15
Net Cash Flow	$2,221,659	$1,838,919	$7.45

NOI DSCR	2.04x	1.78x
NCF DSCR	2.04x	1.69x
NOI DY	14.9%	13.0%
NCF DY	14.9%	12.3%

(1)	No historical financial information is available as the sponsor purchased the AdvancePierre Distribution Property in December 2012.
(2)	The underwritten economic vacancy is 10.0%. The AdvancePierre Distribution Center Property is currently 100.0% physically occupied as of November 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 15 – SPS Daly City II

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):	NR/NR/NR	Property Type:	Self Storage
Original Principal Balance:	$14,500,000	Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$14,500,000	Location:	Daly City, CA
% of Initial Pool Balance:	1.6%	Size:	93,605 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$154.91
Borrower Name:	Security Public Storage-Daly City II LLC	Year Built/Renovated:	2004/NAP
Sponsors(1):	Various	Title Vesting:	Fee
Mortgage Rate:	5.230%	Property Manager:	Self-managed
Note Date:	September 16, 2013	3rd Most Recent Occupancy (As of):	79.1% (12/31/2010)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	91.0% (12/31/2011)
Maturity Date:	October 1, 2023	Most Recent Occupancy (As of):	92.8% (12/31/2012)
IO Period:	24 months	Current Occupancy (As of):	96.0% (7/30/2013)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,237,165 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,361,561 (12/31/2012)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$1,441,129 (TTM 8/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$2,053,919
Additional Debt Type:	NAP	U/W Expenses:	$568,170
U/W NOI:	$1,485,749
U/W NCF:	$1,471,709
U/W NOI DSCR:	1.55x
U/W NCF DSCR:	1.54x
Escrows and Reserves:	U/W NOI Debt Yield:	10.2%
U/W NCF Debt Yield:	10.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$23,500,000
Taxes(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 8, 2013
Insurance(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	61.7%
Replacement Reserves(4)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	53.7%

(1)	The sponsor is comprised of six separate entities.
(2)
Monthly tax escrows are not required as long as the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the borrower is the sole fee simple owner of the SPS Daly City II property; and (iii) the borrower provides satisfactory evidence of timely payment of tax bills.

(3)
Monthly insurance escrows are not required as long as the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the borrower is the sole fee simple owner of the SPS Daly City II property; and (iii) the borrower provides satisfactory evidence of timely payment and renewal of insurance premiums.

(4)
Monthly replacement reserve escrows are not required as long as the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the borrower is the sole fee simple owner of the SPS Daly City II property; and (iii) the borrower maintains the SPS Daly City II property as required by the lender.

The SPS Daly City II mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 93,605 square foot self storage property located in Daly City, California (the “SPS Daly City II Property”).  The SPS Daly City II Property is approximately eight miles southwest of downtown San Francisco, inclusive of 20,075 square feet of climate controlled units and has amenities including 24 hour on site managers, security cameras, code access gates and unit door alarms.  As of July 30, 2013, the SPS Daly City II Property was 96.0% occupied.

Sources and Uses

Sources			Uses
Original loan amount	$14,500,000	100.0%	Loan payoff	$6,371,333	43.9%
			Closing costs	69,136	0.5
			Return of equity	8,059,531	55.6
Total Sources	$14,500,000	100.0%	Total Uses	$14,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SPS DALY CITY II

The following table presents historical occupancy percentages at the SPS Daly City II Property:

Historical Occupancy Percentages(1)

12/31/2010	12/31/2011	12/31/2012	7/30/2013
79.1%	91.0%	92.8%	96.0%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SPS Daly City II Property:

Cash Flow Analysis

	2011	2012	TTM 8/31/2013	U/W	U/W $ per SF
Base Rent	$1,705,994	$1,869,752	$1,954,910	$2,135,424	$22.81
Grossed Up Vacant Space	0	0	0	103,180	1.10
Other Income	46,757	52,112	52,607	52,607	0.56
Less Vacancy & Credit Loss	0	0	0	(237,292)(1)	(2.54)
Effective Gross Income	$1,752,751	$1,921,864	$2,007,517	$2,053,919	$21.94

Total Operating Expenses	$515,586	$560,303	$566,388	$568,170	$6.07

Net Operating Income	$1,237,165	$1,361,561	$1,441,129	$1,485,749	$15.87

Capital Expenditures	0	0	0	14,041	0.15
Net Cash Flow	$1,237,165	$1,361,561	$1,441,129	$1,471,709	$15.72

NOI DSCR	1.29x	1.42x	1.50x	1.55x
NCF DSCR	1.29x	1.42x	1.50x	1.54x
NOI DY	8.5%	9.4%	9.9%	10.2%
NCF DY	8.5%	9.4%	9.9%	10.1%

(1)	The underwritten economic vacancy is 10.6%. The SPS Daly City II Property was 96.0% physically occupied as of July 30, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C17	Transaction Contact Information

VI.           Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

RBS Securities Inc.		Wells Fargo Securities, LLC

Todd Jaeger - Trading	Tel. (203) 897-2900	Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

Adam Ansaldi	Tel. (203) 897-0881	A.J. Sfarra	Tel. (212) 214-5613
	Fax (203) 873-3542		Fax (212) 214-8970

Jim Barnard	Tel. (203) 897-4417	Alex Wong	Tel. (212) 214-5615
	Fax (203) 873-4310		Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.